[Execution]

SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

by and among

HUFFY CORPORATION

ROYCE UNION BICYCLE COMPANY

HUFFY SERVICE FIRST, INC.

AMERICAN SPORTS DESIGN COMPANY

HSGC, INC.,

as US Borrowers

HSGC CANADA INC.,

as Canadian Borrower

HUFFY BRANDS COMPANY

HCAC, INC.

HUFCO-DELAWARE COMPANY

HUFFY SPORTS, INC.

HUFFY RISK MANAGEMENT, INC.

MCCALLA COMPANY

CREATIVE RETAIL SERVICES, INC.

CREATIVE RETAIL SERVICES (CANADA), INC.

1489055 ONTARIO LIMITED

TOMMY ARMOUR GOLF COMPANY

LAMAR SNOWBOARDS INC.

GEN-X SPORTS, INC.

GEN-X SPORTS SARL

GEN-X SPORTS LTD.

FIRST TEAM SPORTS, INC.

HESPELER HOCKEY HOLDING, INC.

LEHIGH AVENUE PROPERTY HOLDINGS, INC.,

as Guarantors

and

CONGRESS FINANCIAL CORPORATION (CENTRAL),

as Agent

and

THE FINANCIAL INSTITUTIONS NAMED HEREIN,

as Lenders

Dated: as of September 19, 2002

TABLE OF CONTENTS

Page

INDEX TO

EXHIBITS AND SCHEDULES

Exhibit A

Form of Assignment and Acceptance

Exhibit B

Form of Compliance Certificate

Exhibit C

Form of Absolute Assignment

Schedule 1.131

US Guarantors

Schedule 6.7

Authorized Persons

Schedule 8.1

Subsidiaries

Schedule 8.2

Material Adverse Changes

Schedule 8.3

List of Locations

Schedule 8.4

Existing Liens

Schedule 8.5

Tax Audit Issues

Schedule 8.6

Pending Litigation

Schedule 8.7

Compliance with Other Agreements and Applicable Laws

Schedule 8.8

Environmental Matters

Schedule 8.9

ERISA Matters

Schedule 8.10

List of Bank Accounts

Schedule 8.11

Intellectual Property

Schedule 8.12

Pro Forma Balance Sheet and Cash Flow Projections

Schedule 8.16

Labor Disputes

Schedule 8.17

Corporate Name; Prior Transactions

Schedule 9.5

Insurance

Schedule 9.9

Existing Indebtedness

Schedule 9.10

Loans, Investments, Guarantees

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amended and Restated Loan and Security Agreement, dated as of September 19, 2002, is entered into by and among US Borrowers (as hereinafter defined), US Guarantors (as hereinafter defined), Canadian Borrower (as hereinafter defined), Canadian Guarantors (as hereinafter defined), the financial institutions from time to time parties hereto as lenders, whether by execution of this Agreement or an Assignment and Acceptance (each individually, a “Lender” and, collectively, “Lenders”), Congress Financial Corporation (Central), an Illinois corporation, in its capacity as administrative and collateral agent for Lenders (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, certain Borrowers, certain Guarantors, Lenders (other than Canadian Lender) and Agent are parties to the Amended and Restated Loan and Security Agreement, dated as of January 31, 2001, by and among them, pursuant to which Lenders have made and may make loans and provide other financial accommodations to such Borrowers;

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders amend and restate the Loan Agreement pursuant to and in accordance with the terms and conditions set forth herein; and

WHEREAS, each Lender is willing to agree (severally and not jointly) to amend and restate the Loan Agreement and to make such loans and provide such financial accommodations to Borrowers on a pro rata basis according to its Commitment (as defined below) on the terms and conditions set forth herein and Agent is willing to act as administrative and collateral agent for Lenders on the terms and conditions set forth herein and the other Financing Agreements;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other  and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1

“Accounts” shall mean, as to each Borrower, all present and future rights of such Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

1.2

“Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage.  For purposes hereof, “Reserve Percentage” shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans.  The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

1.3

“Affiliates” shall mean, with respect to a specified Person, a partnership, corporation or any other person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds twenty (20%) percent or more of any class of voting securities of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds twenty (20%) percent or more of any class of voting securities or in which such Person beneficially owns or holds twenty (20%) percent or more of the equity interests and (c) any director or officer of such Person.  For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

1.4

“Agent” shall mean Congress Financial Corporation (Central) in its capacity as administrative and collateral agent on behalf of Lenders pursuant to the terms hereof and any replacement or successor administrative and collateral agent hereunder.

1.5

“Agent Payment Account” account no. 5000000030266 of Agent at Wachovia Bank, National Association, or such other account of Agent as Agent may from time to time designate to Huffy as the Agent Payment Account for purposes of this Agreement and the other Financing Agreements.

1.6

“Applicable Margin” shall mean, at any time, as to the Interest Rate for US Prime Rate Loans, the Interest Rate for Eurodollar Rate Loans and the Interest Rate for Canadian Prime Rate Loans, the applicable percentage (on a per annum basis) set forth below if the Monthly Average Excess Availability for the immediately preceding month is at or within the amounts indicated for such percentage as of the last day of the immediately preceding month:

Excess Availability	Applicable US and Canadian Prime Rate Margin	Applicable Eurodollar Rate Margin
(a) $40,000,000 or greater	0%	1 3/4%
(b) Greater than or equal to $20,000,000 and less than $40,000,000	0%	2 1/4%
(c) less than $20,000,000.25%		2 3/4%

provided, that, the Applicable Margin shall be determined and established as of the date hereof and thereafter determined and established once each month (commencing with the month beginning October 1, 2002).

1.7

“Asset Sale” shall mean, for any Person, (a) any direct or indirect sale, lease, conveyance or other disposition (including, without limitation, by way of merger or consolidation or by exchange of assets and whether by operation of law or otherwise) made by such Person in one or series of transactions of any property or assets of such Person or any of its Subsidiaries (including, without limitation, any disposition pursuant to sale and leaseback transactions and any sale or other disposition of outstanding or newly issued shares of Capital Stock or other securities of any of the Subsidiaries of such Person or by any Subsidiary of such Person) and (b) any other sale, disposition or other realization upon any property or assets of such person or any of its Subsidiaries; except in each case for sales or other dispositions in the ordinary course of business consistent with current practices of such Person as of the date hereof.

1.8

“Assignment and Acceptance” shall mean an Assignment and Acceptance substantially in the form of Exhibit A attached hereto (with blanks appropriately completed) delivered to Agent in connection with an assignment of a Lender’s interest hereunder in accordance with the provisions of Section 13.6 hereof.

1.9

“Blocked Accounts” shall have the meaning set forth in Section 6.3 hereof.

1.10

“Borrowers” shall mean, collectively, US Borrowers and Canadian Borrower; each sometimes referred to herein individually as a “Borrower”.

1.11

“Borrowing Base” shall mean, as to each US Borrower, the US Borrowing Base as applied to it hereunder and as to Canadian Borrower, the Canadian Borrowing Base.

1.12

“Business Day” shall mean (a) in connection with any Loans or Letter of Credit Accommodations made or provided to Canadian Borrower, or other matters related exclusively to Canadian Borrower, any day (i) other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of the State of Illinois or the Province of Ontario, and (ii) on which Agent’s Chicago office, Agent’s New York City office and Bank of Montreal’s main Toronto office are open for the transaction of business and (b) in connection with any Loans or Letter of Credit Accommodations made or provided to a US Borrower or as such term is used herein except as otherwise provided in clause (a)(i) of this definition, any day (i) other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Illinois or the State of North Carolina, and (ii) on which Agent’s Chicago office, Agent’s New York City office and the Reference Bank’s Charlotte office are open for the transaction of business; provided, that, in any case (whether under clause (a) or (b) of this definition or otherwise), if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

1.13

“Business Unit Sale” shall mean an Asset Sale consisting of the sale of all or substantially all of the assets of Huffy or any division of Huffy (including the Huffy Sports Company Division of Huffy or the Huffy Bicycle Company Division of Huffy), or the sale of all or substantially all of the assets of any other Borrower or Guarantor, or any other Subsidiary of Huffy, or an Asset Sale consisting of the sale of all or substantially all of the Capital Stock of any Borrower or Guarantor, or any other Subsidiary of Huffy.

1.14

“Canadian Borrower” shall mean HSGC Canada Inc., a New Brunswick corporation, together with its successors and assigns including, without limitation, the entity which shall result from the continuation of Gen-X Sports, Inc., an Ontario corporation, into New Brunswick and the amalgamation thereof with HSGC Canada Inc., in each case as contemplated hereby, to form Gen-X Sports Canada Inc., a New Brunswick corporation.

1.15

“Canadian Borrowing Base” shall mean at any time, as to Canadian Borrower, the amount equal to:

(a)

the sum of:

(i)  eighty-five (85%) percent of the Net Amount of the Eligible Accounts of Canadian Borrower, plus

(ii)  the lesser of (A) the Inventory Loan Limit for Canadian Borrower or (B) during the months of May through and including November, sixty (60%) percent of the Value of Eligible Inventory of Canadian Borrower consisting of finished goods and during the months of December through and including April, fifty (50%) percent of the Value of Eligible Inventory of Canadian Borrower consisting of finished goods, minus

(b)

reserves to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof; minus

(c)

reserves to reflect amounts due or to become due to owners and lessors of locations of Canadian Borrower, and amounts due or to become due to any other person to whom any Collateral is consigned or who has custody, control or possession of any Collateral or is otherwise the owner or operator of any premises on which any Collateral is located and amounts due or to become due to licensors or owners of Intellectual Property used by Canadian Borrower or US Guarantor, in each case as provided in Sections 1.50(g) and 1.50(l) hereof; provided, that, (i) the reserves established pursuant to this Section shall not exceed at any time the aggregate of amounts payable to such persons for up to the next three (3) months (or Agent’s good faith estimate of such amounts) and including amounts, if any, then outstanding and unpaid by Canadian Borrower to such persons; provided, that, as to such reserves for amounts payable to Customs Brokers, the amount thereof shall be based on amounts owing in connection with Inventory and documents of title then in the control of the Customs Broker and (ii) such limitation on the amount of the reserves pursuant to this Section shall only apply so long as: (A) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (B) Canadian Borrower or Agent shall not have received notice of any default or event of default under the arrangements of Canadian Borrower with such person and (C) Agent shall have received evidence, in form and substance satisfactory to Agent, that Canadian Borrower has not granted to such person a security interest in or lien upon any assets of Canadian Borrower; minus

(d)

the Dilution Reserve; minus

(e)

all other reserves (including, without limitation, reserves with respect to Priority Payables and security interests or liens of third parties permitted hereunder or in connection with litigation) which Agent may, in good faith, deem necessary or desirable to maintain, including, without limitation, reserves for any amounts which Agent or any Lender may need to pay in the future for the account of Canadian Borrower or any Canadian Guarantor.

For purposes only of applying the Inventory Loan Limit, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations.  In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.  The amounts of Eligible Inventory shall, at Agent’s option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of the applicable Borrower or the perpetual inventory record maintained by such Canadian Borrower.

For purposes only of the initial Loans and Letter of Credit Accommodations to or for the benefit of Canadian Borrower made on the date hereof, the foregoing Canadian Borrowing Base and the applicable defined terms contained therein shall be deemed to refer, collectively, to Canadian Borrower and Gen-X Sports, Inc. and the assets of both entities.

1.16  “Canadian Companies” shall mean, collectively, Canadian Borrower and Canadian Guarantors; sometimes being referred to herein individually as a “Canadian Company”.

1.17

“Canadian Credit Facility” shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of Canadian Borrower pursuant to Sections 2.1 and 2.2 hereof.

1.18

“Canadian Dollar Equivalent” shall mean at any time (a) as to any amount denominated in Canadian Dollars, the amount thereof and (b) as to any amount denominated in US Dollars or any other currency, the equivalent amount in Canadian Dollars calculated by Agent at such time using the then applicable Exchange Rate in effect on the Business Day of determination.

1.19

“Canadian Dollar Loans” shall mean any Loans or portion thereof which denominated in Canadian Dollars.

1.20

“Canadian Dollars” and “C$” shall each mean the lawful currency of Canada.

1.21  “Canadian Guarantors” shall mean, collectively,  the following (together with their respective successors and assigns):  (a) Creative Retail Services (Canada), Inc., a New Brunswick corporation, (b) 1489055 Ontario Limited, an Ontario corporation and (c) Gen-X Sports, Inc., an Ontario corporation, and its successors and assigns, until such time as such entity is continued into New Brunswick and amalgamated into Canadian Borrower, in each case as contemplated hereby, to form Gen-X Sports Canada Inc., a New Brunswick corporation, which resulting corporation shall thereupon be Canadian Borrower, each sometimes being referred to herein individually as a “Canadian Guarantor”.

1.22

“Canadian Lender” shall mean Congress Financial Corporation (Canada), an Ontario corporation, and its successors and assigns.

1.23  “Canadian Lender Payment Account” shall mean US Dollar account no. 00002-4635-886 of Canadian Lender at Bank of Montreal for US Dollars and Canadian Dollar account no. 00002-1258-246 of Canadian Lender at Bank of Montreal for Canadian Dollars or such other account of Canadian Lender as Agent may from time to time designate to Huffy as the Canadian Lender Payment Account for purposes of this Agreement and the other Financing Agreements.

1.24

“Canadian Loan Limit” shall mean $25,000,000, subject to adjustment in accordance with Section 2.1(e) hereof.

1.25

“Canadian Pension Plan” shall mean any plan, program or arrangement (other than the Canada/Quebec Pension Plan) that is a pension plan for the purposes of any applicable pension benefits legislation or any tax laws of Canada or a Province thereof, whether or not registered under any such laws, which is maintained or contributed to by, or to which there is or may be an obligation to contribute by, any Borrower or Guarantor in respect of any Person’s employment in Canada with such Borrower or Guarantor.

1.26

“Canadian Prime Rate” shall mean, at any time, the greater of (a) the rate per annum from time to time publicly announced by Bank of Montreal as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans in Canada, whether or not such announced rate is the best rate available at such bank and (b) the rate per annum equal to the CDOR Rate in effect at such time plus one (1%) percent.

1.27

“Canadian Prime Rate Loans” shall mean any Canadian Dollar Loans or portion thereof on which interest is payable based on the Canadian Prime Rate in accordance with the terms hereof.

1.28

“Capital Expenditures” shall mean all expenditures for any fixed or capital assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one (1) year, including, but not limited to, the direct or indirect acquisition of such assets by way of increased product service charges, offset items or otherwise and shall include payments in respect of Capital Leases, provided, that, any such expenditure for an amount of less than $5,000 shall not be deemed a Capital Expenditure for purposes hereof.

1.29

“Capital Leases” shall mean, as applied to any Person, any lease of (or any agreement conveying the right to use) any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a liability on the balance sheet of such Person.

1.30

“Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations, limited liability company interests or other equivalents (however designated) of such Person’s capital stock at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

1.31

“Cash Equivalents” shall mean any of the following:  (a) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one hundred eighty (180) days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Exchange Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) investments in commercial paper, maturing not more than ninety (90) days after the date of acquisition, issued by a corporation (other than an Affiliate of any Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investor Service, Inc. or “A-1” (or higher) according to Standard & Poor’s Ratings Group, a division of McGraw Hill Companies, Inc.; and (e) investments in securities with maturities of six (6) months or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group, a division of McGraw Hill Companies, Inc. or “A” by Moody’s Investor Service, Inc.

1.32

“CDOR Rate” shall mean, on any day, the annual rate of interest which is the rate based on an average thirty (30) day rate applicable to Canadian Dollar bankers’ acceptances appearing on the “Reuters Screen CDOR Page” (as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time) as of 10:00 a.m. Toronto, Ontario time on such day; provided that if such rate does not appear on the Reuters Screen CDOR Page as contemplated, then the CDOR Rate on any day shall be the thirty (30) day rate applicable in Canadian Dollar bankers’ acceptances quoted by the Bank of Montreal as of 10:00 a.m. Toronto, Ontario time on such day.

1.33

“Celina Property” shall mean the approximately fifty (50) acres located at 410 Grand Lake Road, Celina, Ohio 45822 owned by Huffy.

1.34

“Change of Control” shall mean (a) the liquidation or dissolution of any Borrower or Guarantor or the adoption of a plan by the stockholders of any Borrower or Guarantor relating to the dissolution or liquidation of such Borrower or Guarantor; (b) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of beneficial ownership, directly or indirectly, of fifty (50%) percent or more of the voting power of the total outstanding voting stock of Huffy, except as otherwise consented to in writing by Agent and Lenders; (c) during any period of two (2) years, individuals who at the beginning of such period constituted the Board of Directors of Huffy (together with any new directors whose nomination for election was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Huffy then still in office (without giving effect to the mandatory retirement of directors from the Board of Directors of Huffy in accordance with the by-laws of Huffy as in effect on the date hereof); or (d) except as may be required by Section 4.2 hereof, the failure of (1) Huffy to own one hundred percent (100%) of the voting power of the total outstanding voting stock of each of Royce, American, Huffy Brands, Hufco-Delaware and Huffy Sports, (2) Huffy Brands to own one hundred percent (100%) of the voting power of the total outstanding voting stock of each of Huffy Service and HCAC, (3) Huffy Service to own one hundred percent (100%) of the voting power of the total voting stock of McCalla, (4) McCalla to own one hundred (100%) percent of the voting power of the total voting stock of each of Creative and Creative Canada, (5) Gen-X to own one hundred percent (100%) of the voting power of the total voting stock of each of Canadian Borrowers, Lehigh, Tommy Armour, Lamar, Sports and First Team and ninety-nine (99%) percent of the voting power of the total voting stock of Gen-X Swiss and (6) the failure of Gen-X Sports, Inc., an Ontario corporation and its successors and assigns, and First Team, respectively, to own one hundred percent (100%) of the voting power of the total voting stock of Ontario and Hespeler, in each case other than pursuant to a transfer of such outstanding voting stock to any Borrower or Guarantor consented to by Agent and other than pursuant to a sale of the voting stock of any Borrower or Guarantor consented to by Agent.

1.35

“Closing Date” shall mean September 19, 2002.

1.36

“Code” shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.37

“Collateral” shall have the meaning set forth in Section 5 hereof.

1.38

“Collateral Access Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, from any lessor of premises to any Borrower or Guarantor, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Agent in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Agent access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Agent’s rights and remedies and otherwise deal with such Collateral and in the case of any person who at any time has custody, control or possession of any bills of lading or other documents of title, agrees to hold such bills of lading or other documents as bailee for Agent and to follow all instructions of Agent with respect thereto.

1.39

“Commitment” shall mean, at any time, as to each Lender, the principal amount set forth below such Lender’s signature on the signatures pages hereto designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 13.6 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as “Commitments”.

1.40

“Congress” shall mean Congress Financial Corporation (Central), an Illinois corporation, in its individual capacity and its successors and assigns.

1.41

“Credit Facility” shall mean, collectively, the US Credit Facility and the Canadian Credit Facility.

1.42

“Currency Due” shall have the meaning set forth in Section 11.7 hereof.

1.43

“Customs Broker” shall mean the persons selected by any Borrower after written notice by such Borrower to Agent who are reasonably acceptable to Agent to perform port of entry services to process Inventory imported by such Borrower from outside the United States of America or Canada and to supply facilities, labor and materials to such Borrower in connection therewith, provided, that, as to each such person (a) Agent shall have received a Collateral Access Agreement duly authorized, executed and delivered by such person, (b) such agreement is in full force and effect and (c) such person shall be in compliance in all material respects with the terms thereof.

1.44

“Defaulting Lender” shall have the meaning set forth in Section 6.13 hereof.

1.45

“Deposit Account Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent or Canadian Lender, as applicable, the Borrower or Guarantor with a deposit account at any bank and the bank at which such deposit account is at any time maintained which provides that such bank will comply with instructions originated by Agent or Canadian Lender, as applicable, directing disposition of the funds in the deposit account without further consent by such Borrower or Guarantor and such other terms and conditions as Agent or Canadian Lender, as applicable, may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are the property of Agent or Canadian Lender, as applicable, that the bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, on a daily basis to the Agent Payment Account (in the case of the US Companies) and to the Canadian Lender Payment Account (in the case of the Canadian Companies) all funds received or deposited into the Blocked Accounts.

1.46

“Dilution” shall mean for any twelve (12) consecutive month period, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of non-cash reductions in the Accounts of any Borrower for such period and the denominator of which is the aggregate dollar amount of the sales of such Borrower for such period.

1.47

“Dilution Reserve” shall mean a reserve in amounts established by Agent to reflect that Dilution with respect to any category of Eligible Accounts of any Borrower as calculated by Agent for any period is or is reasonably anticipated to be greater than five (5%) percent.

1.48

“EBITDA” shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Net Income of such Person and its Subsidiaries for such period on a consolidated basis determined in accordance with GAAP, plus  depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest and deferred compensation) for such period (to the extent deducted in the computation of Net Income), all in accordance with GAAP, plus  the Interest Expense for such period (to the extent deducted in the computation of Net Income), plus  charges for Federal, Provincial, State, district, municipal, local and foreign income taxes.

1.49

“Eligible Accounts” shall mean, as to each US Borrower, Accounts created by such US Borrower or, in the case of Gen-X, acquired by Gen-X from Gen-X Swiss pursuant to and in accordance with Section 9.12 hereof, and as to Canadian Borrower, Accounts created by Canadian Borrower or acquired by Canadian Borrower from Gen-X Swiss pursuant to and in accordance with Section 9.12 hereof, in each case which are and continue to be acceptable to Agent based on the criteria set forth below.  In general, Accounts shall be Eligible Accounts if:

(a)

such Accounts arise from the actual and bona fide sale and delivery of goods by such Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

(b)

as to Accounts of Borrowers other than Gen-X and Canadian Borrower (and as to Gen-X and Canadian Borrower with respect to Accounts not covered by credit insurance in accordance with Section 1.49(c) below):  (i) with an original due date of sixty (60) days or more, such Accounts do not remain unpaid more than one hundred twenty (120) days past the original invoice date thereof, or (ii) with an original due date of more than thirty (30) days but less than sixty (60) days, such Accounts do not remain unpaid more than sixty (60) days after the original due date thereof, but in any event no more than one hundred twenty (120) days after the invoice date thereof, or (iii) with an original due date of thirty (30) days or less, such Accounts do not remain unpaid more than ninety (90) days after the original invoice date thereof;

(c)

as to Accounts of Gen-X and Canadian Borrower in respect of which credit insurance, in form and substance satisfactory to Agent, in favor of Agent for the benefit of Lenders, is then in full force and effect:  (i) with an original due date of sixty (60) days or more, such Accounts arising from the sale of skis or snowboards do not remain unpaid more than one hundred ninety five (195) days past the original invoice date thereof (or two hundred forty (240) days in the case of such sales to Garts Sporting Goods), and as to such Accounts not arising from the sale of skis and snowboards, one hundred eighty (180) days past the original invoice date thereof, or (ii) with an original due date of more than thirty (30) days but less than sixty (60) days, such Accounts arising from the sale of skis or snowboards do not remain unpaid more than one hundred ninety-five (195) days after the original invoice date thereof, but in any event no more than one hundred ninety-five (195) days after the invoice date thereof, and as to Accounts not arising from the sale of skis and snowboards, one hundred eighty (180) days past the original invoice date thereof, or (iii) with an original due date of thirty (30) days or less, such Accounts do not remain unpaid more than ninety (90) days after the original invoice date thereof;

(d)

such Accounts comply with the terms and conditions contained in Section 7.2(c) of this Agreement;

(e)

such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditioned or contingent;

(f)

the chief executive office or other principal office of the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Agent’s request, such Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Agent to perfect the security interests of Agent or Canadian Lender, as applicable in those Accounts of an account debtor with its chief executive office or principal place of business in Canada in accordance with the applicable laws of the Province of Canada in which such chief executive office or principal place of business is located and take or cause to be taken such other and further actions as Agent may request to enable Agent or Canadian Lender, as applicable, as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Agent’s option, if the chief executive office and principal place of business of the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either:  (i) the account debtor has delivered to such Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Agent and, in the case of any US Borrower, payable only in the United States of America and in US Dollars and, in the case of Canadian Borrower, payable only in Canada and in US Dollars, sufficient in each case to cover such Account, in form and substance satisfactory to Agent and if required by Agent, the original of such letter of credit has been delivered to Agent or Agent’s agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Agent, or (ii) such Account is subject to credit insurance payable to Agent issued by an insurer and on terms and in an amount acceptable to Agent, or (iii) such Account is otherwise acceptable in all respects to Agent (subject to such lending formula with respect thereto as Agent may determine);

(g)

the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts, except the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by such Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts;

(h)

there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

(i)

such Accounts are subject to the first priority, valid and perfected security interest of Agent (for itself and the ratable benefit of Lenders) as to Accounts of any US Borrower and first priority, valid and perfected security interest, lien and first ranking hypothec of Canadian Lender as to Accounts of Canadian Borrower, and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any claims, liens, security interests or hypothecs except those permitted in this Agreement;

(j)

neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an Affiliate of any Borrower or Guarantor (provided, that, for purposes of this clause (i), RPM and Hershey shall not be considered Affiliates of Huffy solely because a single employee, officer or director of RPM or Hershey is also a director of Huffy);

(k)

if (i) the account debtor is the United States of America or any state or local governmental entity, or any department, agency or instrumentality thereof, such Borrower or Borrowing Base Guarantor has assigned its rights to payment of such Account to Agent (if such Account is owing to US Borrower or a Borrowing Base Guarantor) or Canadian Lender (if such Account is owing to Canadian Borrower or Canadian Guarantor) pursuant to and in accordance with the Assignment of Claims Act of 1940, as amended, or pursuant to any similar state or local law, regulation or requirement or (ii) the account debtor is Her Majesty in right of Canada or any provincial or local governmental entity, or any ministry, such Borrower or Borrowing Base Guarantor has assigned its rights to payment of such Account to Agent (if such Account is owing to US Borrower or a Borrowing Base Guarantor), or Canadian Lender (if such Account is owing to Canadian Borrower or a Canadian Guarantor) pursuant to and in accordance with the Financial Administration Act, R.S.C. 185, c.F-11, as amended, or any similar applicable provincial or local law, regulation or requirement;

(l)

there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor’s financial condition;

(m

the aggregate amount of such Accounts of Borrowers other than Gen-X and Canadian Borrower owing by a single account debtor (other than Kmart, Wal-Mart, Target, Sears, Sports Authority and Toys R Us) do not constitute more than ten (10%) percent of the aggregate amount of all otherwise Eligible Accounts of such Borrowers and such Accounts of such Borrowers owing by each of Wal-Mart and Toys R Us do not, in each case, constitute more than forty-five (45%) percent of the aggregate amount of all otherwise Eligible Accounts of Borrowers and such Accounts of Borrowers owing by each of Kmart, Sears and Target do not, in each case, constitute more than forty (40%) percent of the aggregate amount of all otherwise Eligible Accounts of Borrowers and such Accounts of such Borrowers owing by Sports Authority do not constitute more than fifteen (15%) percent of the aggregate amount of all otherwise Eligible Accounts of such Borrowers (but the portion of the Accounts not in excess of the applicable percentages may be deemed Eligible Accounts);

(n

the aggregate amount of such Accounts of Gen-X and Canadian Borrower owing by a single account debtor do not constitute more than twenty (20%) percent of the aggregate amount of all otherwise Eligible Accounts of such Borrowers; provided, that, the foregoing requirement shall not apply to such Accounts which are subject to credit insurance in favor of Agent or Canadian Lender, as applicable, for the benefit of Lenders, in form and substance satisfactory to Agent and provided, further that at no time shall Accounts owing by Kmart to such Borrowers having an aggregate Value in excess of $750,000 constitute Eligible Accounts of such Borrowers.

(o

such Accounts are not evidenced by any instrument or chattel paper;

(p

such Accounts are owed by account debtors whose total indebtedness to such Borrower does not exceed the credit limit with respect to such account debtors as determined by such Borrower from time to time in the ordinary course of business, to the extent such credit limits are satisfactory to Agent (but the portion of the Accounts not in excess of such credit limit which is satisfactory to Agent may be deemed Eligible Accounts); and

(q

such Accounts are owed by account debtors deemed creditworthy at all times by Agent, as determined by Agent in good faith.

General criteria for Eligible Accounts may be established and revised from time to time by Agent in its good faith, reasonable judgment.  Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

1.50

“Eligible Inventory” shall mean, as to Huffy and Royce, Inventory of Royce and the Huffy Bicycle Company Division of Huffy consisting of finished goods held for resale in the ordinary course of the business of such Borrower and Inventory of the Huffy Sports Company Division of Huffy consisting of finished goods held for resale in the ordinary course of such Borrower and raw materials for such finished goods, as to Gen-X, Inventory of Gen-X held for resale in the ordinary course of its business and as to Canadian Borrower, Inventory of Canadian Borrower held for resale in the ordinary course of its business in each case which are acceptable to Agent based on the criteria set forth below.  In general, Eligible Inventory shall not include:

(a

work-in-process;

(b

raw materials (other than raw materials of the Huffy Sports Company Division of Huffy as provided above);

(c

components which are not part of finished goods;

(d

spare parts for equipment;

(e

packaging and shipping materials;

(f

supplies used or consumed in such Borrower’s business;

(g

Inventory at premises other than those owned and controlled by such Borrower, except

(i

any Inventory that would otherwise be deemed Eligible Inventory at locations in the United States of America or Canada which are not owned and operated by such Borrower may nevertheless be considered Eligible Inventory:  (A) as to locations which are leased by such Borrower if Agent (or Canadian Lender in the case of Canadian Borrower) shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor, except that notwithstanding that Agent or Canadian Lender, as applicable, shall not have received a Collateral Access Agreement as to a specific leased location, so long as no Event of Default exists or has occurred, any Inventory that would otherwise be Eligible Inventory at a location leased and operated by a Borrower shall be Eligible Inventory, provided, that, without limiting any other rights and remedies of Agent or Canadian Lender, as applicable, under this Agreement or under the other Financing Agreements, including rights with respect to the establishment of reserves or otherwise, Agent shall have established such reserves for purposes of calculating the Borrowing Base as Agent may determine in respect of amounts at any time payable by such Borrower to the owner and lessor of such location (subject to any applicable limitations set forth in Section 1.10 hereof) and after giving effect to such reserves, there is Excess Availability, and (B) as to locations owned and operated by a third person, if Agent shall have received a Collateral Access Agreement from such owner and operator with respect to such location, duly authorized, executed and delivered by such owner and operator (except that notwithstanding that Agent or Canadian Lender, as applicable, shall not have received a Collateral Access Agreement from such owner and operator, so long as no Event of Default exists or has occurred, any Inventory that would otherwise be Eligible Inventory shall be Eligible Inventory, provided that, without limiting any other rights and remedies of Agent or Canadian Lender, as applicable, under this Agreement or under the other Financing Agreements, including rights with respect to the establishment of reserves or otherwise, Agent shall have established such reserves for purposes of calculating the Borrowing Base as Agent may determine in respect of amounts at any time payable by such Borrower to such owner and operator of such location (subject to any applicable limitations set forth in Section 1.11 hereof) and after giving effect to such reserves, there is Excess Availability and, in addition, if required by Agent:  (1) UCC or PPSA financing statements between the owner and operator, as consignee or bailee and such Borrower, as consignor or bailor, in form and substance satisfactory to Agent, which are duly assigned to Agent and (2) a written notice to any lender to the owner and operator of the first priority security interest in such Inventory of Agent; and

(ii

any Inventory that would otherwise be Eligible Inventory located outside the United States of America or Canada which is in transit to either the premises of a Customs Broker in the United States or Canada, or premises of a Borrower in the United States of America or of Canadian Borrower in Canada, as the case may be, which are either owned and controlled by such Borrower or leased by such Borrower (but only if Agent has received a Collateral Access Agreement duly authorized, executed and delivered by such Customs Broker or the owner and lessor of such leased premises, as the case may be or Agent shall have established reserves for amounts due or to become due to such Customs Broker as provided for above and subject to any applicable limitations set forth in Section 1.10 hereof, provided, that, (A) Agent or Canadian Lender, as applicable, has a first priority perfected security interest in and lien upon, and control and possession of, all originals of documents of title with respect to such Inventory (either directly or as to one (1) such original through a Customs Broker as contemplated in Section 7.6 hereof), (B) Agent has received each of the following:  (1) a Collateral Access Agreement, duly authorized, executed and delivered by the Customs Broker handling the shipping and delivery of such Inventory (provided, that, for this purpose, if Agent has established reserves for amounts due or to become due to such Customs Broker, then an agreement from such Customs Broker that would otherwise constitute a Collateral Access Agreement except that it provides for such Customs Broker to retain an interest in any documents of title with respect to any Collateral to secure unpaid fees and charges owing to such Customs Broker shall be deemed a Collateral Access Agreement), (2) a copy of the certificate of marine cargo insurance in connection therewith in which it has been named as an additional insured and loss payee in a manner acceptable to Agent and (3) a copy of the invoice and manifest with respect thereto, and (C0 such Inventory is not subject to any Letter of Credit Accommodation;

(h

Inventory subject to a security interest or lien in favor of any person other than Agent except those permitted in this Agreement;

(i

bill and hold goods;

(j

unserviceable, obsolete or slow moving Inventory;

(k

Inventory which is not subject to the first priority, valid and perfected security interest of Agent as to Inventory of each US Borrower or first priority, valid and perfected security interest, lien and first priority hypothec of Canadian Lender as to Inventory of Canadian Borrower;

(l

Inventory which may become subject to the claims of a supplier pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada), R.S.C. 1985, c.B-3, as amended, or any applicable provincial laws granting revendication or similar rights to unpaid suppliers;

(m

Inventory which uses or to which is affixed or incorporated any Intellectual Property owned by any other Person, unless (i) such Borrower has the right to use such Intellectual Property for such purposes pursuant to a license agreement listed on Schedule 8.11 hereto, provided, that, (A) such license agreement is in full force and effect and constitutes the legal, valid, binding and enforceable obligations of the parties thereto, (B) no default or event of default exists or has occurred thereunder and is continuing, and (C) no party thereto has sent any notice of default or any notice of its intention to terminate or not renew such agreement and (ii  Agent has received an agreement from the owner and licensor of such Intellectual Property in form and substance satisfactory to Agent, providing, inter alia, for Agent or Canadian Lender, as applicable, to have the right to use such Intellectual Property to realize on the Collateral on terms and conditions acceptable to Agent, except that notwithstanding that Agent shall not have received such an agreement as to any specific Intellectual Property used by any Borrower which is affixed to or incorporated in any Inventory that would otherwise be Eligible Inventory shall be Eligible Inventory, provided, that, without limiting any other rights or remedies of Agent or Canadian Lender, as applicable, under this Agreement or under the other Financing Agreements, including rights with respect to the establishment of reserves or otherwise, Agent shall have established such reserves for purposes of calculating the Borrowing Base as Agent may determine in respect of amounts at any time payable by such Borrower to the owner and licensor of such Intellectual Property and after giving effect to such reserves, there is Excess Availability; (n  returned, damaged and/or defective Inventory; and (o) Inventory purchased or sold on consignment.  General criteria for Eligible Inventory may be established and revised from time to time by Agent in its good faith, reasonable judgment.  Any inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

1.51

“Eligible Transferee” shall mean (a) any Lender; (b) any Affiliate of a Lender; and (c  any other commercial bank, finance company, financial institution or “accredited investor” (as defined in Regulation D under the Securities Exchange Act) or, in the case of the Canadian Facility, an Affiliate thereof, in each case approved by Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected hereunder, Huffy, such approval not to be unreasonably withheld, conditioned or delayed by Huffy, and such approval to be deemed given by Huffy if no objection from Huffy is received by the assigning Lender and Agent within five (5) Business Days after notice of such proposed assignment has been provided by the assigning Lender or Agent to Huffy; provided, that, neither any Borrower, Guarantor nor any Affiliate of any Borrower or Guarantor shall qualify as an Eligible Transferee.

1.52

“Environmental Laws” shall mean all foreign, Federal, Provincial, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between any Borrower or Guarantor and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, (b  relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.  The term “Environmental Laws” includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, the Canadian Environmental Assessment Act, the Canadian Environmental Protection Act, the Environmental Assessment Act (Ontario) and the Environmental Protection Act (Ontario), (ii) applicable state or provincial counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

1.53

“Equipment” shall mean, as to each Borrower, all of such Borrower’s now owned or hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.54

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.55

“ERISA Affiliate” shall mean any person required to be aggregated with Huffy or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

1.56

“Eurodollar Rate” shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by a Borrower (or on its behalf by Huffy) and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to such Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by such Borrower (or on its behalf by Huffy).

1.57

“Eurodollar Rate Loans” shall mean any US Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

1.58

“Event of Default” shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

1.59

“Excess Availability” shall mean, as to each Borrower, the US Dollar Equivalent of the amount, as determined by Agent, calculated at any time, equal to:  (a) the Borrowing Base of such Borrower, minus (b) the sum of:  (i) the amount of all then outstanding and unpaid Obligations of such Borrower (other than pursuant to its guarantee of the Obligations of the other Borrowers), plus (ii) the aggregate amount of all trade payables and other obligations of such Borrower which are more than sixty (60) days past due as of such time.

1.60

“Exchange Rate” shall mean the prevailing spot rate of exchange of such bank as Agent may reasonably select for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York City time, on the date on which any such conversion of currency is to be made under this Agreement.

1.61

“Excluded Property” shall mean (a) the following assets of Borrowers and Guarantors as to which Agent or Canadian Lender, as applicable, is being granted a security interest and lien pursuant to the terms hereof but has not as of the date hereof necessarily taken all required actions in order to perfect its security interests and liens:  (i) motor vehicles, (ii) the Capital Stock of the existing Subsidiaries of Huffy as of the date hereof which are not incorporated in any jurisdiction in the United States of America, (iii) the Inventory and Equipment located in Switzerland, provided, that, in no event shall Inventory and Equipment having a value of more than $1,000,000 in the aggregate be located at any time in Switzerland and/or Austria, (iv) certain portable scanning equipment, personal computers, other hand-held or mobile personal equipment and related accessories and tools to the extent used by employees of Huffy Service and Creative in the ordinary course of business at customer’s locations, to the extent such locations are not in jurisdictions where a financing statement has been filed by Agent, and (b) the Celina Property and the Harrisburg Property.  The foregoing shall not be construed as a waiver of any claims or rights of Agent or any Lender with respect to any of the assets described in this definition or to limit or affect the rights of Agent to at any time take such action as Agent may require, or to require any Borrower or Guarantor to take such action, so as to preserve, protect or establish the security interest, lien, claim or other interest of Agent or any Lender in such assets (whether pursuant to Section 9.21 hereof or otherwise).

1.62

“Existing Agreement” shall mean the Amended and Restated Loan and Security Agreement, dated as of January 31, 2001, by and among Agent, Lenders (other than Canadian Lender), certain Borrowers and certain Guarantors.

1.63

“Fee Letter” shall mean the second amended and restated letter agreement, dated on or about the date hereof, by and among Borrowers, Guarantors and Agent, setting forth certain fees payable by Borrowers to Agent for the benefit of itself and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.64

“Final Maturity Date” shall mean December 31, 2004.

1.65

“Financing Agreements” shall mean, collectively, this Agreement and all notes, guarantees, security agreements, hypothecs, mortgages, deeds of trust, deeds to secure debt, deposit account control agreements, investment property control agreements, intercreditor agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.66

“Gen-X” shall mean HSGC, Inc., a Delaware corporation, together with its successors and assigns.

1.67

“Gen-X Swiss” shall mean Gen-X Sports Sarl, a Swiss limited liability company, and its successors and assigns.

1.68

“GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, if any change in generally accepted accounting principles after the date hereof affects the calculation of compliance with the financial covenants in Section 9.22 hereof, Huffy may by notice to Agent, or Agent may, by notice to Huffy require that such covenants thereafter be calculated in accordance with generally accepted accounting principles as in effect and applied by Guarantor immediately before such change in generally accepted accounting principles occurred.  If such notice is given, the financial statements delivered pursuant to Section 9.6 hereof after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

1.69

“Governmental Authority” shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

1.70

“Guarantors” shall mean collectively, US Guarantors, Canadian Guarantors and Gen-X Sports Sarl, a Swiss limited liability company; each sometimes being referred to herein individually as a “Guarantor”.

1.71

“Harrisburg Property” shall mean the approximately 16.14 acres at 1500 South Cameron Street, Harrisburg, Pennsylvania 17105 owned by HCAC and a portion of which is currently leased to True Temper Hardware Company.

1.72

“Hazardous Materials” shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons, flammable explosives, friable asbestos, urea formaldehyde insulation, radioactive materials, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents) and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

1.73

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under any of the following agreements or arrangements to the extent that the primary purpose thereof is the reduction of risk for fluctuations in interest rates or currency or commodity values relating to its customary business and not for speculative purposes:  (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values.

1.74

“Huffy” shall mean Huffy Corporation, an Ohio corporation, and its successors and assigns.

1.75

“Indebtedness” shall mean, with respect to any Person, any liability (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, indentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services, other than ordinary course compensation to employees and severance obligations to employees pursuant to and in accordance with standard forms of employment agreement in use by Borrowers and Guarantors as of the date hereof (except any such balance that constitutes an account payable to a trade supplier in the ordinary course of business of such Person in connection with obtaining goods, materials or services, to the extent such balance is not more than ninety (90) days past due); (c) all Capital Leases; (d) any contractual obligations, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make payment other than for value received; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities, contingent or otherwise, of such Person with respect to bonds, letters of credit, banker’s acceptances or similar documents or instruments issued for such Person’s account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any security interest in, or mortgage or lien upon the interest in any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; and (h) all obligations, liabilities and indebtedness of such Person (marked to market) constituting Hedging Obligations.

1.76

“Information Certificate” shall mean, collectively, the Information Certificate with respect to each Borrower and Guarantor containing information with respect to each Borrower and Guarantor, its business and assets provided by or on behalf of Borrowers to Agent in connection with the preparation of the Existing Agreement, this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.77

“Intellectual Property” shall mean, as to each Borrower, such Borrower’s now owned and hereafter arising or acquired:  patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

1.78

“Interest Expense” shall mean, for any period, as to any Person and its Subsidiaries, all of the following as determined in accordance with GAAP, total interest expense, whether paid or accrued (including the interest component of Capital Leases for such period), including, without limitation, all bank fees, commissions, discounts and other fees and charges owed with respect to letters of credit, banker’s acceptances or similar instruments, but excluding (a  amortization of discount and amortization of deferred financing fees and closing costs, (b) interest paid in property other than cash and (c) any other interest expense not payable in cash.

1.79

“Interest Period” shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as a Borrower (or Huffy on behalf of such Borrower) may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, no Borrower (and Huffy on behalf of such Borrower) may elect an Interest Period which will end after the last day of the then-current term of this Agreement.

1.80

“Interest Rate” shall mean:

(a

Subject to clauses (b) and (c) of this definition below:

(i  as to US Prime Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the US Prime Rate,

(ii  as to Canadian Prime Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Canadian Prime Rate, and

(iii  as to Eurodollar Rate Loans, a rate equal to the Applicable Margin on a per annum basis in excess of the Adjusted Eurodollar Rate (in each case, based on the Eurodollar Rate applicable for the Interest Period selected by a Borrower (or on its behalf by Huffy) as in effect three (3) Business Days after the date of receipt by Agent of the request by or on behalf of such Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to such Borrower or Huffy).

(b

Subject to clause (c) of this definition below, the Interest Rate payable by each Borrower shall be increased or decreased, as the case may be, as of the first day of each month (commencing with the month beginning October 1, 2002).

(c

Notwithstanding anything to the contrary set forth in clauses (a) and (b) above, the Applicable Margin otherwise used to calculate the Interest Rate for US Prime Rate Loans and Eurodollar Rate Loans and Canadian Prime Rate Loans shall be the highest percentage set forth in the definition of the term Applicable Margin for each category of Loans (without regard to the amount of Excess Availability) plus two (2%) percent per annum, at Agent’s option, (i) for the period (A) from and after the date of termination or non-renewal hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against a Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent, and (ii) on Loans to any Borrower at any time outstanding in excess of the Borrowing Base of such Borrower (whether or not such excess(es), arise or are made with or without Agent’s or any Lender’s knowledge or consent and whether made before or after an Event of Default).

1.81

“Inventory” shall mean, as to each Borrower, all of such Borrower’s now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by such Borrower as lessor; (b) are held by such Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by such Borrower under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

1.82

“Inventory Loan Limit” shall mean, at any time, (a) as to Huffy, the amount equal to $50,000,000 minus the amount of the Loans based on Eligible Inventory to Royce, Gen-X and Canadian Borrower then outstanding and (b) as to Royce, the amount equal to $50,000,000 minus the amount of the Loans based on Eligible Inventory to Huffy, Gen-X  and Canadian Borrower then outstanding, and (c  as to Gen-X the amount equal to $50,000,000 minus the amount of the Loans based on Eligible Inventory to Huffy, Royce and Canadian Borrower then outstanding, and (d) as to Canadian Borrower, the amount equal to $50,000,000 minus the amount of the Loans based on Eligible Inventory to Huffy, Royce and Gen-X then outstanding.

1.83

“Investment Property Control Agreement” shall mean an agreement in writing, in form and substance satisfactory to Agent, by and among Agent or Canadian Lender, as applicable, any Borrower or Guarantor (as the case may be) and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of such Borrower or Guarantor acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Agent or Canadian Lender, as applicable, that it will comply with entitlement orders originated by Agent or Canadian Lender, as applicable, with respect to such investment property, or other instructions of Agent or Canadian Lender, as applicable, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Agent or Canadian Lender, as applicable, in each case, without the further consent of such Borrower or Guarantor and including such other terms and conditions as Agent may require.

1.84

“Lenders” shall mean the financial institutions who are signatories hereto as lenders and other persons made a party to this Agreement as a Lender in accordance with Section 13.6 hereof, and their respective successors and assigns; sometimes being referred to herein individually as a “Lender”.

1.85

“Letter of Credit Accommodations” shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Agent or any Lender for the account of any Borrower or (b) with respect to which Agent on behalf of Lenders has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer; sometimes being referred to herein individually as a “Letter of Credit Accommodation.”

1.86

“Loan Limit” shall mean, as to US Borrowers, the US Loan Limit and as to Canadian Borrower, the Canadian Loan Limit.

1.87

“Loans” shall mean the loans made to or for the benefit of any Borrower by or on behalf of any Lender or by Agent for the ratable account of any Lender, on a revolving basis pursuant to the Credit Facility (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

1.88

“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, business, performance, operations or properties of Borrowers and Guarantors taken as a whole or the Huffy Bicycle Company Division of Huffy, Royce and American, taken as a whole or any other Borrower or (b) the legality, validity or enforceability of this Agreement or any of the other Financing Agreements; (c) the legality, validity, enforceability, perfection or priority of the security interests and liens of Agent or any Lender upon the Collateral or any other property which is security for the Obligations; (d) the Collateral of any Borrower (taken as a whole) or the value of the Collateral; (e) the ability of any Borrower to repay the Obligations or of any Borrower to perform its obligations under this Agreement or any of the other Financing Agreements; or (f) the ability of Agent or any Lender to enforce the Obligations or realize upon the Collateral or otherwise with respect to the rights and remedies of Agent or any Lender under this Agreement or any of the other Financing Agreements.

1.89

“Maximum Credit” shall mean $75,000,000.

1.90

“Maximum Interest Rate” shall mean the maximum non-usurious rate of interest under applicable Federal or State or Provincial law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of the Obligations.

1.91

“Merger Agreements” shall mean the Merger Plan together with any agreements, documents and instruments executed or delivered in connection therewith, as the same now exist and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.92

“Merger Plan” shall mean the Agreement and Plan of Merger, dated as of June 5, 2002, by and among Huffy, HSGC, Inc., a Delaware corporation and Gen-X, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.93

“Monthly Average Excess Availability” shall mean, at any time, the daily average of the aggregate Excess Availability of Borrowers for the immediately preceding calendar month as calculated by Agent in good faith.

1.94

“Net Available Proceeds” shall mean the aggregate cash proceeds received by any Borrower, Guarantor or other Subsidiary of Huffy from any Asset Sale,

(a

net of the direct costs incurred specifically with respect to such Asset Sale consisting of legal, accounting and investment banking fees, sales commissions, title and recording tax expenses, and

(b

net of all payments required to be made by such Borrower, Guarantor or Subsidiary, as the case may be, on any indebtedness (other than the Obligations) secured by a valid and perfected security interest on the assets subject to such Asset Sale which has priority over the Liens of Agent therein, and

(c

net of any portion of the proceeds from such Asset Sale required under the terms of such sale to be held in escrow to be used to pay liabilities of such Borrower, Guarantor or other Subsidiary, as the case may be, relating to the assets subject to such Asset Sale; provided, that, immediately upon the release of any funds from such escrow to any Borrower, Guarantor or other Subsidiary, as the case may be, such amount so released shall constitute Net Available Proceeds, and

(d

net of all Federal, State, Provincial, foreign and local taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax arrangements), provided, that, in the case of a Business Unit Sale to the extent such taxes are not payable upon the effectiveness of such Business Unit Sale if as of the date of such Business Unit Sale and after giving effect thereto, the aggregate Excess Availability Borrowers shall be less than $25,000,000, (i) an amount equal to the good faith estimate thereof of independent certified public accountants acceptable to Agent shall be set aside from the proceeds and held in escrow to be used only to pay such taxes, (ii) upon the request of Agent, at the end of any tax year or upon any Business Unit Sale, the estimate of the amount of such taxes shall be reviewed by the independent certified public accountants acceptable to Agent and the amount held in escrow adjusted to reflect the estimate established pursuant to such review, if necessary, (iii) upon the payment of such taxes (or as the Agent may agree) or any reduction in the amount of the funds held in escrow, the amount remaining in such escrow, or the amount of the reduction, as the case may be, shall constitute Net Available Proceeds and shall be applied to the Obligations and (iv  on December 31, 2004 or such later date as Agent may agree, to the extent any amounts then remain in such escrow, (A) the amounts then held in escrow shall be released, (B) the amounts then held in escrow shall constitute Net Available Proceeds and (C) such amounts shall be applied to the Obligations, and

(e

in the case of a Business Unit Sale, net of severance obligations to non-senior management employees of the Division or Borrower, Guarantor or other Subsidiary, as the case may be, whose assets or Capital Stock are subject to such Asset Sale and amounts payable to senior management employees of any Division, Borrower, Guarantor or other Subsidiary, as the case may be, upon such sale under retention agreements with such senior management employees and non-compete agreements with such senior management employees; provided, that, (i) such retention agreements shall only be entered into with the persons included on a list provided to Agent on or before the date hereof, (ii) the terms of any such retention agreement, and severance and non-compete obligations shall be substantially consistent with the terms of similar agreements, severance policies used by Huffy in connection with prior sales of business units, and

(f

net of (i) customary contingent indemnification liabilities to the purchaser in transactions of such type and (ii) premiums payable for insurance to cover liabilities retained by such Borrower, Guarantor or other Subsidiary, as the case may be, relating to the assets subject to such Business Unit Sale with respect to environmental remediation liabilities and/or product liability claims (the liabilities and premiums described in clauses (i) and (ii) above being referred to collectively as the “Contingent Liabilities”).

Net Available Proceeds shall exclude any non-cash proceeds received from any Asset Sale, but shall include such proceeds when and as converted to cash or other immediately available funds.  Any instruments issued to any Borrower, Guarantor or other Subsidiary, as the case may be, as part of the consideration for such Asset Sale shall be delivered to Agent.

1.95

“Net Amount of Eligible Accounts” shall mean, as to US Borrowers, the gross amount of Eligible Accounts of each such Borrower, and as to Canadian Borrower, the gross amount of the Eligible Accounts of such Borrower, in each case less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credit and allowances of any nature at any time issued, owing, granted, outstanding or claimed with respect thereto.

1.96

“Net Income” shall mean, with respect to any Person, for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary, one-time or non-recurring gains) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) the effect of any change in accounting principles adopted by such Person or its Subsidiaries after the date hereof shall be excluded; and (c  the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary shall be excluded.  For the purpose of this definition, net income excludes any gain (but not loss) together with any related Provision for Taxes for such gain (but not loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person and any net income realized as a result of changes in accounting principles or the application thereof to such Person.

1.97

“Net Recovery Percentage” shall mean the fraction, expressed as a percentage, (a  the numerator of which is the amount equal to the amount of the recovery in respect of the Inventory at such time on an orderly liquidation value basis as set forth in the most recent acceptable appraisal of Inventory received by Agent in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the original cost of the aggregate amount of the Inventory subject to such appraisal.

1.98

“Net Worth” shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (if any), the amount equal to the difference between:  (a) the aggregate net book value of all assets of such Person and its Subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (b) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals that would appear on a balance sheet prepared in accordance with GAAP consistently applied).

1.99

“Obligations” shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any or all of Borrowers to Agent or any Lender and/or any of their Affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Agent or any Lender.

1.100

“Obligor” shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations (including, without limitation, Guarantors), other than a Borrower.

1.101

“Other Taxes” shall mean any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any of the other Financing Agreements.

1.102

“Participant” shall mean any financial institution that acquires and holds a participation in the interest of any Lender in any of the Loans and Letter of Credit Accommodations in conformity with the provisions of Section 13.6 of this Agreement governing participations.

1.103

“Permits” shall have the meaning set forth in Section 8.7 hereof.

1.104

“Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.105

“PPSA” shall mean the Personal Property Security Act as in effect in the Province of Ontario, the Civil Code of Quebec as in effect in the Province of Quebec or any other Canadian Federal or Provincial statute pertaining to the granting, perfecting, priority or ranking of security interests, liens, hypothecs on personal property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time.  References to sections of the PPSA shall be construed to also refer to any successor sections.

1.106

“Prime Rate Loans” shall mean US Prime Rate Loans and Canadian Prime Rate Loans.

1.107

“Priority Payables” shall mean, as to any Borrower or Guarantor at any time,(a) the full amount of the liabilities of such Borrower or Guarantor at such time which (i) have a trust imposed to provide for payment or a security interest, pledge, lien or charge ranking or capable of ranking senior to or pari passu with security interests, liens or charges securing the Obligations on any of the Eligible Accounts or Eligible Inventory of such Borrower or Guarantor under Federal, Provincial, State, county, district, municipal, or local law in Canada or (ii) have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the Obligations under local or national law, regulation or directive, including, but not limited to, claims for unremitted and/or accelerated rents, taxes, wages, withholding taxes, VAT and other amounts payable to an insolvency administrator, employee withholdings or deductions and vacation pay, workers’ compensation obligations, government royalties or pension fund obligations in each case to the extent such trust, or security interest, lien or charge has been or may be imposed and (b) the amount equal to the percentage applicable to Inventory in the calculation of the Borrowing Base multiplied by the aggregate Value of the Eligible Inventory of such Borrower or Guarantor which is or may be subject to retention of title by a supplier or a right of a supplier to recover possession thereof, where such supplier’s right has priority over the security interests, liens or charges securing the Obligations, including, without limitation, Eligible Inventory subject to a right of a supplier to repossess goods pursuant to Section 81.1 of the Bankruptcy and Insolvency Act (Canada) or any applicable laws granting revendication or similar rights to unpaid suppliers or any similar laws of Canada or any other applicable jurisdiction (provided, that, to the extent such Inventory has been identified and has been excluded from Eligible Inventory, the amount owing to the supplier shall not be considered a Priority Payable).

1.108

“Pro Rata Share” shall mean as to any Lender, the fraction (expressed as a percentage) the numerator of which is such Lender’s Commitment under a Credit Facility and the denominator of which is the aggregate amount of all of the Commitments of Lenders under a Credit Facility, as adjusted from time to time in accordance with the provisions of Section 13.6 hereof; provided, that, if the Commitments have been terminated, the numerator shall be the unpaid amount of such Lender’s Loans and its interest in the Letter of Credit Accommodations and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Accommodations.

1.109

“Provision for Taxes” shall mean an amount equal to all taxes imposed on or measured by net income or capital, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

1.110

“Real Property” shall mean, as to each Borrower, all now owned and hereafter acquired real property of such Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

1.111

“Receivables” shall mean all of the following now owned or hereafter arising or acquired property of any Borrower: (1) all Accounts; (2) all amounts at any time payable to any Borrower in respect of the sale or other disposition by any Borrower of any Account or other obligation for the payment of money; (3) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (4) all payment intangibles of any Borrower and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to any Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by such Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of any Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of any Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to any Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to any Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which any Borrower is beneficiary).

1.112

“Records” shall mean, as to each Borrower, all of such Borrower’s present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of such Borrower with respect to the foregoing maintained with or by any other person).

1.113

“Reference Bank” shall mean Wachovia Bank, National Association, or such other bank as Agent may from time to time designate.

1.114

“Register” shall have the meaning set forth in Section 13.6 hereof.

1.115

“Required Lenders” shall mean, at any time, those Lenders whose Pro Rata Shares aggregate sixty-six and two-thirds (66 2/3%) percent or more of the aggregate of the Commitments of all Lenders, or if the Commitments shall have been terminated, Lenders to whom at least sixty-six and two-thirds (66 2/3%) percent of the then outstanding Obligations are owing.

1.116

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

1.117

“Share Agreement” shall mean the Share Purchase Agreement dated as of June 5, 2002, by and among Huffy, HSGC Canada Inc., a New Brunswick corporation and predecessor-in-interest to Canadian Borrower, and the shareholders of Gen-X Sports, Inc., an Ontario corporation.

1.118

“Share Purchase Agreements” shall mean the Share Agreement together with any agreements, documents and instruments executed or delivered in connection therewith, as the same now exist and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.119

“Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has reason to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, to the best of such Person’s knowledge, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

1.120

“Special Agent Advances” shall have the meaning set forth in Section 12.11 hereof.

1.121

“Subsidiary” shall mean, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one ore more Subsidiaries of such Person.

1.122

“Sussex Lease” shall mean the Lease and Development Agreement, dated May 29, 1996, between Asset Holdings Company VI, LLC and Huffy, with respect to the premises of Huffy at N53 W24700, S. Corporate Circle, Sussex, Wisconsin 53089, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.123

“Taxes” shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender, such taxes (including income taxes, franchise taxes or capital taxes) as are imposed on or measured by such Lender’s net income or capital by any jurisdiction (or any political subdivision thereof).

1.124

“US Borrowers” shall mean, collectively, the following (together with their respective successors and assigns): (a) Huffy Corporation, an Ohio corporation (“Huffy”); (b) Royce Union Bicycle Company, an Ohio corporation (“Royce”); (c) Huffy Service First, Inc., an Ohio corporation, also known as Huffy Assembly Solutions (“HSFI”); (d) American Sports Design Company, an Ohio corporation, doing business as Airborne Direct (“American”); and (e) HSGC, Inc., a Delaware corporation; each sometimes being referred to herein individually as a “US Borrower”.

1.125

“US Borrowing Base” shall mean, as to each US Borrower, at any time:

(a)

the sum of:

(i)  eighty-five (85%) percent of the Net Amount of the Eligible Accounts of such Borrower, plus

(ii)  as to Huffy, the lesser of (A) the Inventory Loan Limit for Huffy or (B) the sum of:  (1) sixty-six (66%) percent of the Value of Eligible Inventory of the Huffy Bicycle Company Division of Huffy consisting of finished goods, other than in the months of January, June, July, August, September and December of any year and sixty-two (62%) percent of the Value of Eligible Inventory of the Huffy Bicycle Company Division of Huffy consisting of finished goods at all times during the months of January, June, July, August, September and December of each year plus (2) fifty-four (54%) percent of the Value of Eligible Inventory of the Huffy Sports Company Division of Huffy consisting of finished goods and raw materials, other than during the months of January, June, July, August, September and December of any year and forty-seven (47%) percent of the Value of Eligible Inventory of the Huffy Sports Company Division of Huffy consisting of finished goods and raw materials at all times during the months of January, June, July, August, September and December of each year and

(iii)  as to Royce, the lesser of (A) the Inventory Loan Limit for Royce or (B) sixty-six (66%) percent of the Value of Eligible Inventory of Royce other than in the months of January, June, July, August, September and December of any year and sixty-two (62%) percent of the Value of Eligible Inventory of Royce consisting of finished goods at all times during the months of January, June, July, August, September and December of each year and

(iv) as to Gen-X, the lesser of (A) the Inventory Loan Limit for Gen-X or (B) (1) during the months of May through and including November, sixty (60%) percent of the Value of Eligible Inventory of Gen-X consisting of finished goods and (2) during the months of December through and including April, fifty (50%) percent of the Value of Eligible Inventory of Gen-X consisting of finished goods; minus

(b)

reserves to reflect outstanding Letter of Credit Accommodations as provided in Section 2.2 hereof; minus

(c)

reserves to reflect amounts due or to become due to owners and lessors of locations of such US Borrower, and amounts due or to become due to any other person to whom any Collateral is consigned or who has custody, control or possession of any Collateral or is otherwise the owner or operator of any premises on which any Collateral is located and amounts due or to become due to licensors or owners of Intellectual Property used by any US Borrower or US Guarantor, in each case as provided in Sections 1.50(g) and 1.50(m) hereof; provided, that, (i) the reserves established pursuant to this Section shall not exceed at any time the aggregate of amounts payable to such persons for up to the next three (3) months (or Agent’s good faith estimate of such amounts) and including amounts, if any, then outstanding and unpaid by US Borrowers to such persons; provided, that, as to such reserves for amounts payable to Customs Brokers, the amount thereof shall be based on amounts owing in connection with Inventory and documents of title then in the control of the Customs Broker and (ii) such limitation on the amount of the reserves pursuant to this Section shall only apply so long as: (A) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, (B) US Borrowers or Agent shall not have received notice of any default or event of default under the arrangements of US Borrowers with such person and (C) Agent shall have received evidence, in form and substance satisfactory to Agent, that US Borrowers have not granted to such person a security interest in or lien upon any assets of US Borrowers; minus

(d)

the Dilution Reserve; minus

(e)

all other reserves (including, without limitation, reserves with respect to security interests or liens of third parties permitted hereunder or in connection with litigation) which Agent may, in good faith, deem necessary or desirable to maintain, including, without limitation, reserves for any amounts which Agent or any Lender may need to pay in the future for the account of any US Borrower or US Guarantor.

For purposes only of applying the Inventory Loan Limit, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations.  In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.  The amounts of Eligible Inventory shall, at Agent’s option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of the applicable Borrower or the perpetual inventory record maintained by such US Borrower.

1.126

“US Companies” shall mean, collectively, US Borrowers and US Guarantors; sometimes being referred to herein individually as a “US Company”.

1.127

“US Credit Facility” shall mean the Loans and Letter of Credit Accommodations provided to or for the benefit of US Borrowers pursuant to Sections 2.1 and 2.2 hereof.

1.128

“US Dollar Equivalent” shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by Agent in good faith at such time using the Exchange Rate in effect on the Business Day of determination.

1.129

“US Dollar Loans” shall mean any Loans or portion thereof which are denominated in US Dollars.

1.130

“US Dollars”, “US$” and “$” shall each mean lawful currency of the United States of America.

1.131

“US Guarantors” shall mean, collectively, the Subsidiaries of Huffy listed and further defined on Schedule 1.131 and their respective successors and assigns; each sometimes being referred to herein individually as an “US Guarantor”.

1.132

“US Lenders” shall mean, collectively, the Lenders with Commitments with respect to the US Credit Facility; sometimes being referred to herein individually as a “US Lender”.

1.133

“US Loan Limit” shall mean, at any time, the amount equal to the Maximum Credit minus the US Dollar Equivalent of the aggregate principal amount of the then outstanding Loans and Letter of Credit Accommodations to Canadian Borrower under the Canadian Credit Facility, subject to adjustment in accordance with Section 2.1(e) hereof.

1.134

“US Prime Rate” shall mean the rate from time to time publicly announced by Wachovia Bank, National Association, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

1.135

“US Prime Rate Loans” shall mean any US Dollar Loans or portion thereof on which interest is payable based on the US Prime Rate in accordance with the terms thereof.

1.136  “Value” shall mean, with respect to Inventory of each Borrower, the lower of the US Dollar Equivalent of (a) cost computed on a first-in-first-out cost basis in accordance with the historical practices of such Borrower previously disclosed to Agent and in accordance with GAAP or (b) market value in accordance with GAAP, as determined by such Borrower in its good faith judgment so long as the final determination is acceptable to Agent.

1.137  “VAT” shall mean Value Added Tax imposed in Canada or any other jurisdiction and any equivalent tax applicable in any jurisdiction and including any goods and services tax.

SECTION 2.  CREDIT FACILITIES

2.1

Revolving Loan Facility.

(a)

Subject to and upon the terms and conditions contained herein, each US Lender severally (and not jointly) agrees to fund its Pro Rata Share of US Dollar Loans to each US Borrower from time to time in amounts requested by such Borrower (or on its behalf by Huffy), up to the amount at any time outstanding equal to the US Borrowing Base of such Borrower, subject to the limitation that the aggregate amount outstanding of such Loans shall not exceed the US Loan Limit at such time.

(b)

Subject to and upon the terms and conditions contained herein, Canadian Lender agrees to make US Dollar Loans or Canadian Dollar Loans to Canadian Borrower from time to time in amounts and denominated in the currency requested by such Borrower (or Huffy on behalf of such Borrower) up to the amount outstanding at any time equal to the lesser of: (A) the Canadian Borrowing Base at such time or (i) the Canadian Loan Limit at such time.

(c)

In the event that the aggregate principal amount of the Loans and Letter of Credit Accommodations outstanding to a Borrower exceed the Borrowing Base of such Borrower or the Loan Limit of such Borrower, or the aggregate principal amount of Loans and Letter of Credit Accommodations based on the Eligible Inventory of a Borrower exceed the Inventory Loan Limit of such Borrower, or the aggregate principal amount of Loans based on the Eligible Inventory of all Borrowers exceeds any of the applicable sublimits with respect thereto set forth above, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(d), or the aggregate amount of the Loans and Letter of Credit Accommodations made under the Canadian Facility exceed the Canadian Loan Limit or the aggregate amount of the Loans and Letter of Credit Accommodations under the US Credit Facility exceed the US Loan Limit or the aggregate amount of the Loans and Letter of Credit Accommodations exceed the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Agent or Lenders in such circumstances or on any future occasions and US Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately repay to Agent and Canadian Borrower shall, upon demand by Agent which may be made at any time or from time to time immediately repay to Canadian Lender, the entire amount of any such excess(es) for which payment is demanded.

(d)

Agent may, in good faith, from time to time, upon not less than ten (10) days prior notice to Huffy with respect to the US Credit Facility or Canadian Credit Facility, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Agent determines in good faith that the likelihood of collection of such Accounts has decreased or (ii) reduce the lending formula(s) with respect to Eligible Inventory to the extent that Agent determines in its good faith judgment that:  (A) the number of days of the turnover of the Inventory for any one hundred twenty (120) day period as determined in the good faith judgment of Agent has increased or (B) the quality or mix of the Inventory has deteriorated or (C) the advance percentage in the lending formula is more than eighty-five (85%) percent of the Net Recovery Percentage with respect to such category of Eligible Inventory as set forth in the most recent acceptable appraisal thereof received by Agent.  In determining whether to reduce the lending formula(s), Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing reserves.  The amount of any reduction in any lending formula by Agent pursuant to this Section 2.1(d) shall have a proportional relationship to the matter described herein which is the basis for such reduction in the good faith determination of Agent.  To the extent a reserve shall have been established which is sufficient to address any event, condition or matter in a manner satisfactory to Agent, in its good faith determination, Agent shall not exercise its rights under this Section 2.1(d) to reduce the lending formulas, to address such event, condition or matter.

(e)

Following three (3) Business Days written notice from Huffy to Agent requesting such adjustment, either the US Loan Limit or the Canadian Loan Limit may be increased by an amount specified in such request; provided, that (i) there is an equal US Dollar Equivalent decrease of the Loan Limit which is not requested to be increased (such that the Maximum Credit shall not be changed), (ii) after giving effect to such corresponding decrease, the outstanding Loans and Letter of Credit Accommodations with respect to the credit facility subject to such decrease shall not exceed its Loan Limit as so reduced, (iii) as of the date of any such adjustment and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, and (iv) the Commitments of the Lenders shall be adjusted accordingly.

2.2

Letter of Credit Accommodations.

(a)

Subject to and upon the terms and conditions contained herein, (i) at the request of Huffy, Agent agrees, for the ratable risk of each US Lender according to its Pro Rata Share, to provide or arrange for Letter of Credit Accommodations denominated in US Dollars for the account of such Borrower containing terms and conditions acceptable to Agent and the issuer thereof and (ii) at the request of a Canadian Borrower (or Huffy on behalf of such Borrower), Canadian Lender agrees to provide or arrange for Letter of Credit Accommodations denominated in US Dollars or Canadian Dollars, as Canadian Borrower (or Huffy on behalf of such Borrower) may specify, for the account of such Borrower containing terms and conditions acceptable to Agent (in the case of a US Borrower) or Canadian Lender (in the case of Canadian Borrower) and the issuer thereof.  Any payments made by Agent or any Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to the applicable Borrower pursuant to this Section 2.

(b)

In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, US Borrowers shall pay to Agent for the benefit of US Lenders a letter of credit fee in respect of Letter of Credit Accommodations issued for the account of a US Borrower or any US Guarantor and Canadian Borrower shall pay to Agent for the benefit of Canadian Lender a letter of credit fee in respect of Letter of Credit Accommodations issued for the account of Canadian Borrower or any Canadian Guarantor, in each case at a rate equal to one and one-half (1 1/2%) percent per annum, on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Agent may, and upon the written direction of Required Lenders shall, require US Borrowers to pay to Agent for the ratable benefit of US Lenders, and Canadian Lender may require Canadian Borrower to pay to Agent for the benefit of Canadian Lender, such letter of credit fee at a rate equal to three and one-half (3 1/2%) percent per annum on such daily outstanding balance for: (i)  the period from and after the date of termination  hereof until Agent and Lenders have received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Agent. Such letter of credit fee shall be calculated on the basis of a three hundred sixty-five (365) day year as to Letter of Credit Accommodations denominated in Canadian Dollars and a three hundred sixty (360) day year as to Letter of Credit Accommodations denominated in US Dollars, and in each case, actual days elapsed and the obligation of Borrowers to pay such fee as set forth in this Section 2.2(b) shall survive the termination or non-renewal of this Agreement.

(c)

In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Agent: (i) the Borrower requesting such Letter of Credit Accommodation (or Huffy on behalf of such Borrower) shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Agent for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Agent and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability of the Borrower requesting such Letter of Credit Accommodation, prior to giving effect to any reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage for Eligible Inventory set forth in the definition of the Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Agent estimates in good faith must be paid in connection with such Inventory upon arrival and for delivery to one of such Borrower’s locations for Eligible Inventory within the United States of America or Canada and (iv) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Eligible Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Agent and Lenders with respect thereto.  Effective on the issuance of each Letter of Credit Accommodation, a reserve shall be established in the applicable amount set forth in Section 2.2(c)(iii) above.

(d)

Except in Agent’s discretion, with the consent of all Lenders, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Agent or any Lender in connection therewith, shall not at any time exceed the US Dollar Equivalent of $50,000,000.  At any time an Event of Default exists or has occurred and is continuing, upon the request of Agent, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent, for the ratable benefit of Lenders, for the Letter of Credit Accommodations.

(e)

Borrowers shall indemnify and hold Agent and Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Agent or any Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, except for losses, claims, damages, liabilities, costs and expenses as a result of the gross negligence or wilful misconduct of Agent and Lenders as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.  Each Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed such Borrower’s agent.  Each Borrower assumes all risks for, and agrees to pay, all foreign, Federal, Provincial, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder.  Each Borrower hereby releases and holds Agent and Lenders harmless from and against any acts, waivers, errors, delays or omissions, whether caused by such Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for any losses, claims, damages, liabilities, costs and expenses suffered by such Borrower as a result of the gross negligence or willful misconduct of Agent and Lenders as determined pursuant to final, non-appealable order of a court of competent jurisdiction.  The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

(f)

In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrowers and Guarantors shall, at Agent’s request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent or Canadian Lender, as applicable, holds a security interest to deliver them to Agent and/or subject to Agent’s order, and if they shall come into such Borrower’s or Guarantor’s possession, to deliver them, upon Agent’s request, to Agent in their original form.  Borrowers and Guarantors shall also, at Agent’s request, designate Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

(g)

Each Borrower and Guarantor hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name such Borrower or Guarantor as the account party therein and to deliver to Agent all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Agent’s or Canadian Lender’s (as applicable) instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor.  Nothing contained herein shall be deemed or construed to grant any Borrower or Guarantor any right or authority to pledge the credit of Agent or any Lender in any manner.  Agent and Lenders shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Agent or any Lender unless Agent has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation.  Borrowers and Guarantors shall be bound by any reasonable interpretation made in good faith by Agent, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower or Guarantor.  Agent shall have the sole and exclusive right and authority to, and Borrowers and Guarantors shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral.  Agent may take such actions either in its own name or in any Borrower’s name or in any Guarantor’s name.

(h)

Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by such Borrower to Agent, for the ratable benefit of Lenders.  Any duties or obligations undertaken by Agent or Canadian Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Agent in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by such Borrower to Agent, for the ratable benefit of Lenders, and to apply in all respects to such Borrower.

(i)

Immediately upon the issuance or amendment of any Letter of Credit Accommodation for or on behalf of any US Borrower, each US Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

(j)

Immediately upon the issuance or amendment of any Letter of Credit Accommodation for or on behalf of Canadian Borrower, each Canadian Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Pro Rata Share of the liability with respect to such Letter of Credit Accommodation (including, without limitation, all Obligations with respect thereto).

(k)

Borrowers are irrevocably and unconditionally obligated, without presentment, demand or protest, to pay to Agent any amounts paid by an issuer of a Letter of Credit Accommodation with respect to such Letter of Credit Accommodation (whether through the borrowing of Loans in accordance with Section 2.2(a) or otherwise).  In the event that any Borrower fails to pay Agent or Canadian Lender, as applicable, on the date of any payment under a Letter of Credit Accommodation in an amount equal to the amount of such payment, the Agent (to the extent it has actual notice thereof) shall promptly notify each Lender of the unreimbursed amount of such payment and each Lender agrees, upon one (1) Business Day’s notice, to fund to the Agent the purchase of its participation in such Letter of Credit Accommodation in an amount equal to its Pro Rata Share of the unpaid amount.  The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence is absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuance of any Event of Default, the failure to satisfy any other condition set forth in Section 4 or any other event or circumstance.  If such amount is not made available by a Lender when due, Agent shall be entitled to recover such amount on demand from such Lender with interest thereon, for each day from the date such amount was due until the date such amount is paid to Agent at the interest rate then payable by Borrowers in respect of Loans that are US Prime Rate Loans as set forth in Section 3.1(a) hereof.

2.3

Commitments.  The aggregate amount of each Lender’s Pro Rata Share of the Loans and Letter of Credit Accommodations under each Credit Facility shall not exceed the amount of such Lender’s Commitment under each Credit Facility, as the same may from time to time be amended with the written acknowledgment of Agent.

2.4

Maximum Credit; Inventory Loan Limit.  Except in Agent’s discretion, with the consent of all Lenders, (a) the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit; (b) the aggregate principal amount of Loans and Letter of Credit Accommodations outstanding at any time to US Borrowers shall not exceed the lesser of the US Borrowing Base or the US Loan Limit; (c) the aggregate principal amount of Loans and Letter of Credit Accommodations outstanding at any time to Canadian Borrower shall not exceed the lesser of the Canadian Borrowing Base or the Canadian Loan Limit, (d) the aggregate amount of the Loans based on Eligible Inventory outstanding at any time (and including as such Loans for this purpose the portion of any Letter of Credit Accommodations used for the purpose of purchasing Inventory not subject to a reserve as provided in Section 2.2(c) hereof) outstanding at any time shall not exceed $50,000,000; and (e) the aggregate amount of the Loans based on Eligible Inventory consisting of raw materials outstanding at any time shall not exceed $5,000,000.

SECTION 3.  INTEREST AND FEES

3.1

Interest.

(a)

US Borrowers shall pay to Agent, for the ratable benefit of US Lenders and Canadian Borrower shall pay to Agent, for the benefit of Canadian Lender, interest on the outstanding principal amount of the Loans at the then applicable Interest Rate.  All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

(b)

Borrowers (or Huffy on behalf of a Borrower) may from time to time request Eurodollar Rate Loans or may request that US Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period.  Such request from or on behalf of a Borrower (or Huffy on behalf of Canadian Borrower) shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans.  Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Agent of such a request from or on behalf of a Borrower, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Agent and specified by Agent to a Borrower (or Huffy) from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than six (6) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans to any Borrower must be in an amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by a Borrower shall not exceed ninety (90%) percent of the lowest principal amount of the Loans to such Borrower which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Agent (but with no obligation of Agent or any Lender to make such Loans) and (vii) Agent and Lenders shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to such Lender and can be readily determined as of the date of the request for such Eurodollar Rate Loan by a Borrower.  Any request by a Borrower (or by Huffy on behalf of such Borrower) for any Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable.  Notwithstanding anything to the contrary contained herein, Agent, Lenders and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Agent, Lenders and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

(c)

Any Eurodollar Rate Loans shall automatically convert to US Prime Rate Loans in the case of US Dollar Loans or to Canadian Prime Rate Loans in the case of Canadian Dollar Loans upon the last day of the applicable Interest Period, unless Agent has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof.  Any Eurodollar Rate Loans shall, at Agent’s option, upon notice by Agent to Huffy, convert to US Prime Rate Loans in the case of US Dollar Loans or to Canadian Prime Rate Loans in the case of Canadian Dollar Loans in the event that this Agreement shall terminate or not be renewed.  US Borrowers shall pay to Agent, for the benefit of US Lenders, and Canadian Borrower shall pay to Agent, for the benefit of Canadian Lender, upon demand by Agent (or Agent may, at its option, charge any loan account of any Borrower) any amounts required to compensate any Lender, the Reference Bank or any Participant with any Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

(d)

Interest shall be payable by US Borrowers to Agent, for the account of US Lenders, and by Canadian Borrower to Agent, for the account of Canadian Lender, monthly in arrears in the currency in which such Loans are determined, not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed.  The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the US Prime Rate or Canadian Prime Rate, as applicable, effective on the first day of the month after any change in the US Prime Rate or Canadian Prime Rate, as the case may be, is announced based on the US Prime Rate or Canadian Prime Rate, as applicable, in effect on the last day of the month in which any such change occurs.

(e)

No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Financing Agreements or any Event of Default, or the exercise by Agent or any Lender of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise by Agent or any Lender of any option whatsoever contained in this Agreement or any of the other Financing Agreements, or the prepayment by any Borrower of any of the Obligations, or the occurrence of any event or contingency whatsoever, shall entitle Agent and Lenders to contract for, charge or receive, in any event, interest exceeding the Maximum Interest Rate.  In no event shall Borrowers be obligated to pay interest exceeding such Maximum Interest Rate.  All agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay a rate of interest exceeding the Maximum Interest Rate shall be without binding force or effect, at law or in equity, to the extent of the excess of interest over such Maximum Interest Rate.  In the event any interest is contracted for, charged or received in excess of the Maximum Interest Rate (“Excess”), each Borrower acknowledges and stipulates that any such contract, charge or receipt shall be the result of an accident and bona fide error, and that any Excess received by Agent or any Lender shall be applied, first, to the payment of the then outstanding and unpaid principal hereunder; second, to the payment of the other Obligations then outstanding and unpaid; and third, returned to such Borrower, it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship.  Each Borrower recognizes that, with fluctuations in the rate of interest set forth in this Section 3.1 of this Agreement and the Maximum Interest Rate, such an unintentional result could inadvertently occur.  By the execution of this Agreement, each Borrower agrees that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving of any interest in excess of the Maximum Interest Rate.  For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all interest at any time contracted for, charged or received by Agent or any Lender in connection with this Agreement or any of the other Financing Agreements shall be amortized, prorated, allocated and spread during the entire term of this Agreement in accordance with the amounts outstanding from time to time hereunder and the Maximum Interest Rate from time to time in effect in order to lawfully charge the maximum amount of interest permitted under applicable law.

(f)

For purposes of disclosure under the Interest Act (Canada), where interest is calculated pursuant thereto at a rate based upon a three hundred sixty (360) day year or three hundred sixty-five (365) day year (the “First Rate”), the rate or percentage of interest on a yearly basis is equivalent to such First Rate multiplied by the actual number of days in the year divided by three hundred sixty (360) or three hundred sixty-five (365), as applicable.

(g)

Notwithstanding the provisions of this Section 3 or any other provision of this Agreement, in no event shall the aggregate “interest” (as that term is defined in Section 347 of the Criminal Code (Canada)) with respect to any Loans by or on behalf of Canadian Lender exceed the effective annual rate of interest on the “credit advanced” (as defined therein) lawfully permitted under Section 347 of the Criminal Code (Canada).  The effective annual rate of interest for such purpose shall be determined in accordance with generally accepted actuarial practices and principles over the term of the applicable Loan by or on behalf of Canadian Lender, and in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent will be conclusive for the purposes of such determination.

(h)

A certificate of an authorized signing officer of Agent as to each rate of interest payable hereunder from time to time shall be conclusive evidence of such rate in the absence of manifest error.

(i)

For greater certainty, unless otherwise specified in this Agreement or any of the other Financing Agreements, as applicable, whenever any amount is payable under this Agreement or any of the other Financing Agreements by Borrowers as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Agreement acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the “deemed reinvestment principle” or the “effective yield method.”  As an example, when interest is calculated and payable monthly, the rate of interest payable per month is one twelfth (1/12) of the stated rate of interest per annum.

3.2

Changes in Laws and Increased Costs of Loans.

(a)

If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom any Lender borrows funds or obtains credit (a “Funding Bank”), or (ii) a Funding Bank or any Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or any Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or any Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank’s or Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to any Lender of funding or maintaining the Loans, the Letter of Credit Accommodations or its Commitment, then Borrowers and Guarantors shall from time to time upon demand by Agent pay to Agent additional amounts sufficient to indemnify Lenders against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified).  A certificate as to the amount of such increased cost shall be submitted to US Borrower by Agent and shall be conclusive, absent manifest error.

(b)

If prior to the first day of any Interest Period, (i) Agent shall have determined in good faith (which determination shall be conclusive and binding upon Borrowers and Guarantors) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Agent has received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market, Agent shall give telecopy or telephonic notice thereof to US Borrower as soon as practicable thereafter, and will also give prompt written notice to US Borrower when such conditions no longer exist.  If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans.  Until such notice has been withdrawn by Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall a Borrower (or Huffy on behalf of Canadian Borrower) have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

(c)

Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Agent or any Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (i) Agent or such shall promptly give written notice of such circumstances to Huffy (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Loans, such Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrowers and Guarantors shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

(d)

Borrowers and Guarantors shall indemnify Agent and each Lender and to hold Agent and each Lender harmless from any loss or expense which Agent or such Lender may sustain or incur as a consequence of (i) default by a Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after such Borrower (or Huffy on behalf of such Borrower) has given a notice requesting the same in accordance with the provisions of this Loan Agreement, (ii) default by a Borrower in making any prepayment of a Eurodollar Rate Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, and (iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto.  With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as determined by such Agent or such Lender) which would have accrued to Agent or such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market.  This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

3.3

Fees.  Borrowers agree to pay to Agent for the benefit of Lenders as set forth therein the fees and other amounts set forth in the Fee Letter by Borrowers and Agent in the amounts and at the times specified therein.

SECTION 4.  CONDITIONS PRECEDENT

4.1

Conditions Precedent to Loans and Letter of Credit Accommodations to Existing Borrowers. Each of the following is a condition precedent to Lenders (or Agent on behalf of Lenders) making the Loans and providing the Letter of Credit Accommodations hereunder to or for the benefit of US Borrowers other than Gen-X and Canadian Borrower, and to the making of the initial Loans and Letter of Credit Accommodations on the date hereof to or for the benefit of Gen-X and Canadian Borrower:

(a)

Agent shall have received, in form and substance satisfactory to Agent, Deposit Account Control Agreements by and among Agent, or Canadian Lender, as applicable, each Borrower and Guarantor, as the case may be and each bank where such Borrower or Guarantor has a deposit account, in each case, duly authorized, executed and delivered by such bank and Borrower or Guarantor, as the case may be;

(b)

Agent shall have received evidence, in form and substance satisfactory to Agent, that Agent has valid perfected and first priority security interests in and liens upon the Collateral of the US Companies and Canadian Lender has a valid perfected and first priority security interests in, and liens and first ranking hypothec upon, the Collateral of the Canadian Companies, subject in each case only to the security interests and liens permitted herein or in the other Financing Agreements;

(c)

Agent shall have received and reviewed lien and judgment search results for the jurisdiction of incorporation of each Borrower and Guarantor, the jurisdiction of the chief executive office of each Borrower and Guarantor and all jurisdictions in which assets of Borrowers and Guarantors are located, which search results shall be in form and substance satisfactory to Agent;

(d)

Agent shall have received originals of the shares of the stock certificates representing all of the issued and outstanding shares of the Capital Stock of each Borrower and Guarantor (other than Huffy) and owned by any Borrower or Guarantor, in each case together with stock powers duly executed in blank with respect thereto;

(e)

Agent shall have received, in form and substance reasonably satisfactory to Agent, evidence that (i) the Merger Agreements have been duly executed and delivered by and to the appropriate parties thereto, (ii) the transactions contemplated under the terms of the Merger Agreements have been consummated before or contemporaneously with the date hereof and (iii) the aggregate cash price paid in respect thereof shall not exceed $9,000,000, which amount also includes the cost of the redemption of preferred shares pursuant to and in accordance with the Merger Agreements as in effect on the date hereof (less adjustments);

(f)

Agent shall have received, in form and substance reasonably satisfactory to Agent, evidence that the certificate of merger with respect to the Merger has been filed with the  Secretary of State of the appropriate jurisdiction and the Merger is valid and effective in accordance with the terms and provisions of the Merger Agreements and the applicable corporation statute of the jurisdiction governing the Merger;

(g)

Agent shall have received, in form and substance satisfactory to Agent, all releases, terminations and such other documents as Agent may request to evidence and effectuate the termination by HSBC Bank, HSBC Bank Canada and their affiliated and related companies of their respective financing arrangements with Canadian Borrower and its affiliates or their predecessors and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Canadian Borrower and its affiliates or their predecessors, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC and PPSA termination statements for all UCC and PPSA financing statements previously filed by it or any of them or their predecessors, as secured party and Canadian Borrower or 1489055 Ontario Limited or their predecessors, as debtor and releases of security interests in intellectual property and satisfactions and discharges of any mortgages, deeds of trust or deeds to secure debt by Canadian Borrower or 1489055 Ontario Limited in favor of such existing lender or lenders, in form acceptable for recording with the appropriate Governmental Authority;

(h)

Agent shall have received evidence, in form and substance satisfactory to Agent, that (i) the Share Purchase Agreements have been duly executed and delivered by and to the appropriate parties thereto, (ii) the transactions contemplated under the terms of the Share Purchase Agreements have been consummated prior to or contemporaneously with the execution of this Agreement, (iii) Borrowers has good and marketable title to the Purchased Assets, free and clear of all liens except those permitted by Section 9.8 and (iv) the aggregate cash purchase price thereunder shall not exceed $16,000,000, inclusive of the cost of the redemption of preferred shares pursuant to and in accordance with the Share Purchase Agreements (less purchase price adjustments);

(i)

all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Agent, and Agent shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Agent may have requested in connection therewith, such documents where requested by Agent or its counsel to be certified by appropriate corporate officers or governmental authorities;

(j)

no act, condition or event shall have occurred in the assets, business or prospects of any Borrower since the date of Agent’s latest field examination which has or is reasonably likely to have a Material Adverse Effect;

(k)

Agent shall have completed a field review of the Records and such other information with respect to the Collateral as Agent may require to determine the amount of Loans available to Borrowers including, without limitation, current agings of receivables, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the Closing Date, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Agent to accurately identify and verify the Collateral, the results of which shall be reasonably satisfactory to Agent, not more than five (5) Business Days prior to the date hereof;

(l)

Agent shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Agent, and certificates of insurance policies and/or endorsements naming Agent as loss payee;

(m)

Agent shall have received, in form and substance satisfactory to Agent, the opinion letter of counsel(s) to Borrowers and Guarantors with respect to the Financing Agreements and the security interests and liens of Agent with respect to the Collateral and such other matters as Agent may request;

(n)

the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Agent, in form and substance satisfactory to Agent;

(o)

all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodations and after giving effect thereto, except to the extent that such representations and warranties expressly related solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

(p)

no law, regulation, order, judgment or decree of any Governmental Authority shall, and neither Agent nor any Lender shall have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority which (i) purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans or (B) the consummation of the transactions contemplated pursuant to the terms hereof of the Financing Agreements or (ii) has or could reasonably be expected to have a Material Adverse Effect;

(q)

In addition to the other conditions precedent to Agent and Lenders making  Loans and/or providing Letter of Credit Accommodations to Canadian Borrower, the conditions to such Loans and Letter of Credit Accommodations by or on behalf of Canadian Lender shall also include that no requirement of the Minister of National Revenue for payment pursuant to Section 224, or any successor section, of the Income Tax Act (Canada) or Section 317, or any successor section of the Excise Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any other Person in respect of Canadian Borrower or any Canadian Guarantor or otherwise issued in respect of Canadian Borrower or any Canadian Guarantor; and

(r)

no Event of Default and no act, condition or event which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodations and after giving effect thereto.

4.2

Conditions Precedent to Loans and Letter of Credit Accommodations to New Borrowers.  Each of the following is a condition precedent to Lenders (or Agent on behalf of Lenders) making the Loans and providing the Letter of Credit Accommodations hereunder to or for the benefit of Gen-X and Canadian Borrower (other than the initial Loans and Letter of Credit Accommodations made on the date hereof to or for the benefit of Gen-X and Canadian Borrower):

(a)

Each of the conditions set forth in Section 4.1 hereof shall be satisfied;

(b)

HSGC, Inc. and Gen-X Sports Inc., each a Delaware corporation, shall have been merged in accordance with Delaware law and HSGC, Inc. shall be the surviving corporation, having its chief executive office at 36 Dufflaw Road, Toronto, Ontario, Canada M6A 2W1;

(c)

Gen-X Sports, Inc., an Ontario corporation, shall have been continued into New Brunswick, amalgamated with Canadian Borrower, and have its chief executive office at 36 Dufflaw Road, Toronto, Canada M6A 2W1;

(d)

1489055 Ontario Limited, an Ontario corporation, shall have been continued into New Brunswick and changed its name to Gen-X Sports Outlet Inc.;

(e)

Gen-X Sports Canada Inc. shall directly and beneficially own one hundred (100%) percent of all of the issued and outstanding shares of Capital Stock of Gen-X Sports Outlet Inc., formerly known as 1489055 Ontario Limited;

(f)

Gen-X Sports Inc., a Delaware corporation, shall directly and beneficially own one hundred (100%) percent of all of the issued and outstanding shares of Capital Stock of Gen-X Sports Canada, Inc., a New Brunswick corporation;

(g)

as of October 15, 2002, Gen-X Sports Canada, Inc., a New Brunswick corporation, shall directly and beneficially own ninety-nine (99%) percent of all of the issued and outstanding shares of Capital Stock of Gen-X Sarl, a Swiss limited liability company.

SECTION 5.  SECURITY INTEREST

5.1

To secure payment and performance of all of its Obligations and those of each other Borrower and Guarantor, each US Company hereby grants to Agent, for itself and the ratable benefit of Lenders, and as agent for Canadian Lender, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Agent, for itself and the ratable benefit of Lenders, as security, and each Canadian Company and Gen-X Swiss, to secure payment and performance of their respective Obligations and those of each other Borrower and Guarantor which is not a US Company, hereby grants to Canadian Lender a continuing security interest in, a lien upon, and a right of setoff against, and hereby assigns to Canadian Lender all personal and real property and fixtures and interests in property and fixtures of each such Borrower and Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security to secure such Obligations at any time granted to or held or acquired by Agent or any Lender, collectively, the “Collateral”):

(a)

all Accounts;

(b)

all general intangibles, including, without limitation, all Intellectual Property;

(c)

all goods, including, without limitation, Inventory and Equipment;

(d)

all Real Property and fixtures;

(e)

all chattel paper (including all tangible and electronic chattel paper);

(f)

all instruments (including all promissory notes);

(g)

all documents;

(h)

all deposit accounts;

(i)

all letters of credit, banker’s acceptances and similar instruments and including all letter-of-credit rights;

(j)

all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lien or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(k)

all investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and all monies, credit balances, deposits and other property of each Borrower and Guarantor now or hereafter held or received by or in transit to Agent or any Lender or its Affiliates or at any other depository or other institution from or for the account of each Borrower and Guarantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(l)

all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(m)

to the extent not otherwise described above, all Receivables;

(n)

all Records; and

(o)

all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

5.2

Notwithstanding anything to the contrary contained in Section 5.1 above, the types or items of Collateral described in such Section shall not include (a) any rights or interest in any contract, lease, permit, license, charter or license agreement covering real or personal property of a Borrower, as such, if under the terms of such contract, lease, permit, license, charter or license agreement, or applicable law with respect thereto, the valid grant of a security interest or lien therein to Agent is prohibited and such prohibition has not been or is not waived or the consent of the other party to such contract, lease, permit, license, charter or license agreement has not been or is not otherwise obtained; provided, that, the foregoing exclusion shall in no way be construed (i) to apply if any such prohibition is unenforceable under Section 9-408 of the UCC or other applicable law or (ii) so as to limit, impair or otherwise affect Agent’s unconditional continuing security interests in and liens upon any rights or interests of such Borrower in or to monies due or to become due under any such contract, lease, permit, license, charter or license agreement (including any Accounts); and (b) the last day of the term of any lease or agreement to which any Canadian Company is a party therefor but upon enforcement of the security interest the applicable Canadian Company shall stand possessed of such last day in trust to assign the same to any person acquiring the term of the lease or agreement therefor.

5.3

Perfection of Security Interests.

(a)

Each Borrower and Guarantor irrevocably and unconditionally authorizes Agent (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Agent or its designee (in the case of Collateral of US Borrowers and US Guarantors) or Canadian Lender or its designee (in the case of Collateral of Canadian Borrower and Canadian Guarantors) as the secured party and such Borrower or Guarantor as debtor, as Agent may require, and including any other information with respect to such Borrower or Guarantor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction or under the PPSA as Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof.  Each Borrower and Guarantor hereby ratifies and approves all financing statements naming Agent or its designee or Canadian Lender as secured party and such Borrower or Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Agent and Canadian Lender prior to the date hereof and ratifies and confirms the authorization of Agent and Canadian Lender to file such financing statements (and amendments, if any).  Each Borrower and Guarantor hereby authorizes Agent to adopt on behalf of such Borrower and Guarantor any symbol required for authenticating any electronic filing.  In the event that the description of the collateral in any financing statement naming Agent or its designee or Canadian Lender as the secured party and any Borrower or Guarantor as debtor includes assets and properties of such Borrower or Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by such Borrower or Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral.  In no event shall any Borrower or Guarantor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Agent or its designee or Canadian Lender as secured party and such Borrower or Guarantor as debtor, prior to the indefeasible payment and satisfaction in full of all of the Obligations and the termination of the Financing Agreements.

(b)

Each Borrower and Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate.  In the event that any Borrower or Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Borrowers and Guarantors shall promptly notify Agent thereof in writing.  Promptly upon the receipt thereof by or on behalf of any Borrower or Guarantor (including by any agent or representative), such Borrower or Guarantor shall deliver, or cause to be delivered to Agent, or to Canadian Lender in the case of Canadian Borrower and Canadian Guarantors, all tangible chattel paper and instruments that such Borrower or Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Agent or Canadian Lender, as applicable, may from time to time specify, in each case except as Agent may otherwise agree.  At Agent’s option, each Borrower and Guarantor shall, or Agent may at any time on behalf of any Borrower or Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Agent or Canadian Lender, as applicable, with the following legend referring to chattel paper or instruments as applicable: “This [chattel paper][instrument] is subject to the security interest of [Congress Financial Corporation as Agent][Congress Financial Corporation (Canada)] and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party.”

(c)

In the event that any Borrower or Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any “transferable record” (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), such Borrower or Guarantor shall promptly notify Agent thereof in writing.  Promptly upon Agent’s request, such Borrower or Guarantor shall take, or cause to be taken, such actions as Agent may request to give Agent control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d)

Each Borrower and Guarantor does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate.  Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied:  (i) Agent shall have received not less than five (5) Business Days prior written notice of the intention of any Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Borrower or Guarantor is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Agent, and (iii) on or before the opening of such deposit account, such Borrower or Guarantor shall as Agent may specify either (A) deliver to Agent or to Canadian Lender, in the case of Canadian Borrower or any Canadian Guarantor, a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by such Borrower or Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Agent or Canadian Lender, in the case of Canadian Borrower or any Canadian Guarantor, to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Agent or Canadian Lender, in the case of Canadian Borrower or any Canadian Guarantor.  The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s or Guarantor’s salaried employees.

(e)

No Borrower or Guarantor owns or holds, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the applicable Information Certificate.

(i)  In the event that any Borrower or Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, such Borrower or Guarantor shall promptly endorse, assign and deliver the same to Agent, accompanied by such instruments of transfer or assignment duly executed in blank as Agent may from time to time specify.  If any securities, now or hereafter acquired by any Borrower or Guarantor are uncertificated and are issued to such Borrower or Guarantor or its nominee directly by the issuer thereof, such Borrower or Guarantor shall immediately notify Agent thereof and shall as Agent may specify, either (A) cause the issuer to agree to comply with instructions from Agent or Canadian Lender, in the case of Canadian Borrower and Canadian Guarantors as to such securities, without further consent of any Borrower or Guarantor or such nominee, or (B) arrange for Agent, or Canadian Lender, as applicable, to become the registered owner of the securities.

(ii)  Borrowers and Guarantors shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A)  Agent shall have received not less than five (5) Business Days prior written notice of the intention of such Borrower or Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Agent the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom such Borrower or Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Agent, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, such Borrower or Guarantor shall as Agent may specify either (1) execute and deliver, and cause to be executed and delivered to Agent or Canadian Lender, in the case of Canadian Borrower and Canadian Guarantors, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Borrower or Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Agent to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Agent.

(f)

Borrowers and Guarantors are not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker’s acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificates.  In the event that any Borrower or Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker’s acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, such Borrower or Guarantor shall promptly notify Agent thereof in writing.  Such Borrower or Guarantor shall immediately, as Agent may specify, either (i) deliver, or cause to be delivered to Agent or Canadian Lender, in the case of Canadian Borrower and Canadian Guarantors, with respect to any such letter of credit, banker’s acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Agent, consenting to the assignment of the proceeds of the letter of credit to Agent or Canadian Lender, in the case of Canadian Borrower and Canadian Guarantors by such Borrower or Guarantor and agreeing to make all payments thereon directly to Agent or as Agent may otherwise direct or (ii) cause Agent or Canadian Lender, in the case of Canadian Borrower and Canadian Guarantors to become, at Borrowers’ expense, the transferee beneficiary of the letter of credit, banker’s acceptance or similar instrument (as the case may be).

(g)

Borrowers and Guarantors do not have any commercial tort claims as of the date hereof, except as set forth in the Information Certificates.  In the event that any Borrower or Guarantor shall at any time after the date hereof have any commercial tort claims, such Borrower or Guarantor shall promptly notify Agent thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by such Borrower or Guarantor to Agent or to Canadian Lender in the case of Canadian Borrower or any Canadian Guarantor of a security interest in such commercial tort claim (and the proceeds thereof).  In the event that such notice does not include such grant of a security interest, the sending thereof by such Borrower or Guarantor to Agent shall be deemed to constitute such grant to Agent or to Canadian Lender in the case of Canadian Borrower or any Canadian Guarantor. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein.  Without limiting the authorization of Agent provided in Section 5.3(a) hereof or otherwise arising by the execution by such Borrower or Guarantor of this Agreement or any of the other Financing Agreements, Agent, or Canadian Lender in the case of Canadian Borrower or any Canadian Guarantor, is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Agent or to Canadian Lender in the case of Canadian Borrower or any Canadian Guarantor or its respective designee as secured party and such Borrower or Guarantor as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, each Borrower and Guarantor shall promptly upon Agent’s request, execute and deliver, or cause to be executed and delivered, to Agent such other agreements, documents and instruments as Agent may require in connection with such commercial tort claim.

(h)

Borrowers and Guarantors do not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth in the Information Certificates and except for goods located in the United States or Canada in transit to a location of a Borrower or Guarantor permitted herein in the ordinary course of business of such Borrower or Guarantor in the possession of the carrier transporting such goods.  In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificates or such carriers, Borrowers and Guarantors shall promptly notify Agent thereof in writing.  Promptly upon Agent’s request, Borrowers and Guarantors shall deliver to Agent or to Canadian Lender in the case of Canadian Borrower or any Canadian Guarantor a Collateral Access Agreement duly authorized, executed and delivered by such person and the Borrower or Guarantor that is the owner of such Collateral.

(i)

Borrowers and Guarantors shall take any other actions reasonably requested by Agent or to Canadian Lender in the case of Canadian Borrower or any Canadian Guarantor from time to time to cause the attachment, perfection and first priority of, and the ability of Agent and Canadian Lender to enforce, the security interests of Agent or Canadian Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, the PPSA or other applicable law, to the extent, if any, that any Borrower’s or Guarantor’s signature thereon is required therefor, (ii) causing Agent’s or Canadian Lender’s (in the case of Canadian Borrower or any Canadian Guarantor) name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Agent to enforce, the security interest of Agent in such Collateral, except that so long as no Default or Event of Default shall exist or have occurred and be continuing, Agent shall not exercise the rights under this clause (ii), (iii) complying with any provision of any statute, regulation or treaty of the United States or Canada as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Agent and Canadian Lender to enforce, the security interest of Agent or Canadian Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC, the PPSA or by other law, as applicable in any relevant jurisdiction.

SECTION 6.  COLLECTION AND ADMINISTRATION

6.1

Borrowers’ Loan Account.  Agent shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of any Borrower or Guarantor and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest.  All entries in the loan account(s) shall be made in accordance with Agent’s customary practices as in effect from time to time.

6.2

Statements.  Agent shall render to Huffy each month a statement setting forth the balance in each Borrower’s loan account(s) maintained by Agent for such Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses.  Each such statement shall be subject to subsequent adjustment by Agent but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and Guarantors and conclusively binding upon Borrowers and Guarantors as an account stated except to the extent that Agent receives a written notice from Huffy of any specific exceptions of Huffy thereto within thirty (30) days after the date such statement has been mailed by Agent.  Until such time as Agent shall have rendered to Huffy a written statement as provided above, the balance in each Borrower’s loan account(s) shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrowers and Guarantors.

6.3

Collection of Accounts.

(a)

Borrowers and Guarantors shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, “Blocked Accounts”), as Agent may specify, with such banks as are acceptable to Agent into which Borrowers and Guarantors shall promptly deposit and direct their respective account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner.  Borrowers and Guarantors shall deliver, or cause to be delivered, to Agent a Deposit Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time hereafter, at Agent’s option, Agent (or in the case of deposit accounts maintained in Canada, Canadian Lender) may become the bank’s customer with respect to any of the Blocked Accounts and promptly upon Agent’s request, Borrowers and Guarantors shall execute and deliver such agreements and documents as Agent may require in connection therewith. The amounts received in the lockbox of US Borrowers and US Guarantors shall be deposited in a single Blocked Account held in the name of Huffy.  The amounts received in the lockbox of Canadian Borrower and Canadian Guarantors shall be deposited in a single Blocked Account held in the name of Canadian Borrower.

(b)  The Deposit Account Control Agreements with the depository banks at which the Blocked Accounts of US Borrowers and US Guarantors are maintained shall provide that the items received for deposit therein, or the funds from time to time on deposit therein will be transferred, upon written notice from Agent, to the Agent Payment Account (with a copy to Huffy). The Deposit Account Control Agreements with the depository banks at which the Blocked Accounts of the Canadian Companies are maintained shall provide that the items received for deposit therein, or the funds from time to time on deposit therein will be transferred, upon written notice from Agent, to the Canadian Lender Payment Account (with a copy to Huffy). Until such time as Agent shall notify any depository bank otherwise, a depository bank at which any Blocked Accounts are maintained shall transfer the funds on deposit in the Blocked Accounts to such operating bank account of the applicable Borrower as Huffy shall specify in writing to Agent.  Agent will only instruct the depository banks at which the Blocked Accounts are maintained to transfer all funds received or deposited into the Blocked Accounts to the Agent Payment Account (in the case of US Companies) or to the Canadian Lender Payment Account (in the case of the Canadian Companies) at any time that either: (i) an Event of Default shall exist or have occurred and be continuing, or (ii) the aggregate amount of the Excess Availability of Borrower shall be less than:  (A) $20,000,000 at any time that Inventory of Gen-X Swiss is not included hereunder by Agent as Eligible Inventory and $25,000,000 in the event it is so included, other than during the period from December 1, 2002 through and including February 28, 2003 (the “Winter Period”), or (B) less than $8,000,000 during the Winter Period or (C) the EBITDA of Huffy for any month during the Winter Period shall at any time be less than eighty (80%) percent (or if the projected EBITDA is a negative number, one hundred twenty-five (125%) percent) of the projected EBITDA of Huffy for such month as specified by Huffy in a profit plan to be provided by Huffy to Agent not later than November 15, 2002 and which shall be in form and substance satisfactory to Agent in its sole discretion.  In the event that at any time after Agent has instructed such depository banks to transfer such funds to the Agent Payment Account or the Canadian Lender Payment Account (as the case may be), each of the conditions set forth in clauses (i) and (ii) above do not exist or have not occurred and are not continuing for a period of not less than thirty (30) consecutive days, upon Huffy’s written request, Agent shall instruct such depository banks to transfer the funds on deposit in such accounts to such operating bank account of the applicable Borrower as Huffy may specify in writing to Agent until such time as Agent is entitled to notify and shall notify the depository bank otherwise as provided above. Each Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Agent or any Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Agent and Lenders in respect of the Obligations and therefore shall constitute the property of Agent and Lenders to the extent of the then outstanding Obligations.

(c)

For purposes of calculating the amount of the Loans available to each Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Agent of immediately available funds in the Agent Payment Account (in the case of the US Companies) or the Canadian Lender Payment Account (in the case of the Canadian Companies) provided such payments and notice thereof are received in accordance with Agent’s usual and customary practices as in effect from time to time and within sufficient time to credit such Borrower’s loan account on such day, and if not, then on the next Business Day.

(d)

Each Borrower and its respective shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Agent, receive, as the property of Agent, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Agent.  In no event shall the same be commingled with any Borrower’s own funds.  Borrowers agree to reimburse Agent on demand for any amounts owed or paid to any bank at which a Blocked Account or any other deposit account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Agent’s payments to or indemnification of such bank or person.  The obligations of Borrowers to reimburse Agent for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

6.4

Payments.

(a)

All Obligations of US Borrowers and US Guarantors shall be payable to the Agent Payment Account and all Obligations of Canadian Borrower and Canadian Guarantors shall be payable to the Canadian Lender Payment Account as provided in Section 6.3 or such other place as Agent may designate from time to time.  Subject to Section 6.4(b) below, Agent and Lenders may apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Agent determines, provided, that, so long as no Event of Default shall exist or have occurred and be continuing, (i) all such payments shall be applied to Obligations which are then due and payable before being applied to pay any Obligations which are not then due and payable, and (ii) all such payments to be applied to Loans shall be applied to Prime Rate Loans before being applied to Eurodollar Rate Loans.  Payments and collections received in any currency other than the currency in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of Agent.  Huffy will be promptly notified by Agent in the event that any non-dollar denominated payment or collection is not immediately so accepted or applied. At Agent’s option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of any Borrower.  If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Agent and such Lender.  Each Borrower shall be liable to pay to Agent and Lenders, and does hereby indemnify and hold Agent or such Lenders harmless for the amount of any payments or proceeds surrendered or returned.  This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Agent or any Lender in reliance upon such payment or proceeds.  This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

(b)

Except as otherwise provided with respect to Defaulting Lenders, aggregate principal payments and interest payments shall be apportioned ratably among the Lenders (according to their applicable Pro Rata Shares) and payments of the fees (other than fees designated for Agent’s sole and separate account and fees otherwise payable in accordance with the Fee Letter) shall, as applicable, be apportioned ratably among the Lenders.  Agent shall apply payments received or collected from any Borrower or Guarantor or for the account of any Borrower or Guarantor (including the monetary proceeds of collections or of realization upon any Collateral) as follows:  first, to pay any fees, indemnities or expense reimbursements then due to Agent or any Lender from any Borrower; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; and fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Agent determines.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by Huffy, or unless an Event of Default shall exist or have occurred and be continuing, Agent and Lenders shall not apply any payments which it receives to any Eurodollar Rate Loans, except on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or in the event that there are no outstanding Prime Rate Loans.

(c)

Notwithstanding anything to the contrary contained in this Agreement, (i)  all payments by or on behalf of a Canadian Company shall be applied to pay Obligations of Canadian Borrower, (ii) all payments by or on behalf of a US Company shall be applied to pay Obligations of US Borrowers, (iii) all payments in respect of the Obligations of a Canadian Company shall be applied first to Obligations denominated in the same currency as the payments received, provided that, (A) payments and collections received in any currency other than the currency in which any outstanding Obligations are denominated will be accepted and/or applied at the discretion of Agent, (B) in the event that Agent elects to accept and apply such amounts when there are no Obligations (other than Letter of Credit Accommodations or other contingent Obligations) then outstanding in the same currency, Agent may, at its option (but is not obligated to), convert such currency received to the currency in which the Obligations are denominated at the Exchange Rate on such date (regardless of whether such rate is the best available rate) and (C) in such event,  Borrowers shall pay the costs of such conversion (or Agent may, at its option, charge such costs to the loan account of any Borrower maintained by Agent) and (iv) to the extent any Borrower or Guarantor, directly or indirectly, uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the Obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which such Borrower acquired such rights in or the use of such Collateral.

6.5

Mandatory Prepayments.

(a)

In the event that the aggregate amount of the Loans and the Letter of Credit Accommodations made or provided to any Borrower outstanding at any time shall exceed the Borrowing Base of such Borrower, or the aggregate amount of the outstanding Letter of Credit Accommodations exceed the sublimit for Letter of Credit Accommodations set forth in Section 2.2(d), or the aggregate amount of Loans made or provided to any Borrower at any time with respect to Eligible Inventory shall exceed the applicable Inventory Loan Limit, or the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall exceed the Maximum Credit or the aggregate amount of the Loans and Letter of Credit Accommodations made under the Canadian Credit Facility, exceed the Canadian Loan Limit or the aggregate amount of the Loans and Letter of Credit Accommodations under the US Credit Facility, exceed the US Loan Limit, such event shall not limit, waive or otherwise affect any rights of Agent and Lenders in that circumstance or on any future occasions and Borrowers shall, upon demand by Agent, which may be made at any time or from time to time, immediately pay to Agent, for the ratable benefit of Lenders, the entire amount of any such excess(es) for which payment is demanded or provide cash collateral up to such amount as may be required by Agent.

(b)

On each date when any reduction to the lending formula with respect to Eligible Inventory set forth in the definition of the Borrowing Base becomes effective, regardless of the amounts of Eligible Inventory, Borrowers shall absolutely and unconditionally, automatically and without demand, pay to Agent, for the ratable benefit of Lenders, in respect of the Loans an amount equal to the excess, if any, of the aggregate unpaid principal amount of the Loans with respect to Eligible Inventory over the amount of the Borrowing Base calculated using the applicable percentage with respect to Eligible Inventory as so reduced.

(c)

Without limiting the obligations of Borrowers or Guarantors to obtain the consent of Agent and Lenders to any Asset Sale, or any right of Agent and Lenders to receive any payments hereunder, upon the date of the transfer of any interest in any assets or properties of any Borrower, Guarantor or other subsidiary of Huffy pursuant to a Business Unit Sale, Borrowers and Guarantors shall absolutely and unconditionally, automatically and without demand, pay to Agent, for the ratable benefit of Lenders, an amount equal to the sum of:  (i) all expenses of Agent and any Lender related to such sale, including all expenses, liabilities and advances incurred or made by Agent or any Lender in connection therewith (including attorneys’ fees and legal expenses), plus (ii) the amount equal to the greater of the Loans and Letter of Credit Accommodations based on the assets subject to such Asset Sale or the Borrowing Base of the Borrower whose assets or Capital Stock is subject to such Asset Sale or if the assets or Capital Stock subject to such Asset Sale are not assets or Capital Stock of a Borrower, then the amount of the payment shall be up to an amount equal to the Collateral of such Guarantor or other Subsidiary.  Borrowers and Guarantors shall cause the proceeds from any such Asset Sale in the amount of the prepayment required hereunder to be paid by the purchaser pursuant to such Asset Sale directly to Agent for application to the Obligations in accordance with the terms hereof.

(d)

The Net Available Proceeds of any Business Unit Sale shall be applied as follows:

(i)

first, to the payment in full of the expenses of such sale of Agent or any Lender, including all expenses, liabilities and advances incurred or made by Agent or such Lender in connection therewith (including reasonable attorneys’ fees and legal expenses); and

(ii)

second, to the payment of the Obligations in whatever manner and order Agent chooses in accordance with the provisions of this Agreement and applicable law (or to be held as cash collateral in respect of the Obligations constituting contingent obligations of Debtors) up to an amount equal to the greater of (1) the Borrowing Base of the Division or Borrower whose assets or Capital Stock is subject to such Asset Sale or (2) the amount of the Obligations owing by such Borrower (and including for this purpose any Division of any Borrower); provided, that, if the Person whose assets or Capital Stock are sold shall not be a Borrower, then the amount of the payment to be applied to the Obligations shall be up to an amount equal to the Collateral of such Person.

(e)

Nothing contained in this Section 6.5 shall be construed as a consent to any Asset Sale or waiver of any conditions to or limitations on any Asset Sale set forth herein or in any of the other Financing Agreements.

6.6

Taxes.

(a)

Any and all payments by or on behalf of any Borrower or Guarantor hereunder and under any other Financing Agreement shall be made, in accordance with Section 6.4, free and clear of and without deduction for any and all Taxes, excluding (i) income taxes imposed on the net income of any Lender (or any transferee or assignee of such Lender, including any Participant, any such transferee or assignee being referred to as a “Transferee”) and (ii) franchise or similar taxes imposed on or determined by reference to the net income of any Lender (or Transferee), in each case by the United States of America or by the jurisdiction under the laws of which such Lender (or Transferee) (A) is organized or any political subdivision thereof or (B) has its applicable lending office located.  In addition, Borrowers agree to pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(b)

If any Borrower or Guarantor shall be required by law to deduct or withhold in respect of any Taxes or Other Taxes from or in respect of any sum payable hereunder to Agent or any Lender, then:

(i)

the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender (or Agent on behalf of such Lender) receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)

such Borrower or Guarantor shall make such deductions and withholdings;

(iii)

such Borrower or Guarantor shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv)

to the extent not paid to Agent and Lenders pursuant to clause (i) above, such Borrower or Guarantor shall also pay to Agent or any Lender, at the time interest is paid, all additional amounts which Agent or any Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

(c)

Within thirty (30) days after the date of any payment by any Borrower or Guarantor of Taxes or Other Taxes, upon Agent’s request, such Borrower or Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment reasonably satisfactory to Agent.

(d)

Borrowers and Guarantors (i) which are US Companies will indemnify Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by Agent or such Lender (or Transferee, as the case may be) in respect of US Companies and (ii) which are not US Companies will indemnify Agent and each Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by Agent or such Lender (or Transferee, as the case may be) in respect of Borrowers and Guarantors which are not US Companies.  If Agent or such Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes for which Lender (or Transferee) has received payment from any Borrower or Guarantor hereunder, so long as no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, Agent or such Lender (as the case may be) shall credit to the loan account of Borrowers the amount of such refund plus any interest received (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers or Guarantors under this Section 6.6 with respect to the Taxes or Other Taxes giving rise to such refund).  If a Lender (or any Transferee) claims a tax credit in respect of any Taxes for which it has been indemnified by Borrowers or Guarantors pursuant to this Section 6.6, such Lender will apply the amount of the actual dollar benefit received by such Lender as a result thereof, as reasonably calculated by Lender and net of all expenses related thereto, to the Loans.  If Taxes or Other Taxes were not correctly or legally asserted, Agent or such Lender shall, upon Huffy’s request and at Borrowers’ expense, provide such documents to Huffy in form and substance satisfactory to Agent, as Huffy may reasonably request, to enable Borrowers to contest such Taxes or Other Taxes pursuant to appropriate proceedings then available to such Borrower (so long as providing such documents shall not, in the good faith determination of Agent, have a reasonable likelihood of resulting in any liability of Agent or any Lender).

(e)

In the event any Transferee of US Lender is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a “Non-U.S. Lender”) such Non-U.S. Lender shall deliver to Huffy two (2) copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten (10%) percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of any Borrower or Guarantor and is not a controlled foreign corporation related to any Borrower or Guarantor (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from U.S. Federal withholding tax on payments by Borrowers or Guarantors under this Agreement and the other Financing Agreements.  Such forms shall be delivered by any Transferee that is a Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a Participant, on or before the date such Participant becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a “New Lending Office”).  In addition, a Non-U.S. Lender shall upon written notice from Huffy promptly deliver such new forms as are required by the Code or the regulations issued thereunder to claim exemption from, or reduction in the rate of, U.S. Federal withholding tax upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender.  Notwithstanding any other provision of this Section 6.5(e), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 6.5(e) that such Non-U.S. Lender is not legally able to deliver.

(f)

Borrowers and Guarantors shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to subsections (a) or (d) above to the extent that the (i) the obligation to withhold amounts with respect to United States Federal withholding tax was applicable on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a Participant, on the date such Participant became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, that, this subsection (f) shall not apply (A) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of Borrowers or Guarantors and (B) to the extent the indemnity payment or additional amounts any Transferee, acting through a New Lending Office, would be entitled to receive (without regard to this subsection (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of subsection (e) above.

6.7

Authorization to Make Loans.

(a)  Agent is authorized to make the Loans and provide the Letter of Credit Accommodations, for the account and risk of Lenders, based upon telephonic or other instructions received from anyone purporting to be any of the persons listed on Schedule 6.7 hereto or such other persons as any Borrower or Guarantor may at any time and from time to time designate in writing to Agent or any Lender to be authorized to request Loans or Letter of Credit Accommodations or, at the discretion of Agent, or any Lender, if such Loans are necessary to satisfy any Obligations.  All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day and, as to Loans, may be the same day as the date the request for such Loan is deemed to be received by Agent pursuant to the terms hereof) and the amount of the requested Loan.  Requests received after 11:00 a.m. Chicago time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day.  All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, any Borrower or Guarantor when deposited to the credit of any Borrower or Guarantor or otherwise disbursed or established in accordance with the instructions of any Borrower (or Huffy on behalf of such Borrower) or in accordance with the terms and conditions of this Agreement.

(b)  All Loans provided to or for the benefit of a US Borrower shall be in or denominated in US Dollars and shall be disbursed only to bank accounts in the United States of America and all Loans provided to Canadian Borrower shall be in or denominated in either Canadian Dollars or US Dollars as Huffy or Canadian Borrower may specify, except as Canadian Lender may otherwise specifically agree in writing, and shall be disbursed only to bank accounts in Canada.  Set forth on Schedule 8.10 to the Information Certificates are the bank accounts of each Borrower used by such Borrower for making payments of its Indebtedness and other obligations to which, as of the date hereof, proceeds of Loans may be disbursed.

6.8

Appointment of Agent for Requesting Loans and Receipts of Loans and Statements.

(a)

Each Borrower hereby irrevocably appoints and constitutes Huffy as its agent to request and receive Loans and Letter of Credit Accommodations pursuant to this Agreement and the other Financing Agreements from Agent or any Lender in the name or on behalf of such Borrower.  Subject to the terms and conditions contained herein, Agent or Lenders may disburse the Loans to such bank account of a Borrower or otherwise make such Loans to a Borrower and provide such Letter of Credit Accommodations to a Borrower as Huffy may designate or direct, without notice to any other Borrower or Obligor.

(b)

Huffy hereby accepts the appointment by Borrowers to act as the agent of Borrowers pursuant to this Section 6.8.  Huffy shall ensure that the disbursement of any Loans to each Borrower requested by or paid to Huffy, or the issuance of any Letter of Credit Accommodations for a Borrower hereunder, shall be paid to or for the account of such Borrower.

(c)

Each Borrower hereby irrevocably appoints and constitutes Huffy as agent to receive statements on account and all other notices from Agent or any Lender with respect to the Obligations or otherwise under or in connection with this Agreement and the other Financing Agreements.

(d)

No purported termination of the appointment of Huffy as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to Agent.

6.9

Use of Proceeds. Borrowers shall use the proceeds of the Loans made or Letter of Credit Accommodations provided by or on behalf of any Lender to Borrowers pursuant to the provisions hereof only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof.  None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

6.10

Pro Rata Treatment.  Except to the extent otherwise provided in this Agreement:  (a) the making and conversion of Loans shall be made among the Lenders based on their respective Pro Rata Shares as to the Loans and (b) each payment on account of any Obligations to or for the account of one or more of Lenders in respect of any Obligations due on a particular day shall be allocated among the Lenders entitled to such payments based on their respective Pro Rata Shares and shall be distributed accordingly.

6.11

Sharing of Payments, Etc.

(a)

Each Borrower and Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim any Agent or Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as among Agent and Lenders, to the provisions of Section 12.3(b) hereof), to offset balances held by it for the account of any Borrower or Guarantor at any of its offices, in dollars or in any other currency, against any principal of or interest on any Loans owed to such Lender or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to a Borrower), in which case it shall promptly notify Huffy and Agent thereof; provided, that, such Lender’s failure to give such notice shall not affect the validity thereof.

(b)

If any Lender (including Agent) shall obtain from any Borrower or Guarantor payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Financing Agreement through the exercise of any right of setoff, banker’s lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received more than its Pro Rata Share of the principal of the Loans or more than its share of such other amounts then due hereunder or thereunder by any Borrower to such Lender than the percentage thereof received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in the Loans or such other amounts, respectively, owing to such other Lenders (or such interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) in accordance with their respective Pro Rata Shares or as otherwise agreed by Lenders.  To such end all Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c)

Each Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with this Section, all rights of setoff, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d)

Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other Indebtedness or obligation of any Borrower.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

6.12

Settlement Procedures.

(a)

In order to administer the Credit Facility in an efficient manner and to minimize the transfer of funds between Agent and Lenders, Agent or Canadian Lender (on behalf of Agent) may, subject to the terms of this Section, make available, on behalf of Lenders, the full amount of the Loans requested or charged to any Borrower’s loan account(s) or otherwise to be advanced by Lenders pursuant to the terms hereof, without any requirement of prior notice to Lenders of the proposed Loans.

(b)

With respect to all Loans made by Agent or Canadian Lender on behalf of Lenders as provided in this Section, the amount of each Lender’s Pro Rata Share of the outstanding Loans shall be computed weekly, and shall be adjusted upward or downward on the basis of the amount of the outstanding Loans as of 5:00 p.m. Chicago time on the Business Day immediately preceding the date of each settlement computation; provided, that, Agent or Canadian Lender (on behalf of Agent) retains the absolute right at any time or from time to time to make the above described adjustments at intervals more frequent than weekly, but in no event more than twice in any week.  Agent or Canadian Lender (on behalf of Agent) shall deliver to each of the Lenders after the end of each week, or at such lesser period or periods as Agent shall determine, a summary statement of the amount of outstanding Loans for such period (such week or lesser period or periods being hereinafter referred to as a “Settlement Period”).  If the summary statement is sent by Agent or Canadian Lender (on behalf of Agent) and received by a Lender prior to 2:00 p.m. Chicago time, then such Lender shall make the settlement transfer described in this Section by no later than 2:00 p.m. Chicago time on the next Business Day following the date of receipt.  If, as of the end of any Settlement Period, the amount of a Lender’s Pro Rata Share of the outstanding Loans is more than such Lender’s Pro Rata Share of the outstanding Loans as of the end of the previous Settlement Period, then such Lender shall forthwith (but in no event later than the time set forth in the preceding sentence) transfer to Agent or Canadian Lender (on behalf of Agent) by wire transfer in immediately available funds the amount of the increase.  Alternatively, if the amount of a Lender’s Pro Rata Share of the outstanding Loans in any Settlement Period is less than the amount of such Lender’s Pro Rata Share of the outstanding Loans for the previous Settlement Period, Agent or Canadian Lender (on behalf of Agent) shall forthwith transfer to such Lender by wire transfer in immediately available funds the amount of the decrease.  The obligation of each of the Lenders to transfer such funds and effect such settlement shall be irrevocable and unconditional and without recourse to or warranty by Agent or Canadian Lender (on behalf of Agent).  Each of Agent and Lenders agrees to mark its books and records at the end of each Settlement Period to show at all times the dollar amount of its Pro Rate Share of the outstanding Loans and Letter of Credit Accommodations.  Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans to the extent such Loans have been funded by such Lender.  Because the Agent or Canadian Lender (on behalf of Agent) on behalf of Lenders may be advancing and/or may be repaid Loans prior to the time when Lenders will actually advance and/or be repaid such Loans, interest with respect to Loans shall be allocated by Agent or Canadian Lender (on behalf of Agent) in accordance with the amount of Loans actually advanced by and repaid to each Lender and the Agent and shall accrue from and including the date such Loans are so advanced to but excluding the date such Loans are either repaid by any Borrower or actually settled with the applicable Lender as described in this Section.

(c)

To the extent that Agent or Canadian Lender (on behalf of Agent) has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of any Loans by a Borrower, Agent or Canadian Lender (on behalf of Agent) may apply such amounts repaid directly to any amounts made available by any Agent pursuant to this Section.  In lieu of weekly or more frequent settlements, Agent or Canadian Lender (on behalf of Agent) may at any time require each Lender to provide Agent or Canadian Lender (on behalf of Agent) with immediately available funds representing its Pro Rata Share of each Loan, prior to disbursement by Agent or Canadian Lender (on behalf of Agent) of such Loan to any Borrower.  In such event, all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares.  No Lender shall be responsible for any default by any other Lender in the other Lender’s obligation to make a Loan requested hereunder nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in the other Lender’s obligation to make a Loan hereunder.

(d)

If Agent or Canadian Lender (on behalf of Agent) is not funding a particular Loan to a Borrower pursuant to this Section above on any day, Agent or Canadian Lender (on behalf of Agent) may assume that each Lender will make available to Agent or Canadian Lender (on behalf of Agent) such Lender’s Pro Rata Share of the Loan requested or otherwise made on such day and Agent or Canadian Lender (on behalf of Agent) may, in its discretion, but shall not obligated to, cause a corresponding amount to be made available to such Borrower on such day.  If Agent or Canadian Lender (on behalf of Agent) makes such corresponding amount available to such Borrower and such corresponding amount is not in fact made available to Agent or Canadian Lender (on behalf of Agent) by such Lender, Agent or Canadian Lender (on behalf of Agent) shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to Agent or Canadian Lender (on behalf of Agent) at the interest rate provided for in Section 3.1 hereof applicable to Loans consisting of US Prime Rate Loans, Canadian Prime Rate Loans or Eurodollar Rate Loans, whichever Agent or Canadian Lender (on behalf of Agent) may elect.  During the period in which such Lender has not paid such corresponding amount to Agent or Canadian Lender (on behalf of Agent), notwithstanding anything to the contrary contained in this Agreement or any of the other Financing Agreements, the amount so advanced by Agent or Canadian Lender (on behalf of Agent) to a Borrower shall, for all purposes hereof, be a Loan made by Agent or Canadian Lender (on behalf of Agent) for its own account.  Upon any such failure by a Lender to pay Agent or Canadian Lender (on behalf of Agent), Agent or Canadian Lender (on behalf of Agent) shall promptly thereafter notify such Borrower of such failure and such Borrower shall immediately pay such corresponding amount to Agent or Canadian Lender (on behalf of Agent) for its own account.  A Lender who fails to pay Agent or Canadian Lender (on behalf of Agent) its Pro Rata Share of any Loans made available by the Agent or Canadian Lender (on behalf of Agent) on such Lender’s behalf, or any Lender who fails to pay any other amount owing by its Agent or Canadian Lender (on behalf of Agent), is a “Defaulting Lender”.  Agent or Canadian Lender (on behalf of Agent) shall not be obligated to transfer to a Defaulting Lender any payments made by or on behalf of any Borrower or any Obligor to Agent or Canadian Lender (on behalf of Agent) for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder.  Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent or Canadian Lender (on behalf of Agent).  Agent or Canadian Lender (on behalf of Agent) may hold and, in its discretion, re-lend to a Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender.  For purposes of voting or consenting to matters with respect to this Agreement and the other Financing Agreements and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0).  This Section shall remain effective with respect to a Defaulting Lender until such default is cured.  The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by any Borrower or Obligor of their duties and obligations hereunder.

(e)

Nothing in this Section or elsewhere in this Agreement or the other Financing Agreements shall be deemed to require Agent or Canadian Lender (on behalf of Agent) to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights that any Borrower may have against any Lender as a result of any default by any Lender hereunder in fulfilling its Commitment.

6.13

Obligations Several; Independent Nature of Lenders’ Rights.  The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder.  Nothing contained in this Agreement or any of the other Financing Agreements and no action taken by the Lenders pursuant hereto or thereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity.  The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and subject to Section 12.3 hereof, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 7.  COLLATERAL REPORTING AND COVENANTS

7.1

Collateral Reporting.

(a)

Borrowers shall provide Agent with the following documents in a form satisfactory to Agent:

(i)

as soon as possible after the end of each week (but in any event within two (2) Business Days after the end thereof), on a weekly basis or more frequently as Agent may request, a schedule of sales made, credits issued and cash received as of the immediately preceding week as to the Accounts and as of the last day of the immediately preceding month as to Inventory;

(ii)

on a monthly basis or more frequently as Agent may request, (A) agings of accounts payable (including the status of payments to owners and lessors of the leased premises of Borrowers and Guarantors and warehouses and processors used by Borrowers and Guarantors and payments to owners and licensors of Intellectual Property to any Borrower or Guarantor), (B) agings of accounts receivable (together with a reconciliation to the previous month’s aging and to its general ledger), (C) perpetual inventory reports by category and location and (D) copies of all documentation evidencing the acquisition by Gen-X or Canadian Borrower of Accounts from Gen-X Swiss in accordance with Section 9.12 hereof, indicating all amounts paid or payable to or on behalf of Gen-X Swiss in connection therewith and the outstanding obligations of Gen-X Swiss to its trade creditors by amount and creditor;

(iii)

upon Agent’s request in good faith, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrowers, and (D) a statement of the outstanding loans and payments made, and Accounts owing to, Affiliates as of the last day of the immediately preceding month; and

(iv)

such other reports as to the Collateral as Agent or any Lender shall reasonably request from time to time.

(b)  All of the documents, reports and schedules provided by Borrowers and Guarantors to Agent hereunder for Receivables payable in any currency other than US Dollars and Inventory located outside the United States of America shall set forth the US Dollar Equivalent for the amount of the Receivables and Value of the Inventory included in any such documents, reports or schedules.  For purposes hereof, Agent may, at its option, provide to US Borrower,  at least five (5) Business Day prior to the date any such documents, reports or schedules are required to be provided by Borrowers to Agent hereunder, the Exchange Rates required to set forth the US Dollar Equivalent in such documents, reports and schedules and in the event Agent does not do so, Borrowers shall use such rates of exchange with respect to the applicable currencies as Borrowers use for such purpose in the ordinary course of business consistent with current practices as of the date hereof and shall identify such rates of exchange in any such documents, reports and schedules.

(c)

If any Borrower’s or Guarantor’s records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, each Borrower and Guarantor hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Agent and to follow Agent’s instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

7.2

Accounts Covenants.

(a)

Each Borrower and Guarantor shall notify Agent promptly of:  (i) any material delay in such Borrower’s or Guarantor’s performance of any of its obligations to any material account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any material account debtor, or any material disputes with material account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower or Guarantor relating to the financial condition of any material account debtor and (iii) any event or circumstance which, to such Borrower’s or Guarantor’s knowledge, would be reasonably likely to cause Agent to consider any then existing Accounts as no longer constituting Eligible Accounts.  No credit, discount, allowance or extension, or agreement with respect to any credit, discount, allowance or extension, shall be granted by any Borrower or Guarantors to any account debtor without Agent’s consent, except in the ordinary course of such Borrower’s or Guarantor’s business consistent with the practices of such Borrower or Guarantor as of the date hereof and so long as Agent shall have received notice thereof to the extent required under Section 7.1 above.  So long as no Event of Default exists or has occurred and is continuing, each Borrower in its discretion shall have the right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor.  At any time that an Event of Default exists or has occurred and is continuing, Agent shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

(b)

Without limiting the obligation of Borrowers and Guarantors to deliver any other information to Agent, Borrowers shall promptly report to Agent any single return of Inventory by any one account debtor at any one time if the Inventory so returned in such case has a value in excess of $500,000.  At any time that Inventory is returned, reclaimed or repossessed, the Account (or portion thereof) which arose from the sale of such returned, reclaimed or repossessed Inventory shall not be deemed an Eligible Account.  In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers and Guarantors shall, upon Agent’s request, (i) hold the returned Inventory in trust for Agent and Lenders, (ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned Inventory solely according to Agent’s instructions in good faith, and (iv) not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(c)

With respect to each Account:  (i) the amounts shown on any invoice or schedule thereof delivered to Agent shall be true and complete (other than as to de minimis amounts), (ii) no payments shall be made thereon except payments immediately delivered to Agent pursuant to the terms of this Agreement, (iii) except as reported to Agent in accordance with the terms hereof, no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor and except for credits, discounts, allowances or extensions made or given in the ordinary course of business of Borrowers consistent with the current practices of Borrowers as of the date hereof, (iv) except as reported to Agent in accordance with the terms hereof, there shall be no setoff, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto, (v) none of the transactions giving rise thereto will violate any applicable Federal, State, Provincial, district, county or local laws or regulations in any material respect, all documentation relating thereto will be legally sufficient in all material respects under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

(d)

Agent shall have the right at any time or times, in Agent’s name or in the name of a nominee of Agent, to verify the validity, amount or any other matter relating to any Receivables or other Collateral, by mail, telephone, facsimile transmission or otherwise.

(e)

Each Borrower and Guarantor shall deliver or cause to be delivered to Agent or such Lender as Agent may specify, immediately upon such Borrower’s or Guarantor’s receipt thereof, with appropriate endorsement and assignment, with full recourse to such Borrower or Guarantor, all chattel paper and instruments constituting Collateral which such Borrower or Guarantor now owns or may at any time hereafter acquire (i) prior to an Event of Default, if the aggregate amount of all such chattel paper and instruments equals or exceeds $250,000 and (ii) after an Event of Default, all such chattel paper and other instruments regardless of the amount thereof, except as Agent may otherwise agree.

7.3

Inventory Covenants. With respect to the Inventory:  (a) each Borrower and Guarantor shall at all times maintain inventory records reasonably satisfactory to Agent, keeping in all material respects correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the cost therefor and daily withdrawals therefrom and additions thereto; (b) by no later than March 31, 2003, the books and records of each Borrower and Guarantor shall be reconciled and adjusted to reflect the results of the 2002 year-end physical inventory and all reports with respect to Inventory provided by any Borrower or Guarantor to Agent and Lenders shall be based on the amount of the Inventory after giving effect to such reconciliation and adjustment; (c) each Borrower and Guarantor shall conduct a physical count of the Inventory of such Borrower and Guarantor at least once each year, but at any time or times as Agent may request on or after an Event of Default and for so long as the same is continuing, and promptly following such physical inventory shall supply Agent with a report in the form and with such specificity as may be reasonably satisfactory to Agent concerning such physical count; (d) each Borrower and Guarantor shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Agent, except (i) for sales of Inventory in the ordinary course of such Borrower’s or Guarantor’s business, (ii) to move Inventory directly from one location of such Borrower set forth or permitted herein to another such location of such Borrower or Guarantor or any other Borrower or Guarantor (so long as a financing statement between Agent as secured party and such other Borrower or Guarantor, as debtor, covering such Inventory has previously been recorded in the appropriate governmental offices of the jurisdiction of such location), provided, that, in no event shall the Inventory and Equipment located in Switzerland and/or Austria have an aggregate value in excess of $1,000,000 at any time and (iii) for Inventory shipped from the manufacturer thereof to any Borrower or Guarantor or to any Borrower’s or Guarantor’s customer which is in transit from such manufacturer to the locations set forth or permitted herein or to such customer; (e) upon Agent’s request, Borrowers and Guarantors shall, at their expense, no more than twice in any twelve (12) month period, but at any time or times as Agent may request on or after an Event of Default and for so long as the same is continuing, deliver or cause to be delivered to Agent written reports or appraisals as to the Inventory in form, scope and methodology reasonably acceptable to Agent and by an appraiser reasonably acceptable to Agent, addressed to Agent and Lenders, and upon which Agent and Lenders are expressly permitted to rely; (f) each Borrower and Guarantor shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (g) each Borrower and Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory, except for liabilities incurred by a Lender due to acts or omissions of such Lender which constitute gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction; (h) each Borrower and Guarantor shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate such Borrower or Guarantor to repurchase such Inventory (except for the right of return of customers for Inventory which is defective or non-conforming); (i) each Borrower and Guarantor shall keep the Inventory in good and marketable condition (other than obsolete Inventory); and (j) each Borrower and Guarantor shall not, without prior written notice to Agent, acquire or accept any Inventory on consignment or approval.

7.4

Equipment Covenants.  With respect to the Equipment: (a) upon Agent’s request, Borrowers and Guarantors shall, at their expense, at any time or times an Event of Default exists or has occurred and is continuing, as Agent may request, deliver or cause to be delivered to Agent written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Agent and by an appraiser acceptable to Agent addressed to Agent and upon which Agent and Lenders are expressly permitted to rely; (b) each Borrower and Guarantor shall keep the Equipment in order, repair, running and marketable condition (ordinary wear and tear excepted); (c) each Borrower and Guarantor shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrower’s and Guarantor’s business and not for personal, family, household or farming use; (e) each Borrower and Guarantor shall not remove any Equipment from the locations set forth or permitted herein, except (i) to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of such Borrower or Guarantor, (ii) to move Equipment directly from one location set forth or permitted herein to another such location, (iii) for the movement of motor vehicles used by or for the benefit of such Borrower or Guarantor in the ordinary course of business and (iv) for portable scanning equipment, personal computers, other hand-held or mobile personal equipment and related accessories and tools to the extent used by employees of Huffy Service and Creative in the ordinary course of business at customer’s locations; (f) the Equipment is now and shall remain personal property and each Borrower and Guarantor shall not permit any of the Equipment to be or become a part of the Real Property or a fixture; and (g) each Borrower and Guarantor assumes all responsibility and liability arising from the use of the Equipment.

7.5

Power of Attorney. Each Borrower and Guarantor hereby irrevocably designates and appoints Agent (and all persons designated by Agent, including Canadian Lender in the case of the Canadian Companies) as such Borrower’s and Guarantor’s true and lawful attorney-in-fact, and authorizes Agent, in such Borrower’s and Guarantor’s or Agent’s name, to:  (a) at any time an Event of Default exists or has occurred and is continuing, (i) demand payment on Receivables or other proceeds of Inventory or other Collateral, (ii) enforce payment of Receivables or other Collateral by legal proceedings or otherwise, (iii) exercise all of such Borrower’s and Guarantor’s rights and remedies to collect any Receivables or other Collateral, (iv) sell or assign any Receivables or other Collateral upon such terms, for such amount and at such time or times as Agent deems advisable,  (v) settle, adjust, compromise, extend or renew Receivables, (vi) discharge and release any Receivables, (vii) prepare, file and sign such Borrower’s or Guarantor’s name on any proof of claim in bankruptcy or other similar document in connection with the Collateral against an account debtor or other obligor in respect thereof, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables and other Collateral to an address designated by Agent, and open all mail addressed to such Borrower or Guarantor and handle and store all mail relating to any of the Collateral and make available for Borrowers and Guarantors to obtain all other mail at the offices of Agent or such other reasonable location as Agent may specify for such purpose, (ix) clear Inventory, the purchase of which was financed with Letter of Credit Accommodations, through U.S. Customs, Canadian Customs or other foreign export control activities in such Borrower’s or Guarantor’s name, Agent’s name, or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s or Guarantor’s name for such purpose, and to complete in such Borrower’s or Guarantor’s or Agent’s name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, and (x) do all acts and things which are necessary, in Agent’s determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received, provided, that, Agent shall not exercise such right unless and until either a Default or Event of Default shall exist or have occurred and be continuing or Agent has notified any depository bank to remit funds to Agent (or Canadian Lender, as the case may be) pursuant to the terms of Section 6.3 hereof, (iii) endorse such Borrower’s or Guarantor’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Agent and any Lender and deposit the same in Agent’s account for application to the Obligations, (iv) endorse such Borrower’s or Guarantor’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (v) sign such Borrower’s or Guarantor’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof.  Each Borrower and Guarantor hereby releases Agent and Lenders and their respective officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Agent’s or any Lender’s own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction; and (vi) do all acts and things which are necessary, in Agent’s good faith determination, to fulfill such Borrower’s or Guarantor’s obligations under this Agreement and the other Financing Agreements and (c) at any time to (i) take control in any manner of any item of payment constituting Collateral or in respect of Collateral or proceeds thereof received in or for deposit in the Blocked Accounts or otherwise received by Agent or any Lender, (ii) have access to any lockbox or postal box into which such Borrower’s or Guarantor’s mail relating to any of the Collateral or which Agent believes may be related to Collateral is deposited, (iii) endorse such Borrower’s or Guarantor’s name upon any items of payment constituting Collateral or proceeds thereof at any time received by or on behalf of Agent or any Lender and deposit the same in Agent’s or a Lender’s account for application to the Obligations, (iv) endorse such Borrower’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through US Customs, in such Borrower’s or Guarantor’s name, Agent’s name or the name of Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Borrower’s name for such purpose, (vi) sign such Borrower’s or Guarantor’s name on any verification of Accounts and notices thereof to account debtors and other obligors in respect thereof and (vii) execute in such Borrower’s or Guarantor’s name and file any PPSA financing statements or UCC financing statements or amendments thereto.  Each Borrower and Guarantor hereby releases Agent and each Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of a Lender’s own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

7.6

Bills of Lading and Other Documents of Title.  In the event that any Inventory which would otherwise be Eligible Inventory located outside the United States of America or Canada which is in transit to premises of a Customs Broker in the United States or Canada or premises of a Borrower or a Borrower’s customer in the United States of America or Canada as described in the definition of Eligible Inventory, constitutes Eligible Inventory then (a) each Borrower shall cause all bills of lading and other documents of title relating to goods being purchased by it which are outside the United States or Canada and in transit to such premises to name such Borrower as consignee, unless and until Agent may direct otherwise; (b) at such time and from time to time as Agent may direct, such Borrower shall cause Agent or such other financial institution or other person as Agent may specify to be named as consignee; (c) without limiting any other rights of Agent or any Lender hereunder, Agent shall have the right to endorse and negotiate on behalf of , and as attorney-in-fact for, such Borrower any bill of lading or other document of title with respect to such goods naming such Borrower as consignee to Agent; (d) there shall be three (3) originals of each of such bill of lading or other document of title which unless and until Agent shall direct otherwise, shall be delivered as follows:  (i) one (1) original to such Customs Broker as such Borrower may specify (so long as Agent has received a Collateral Access Agreement duly authorized, executed and delivered by such Customs Broker), and (ii) two (2) originals to Agent or to such other person as Agent may designate for such purpose; (e) such Borrower shall obtain a copy (but not the originals) of such bill of lading or other documents of title from the Customs Broker and (f) such Borrower shall cause all bills of lading or other documents of title relating to goods purchased by such Borrower which are outside the United States or Canada and in transit to the premises of such Borrower or the premises of a Customs Broker in the United States or Canada to be issued in a form so as to constitute negotiable documents as such term is defined in the Uniform Commercial Code.

7.7

Right to Cure.  Agent may, at its option, (a) upon three (3) Business Days prior notice to Huffy, cure any default by a Borrower or Guarantor under any material agreement with a third party which affects any Collateral, the value of such Collateral or the ability of Agent or any Lender to collect, sell or otherwise dispose of such Collateral or the rights and remedies of Agent or any Lender hereunder or under any of the other Financing Agreements,  (b) pay or bond on appeal any judgment entered against any Borrower or Guarantor, (c) upon three (3) Business Days prior notice to Huffy, discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Agent’s good faith judgment, is reasonably necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent and Lenders with respect thereto.  Agent and Lenders may add any amounts so expended to the Obligations and charge any loan account with respect to a Borrower maintained by Agent so as to increase the amount of Loans outstanding.  Agent and Lenders shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower or Guarantor.  Any payment made or other action taken by Agent or any Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

7.8

Access to Premises.  From time to time as reasonably requested by Agent, at the cost and expense of Borrowers, (a) Agent or its designee shall have complete access to all of each Borrower’s and Guarantor’s premises during normal business hours and after notice to Huffy, or at any time and without notice to Huffy if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of each Borrower’s books and records, including, without limitation, the Records, and (b) each Borrower shall promptly furnish to such Agent such copies of such books and records or extracts therefrom as such Agent may request, and (c) Agent and any Lender, or a designee, may use during normal business hours such of any Borrower’s or Guarantor’s personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

Each US Company hereby jointly and severally represents and warrants to Agent and Lenders and each of Canadian Companies and Gen-X Swiss hereby represents and warrants to Agent and Lenders the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations to Borrowers:

8.1

Corporate Existence, Power and Authority; Subsidiaries.  Each Borrower, Guarantor and their Subsidiaries is a corporation duly organized and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation or extra-provincial and in good standing in all states, provinces or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, where the failure to so qualify would have a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within the corporate powers of each Borrower and Guarantor, have been duly authorized and are not in contravention of law or the terms of the certificate or articles of incorporation, regulations, by-laws, or other organizational documentation of each Borrower or Guarantor, or any material indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound.  This Agreement and the other Financing Agreements to which it is a party constitute legal, valid and binding obligations of each Borrower and Guarantor enforceable in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity.  Borrowers and Guarantors do not have any Subsidiaries except as set forth on Schedule 8.1 hereof.

8.2

Financial Statements; No Material Adverse Change.  All consolidated financial statements relating to Borrowers and Guarantor which have been or may hereafter be delivered by any Borrower or Guarantor to Agent or Lenders have been prepared in accordance with GAAP and fairly present the consolidated financial condition and the consolidated results of operation of Borrowers and Guarantors as at the dates and for the periods set forth therein (provided, that, monthly or quarterly statements are subject to normal year-end adjustments and may not contain footnotes required by GAAP).  Except as disclosed in Schedule 8.2 hereto, there has been no act, condition or event which has had or is reasonably likely to have a Material Adverse Effect, since the date of the most recent audited financial statements of Borrowers and Guarantor, furnished by any Borrower or Guarantor to Agent prior to the date of this Agreement.

8.3

Chief Executive Office; Collateral Locations.  The chief executive office of each Borrower and Guarantor and each Borrower’s and Guarantor’s Records concerning Accounts and Inventory are located only at the address set forth on the signature page hereto and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.3 hereto or as to Inventory, the locations permitted under Section 7.3(d) hereof and as to Equipment, the locations permitted under Section 7.4(e) hereof, subject to the right of each Borrower and Guarantor to establish new locations in accordance with Section 9.2 hereof.  Schedule 8.3 hereto correctly identifies any of such locations which are not owned by Borrowers and Guarantors and sets forth the owners and/or operators thereof.

8.4

Priority of Liens; Title to Properties.  The security interests and liens granted to Agent and the hypothecs, security interests and liens granted to Canadian Lender under this Agreement and the other Financing Agreements constitute valid and perfected first ranking hypothec and first priority liens and security interests in and upon the Collateral (other than as to specific items of Collateral as to which the security interest of Agent is not required as of the date hereof to be perfected consisting of the Excluded Property). Each Borrower and Guarantor has good and marketable title to all of its properties and assets subject to no liens, hypothecs, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Agent, for itself and the ratable benefit of Lenders, and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

8.5

Tax Returns.  Each Borrower and Guarantor has filed, or caused to be filed, in a timely manner all material tax returns, reports and declarations which are required to be filed by it.  All information in such tax returns, reports and declarations is complete and accurate in all material respects.  Except as set forth on Schedule 8.5 hereto, each Borrower or Guarantor, as the case may be, has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, and has collected, deposited and remitted in accordance with all applicable laws, all excise taxes and all sales and/or use taxes applicable to the conduct of its business, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower or Guarantor, as the case may be, and with respect to which adequate reserves have been set aside on its books.  Adequate provision has been made for the payment of all accrued and unpaid Federal, State, Provincial, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.  Each Borrower and Guarantor has collected and remitted to the appropriate tax authority all excise taxes, VAT, and sales and/or use taxes applicable to its business required to be collected and remitted under the laws of the United States, Canada and each possession or territory thereof, and each State, Province or political subdivision thereof, including any State or Province in which such Borrower or Guarantor owns any Inventory or owns or leases any other property.

8.6

Litigation.  Except as set forth on Schedule 8.6 hereto, there is no present investigation by any Governmental Authority pending, or to the best of the knowledge of any Borrower or Guarantor threatened, against or affecting any Borrower or Guarantor or its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of the knowledge of any Borrower or Guarantor threatened, against any Borrower or Guarantor or its assets or will, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against a Borrower or Guarantor would have a Material Adverse Effect.

8.7

Compliance with Other Agreements and Applicable Laws.

(a)

Except as set forth in Schedule 8.7 hereto, each Borrower, Guarantor and their Subsidiaries is not in default in any respect under, or in violation in any respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound with respect to which the default or violation of which would have a Material Adverse Effect.  Each Borrower, Guarantor and their Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority relating to its business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, and all Environmental Laws with respect to which the failure to comply would have a Material Adverse Effect.

(b)

Each Borrower, Guarantor and their Subsidiaries has obtained all permits, licenses, approvals, consents, certificates, orders or authorizations of any Governmental Authority (the “Permits”) required for the lawful conduct of its business where the failure to obtain such Permit would have a Material Adverse Effect.  The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for each Borrower, Guarantor and their Subsidiaries to own and operate its business as presently conducted or proposed to be conducted where the failure to have such Permits would have a Material Adverse Effect.  All of the Permits are valid and subsisting and in full force and effect.  There are no actions, claims or proceedings pending or to the best of each Borrower’s knowledge, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits which would have a Material Adverse Effect.

8.8

Environmental Compliance.

(a)

Except as set forth on Schedule 8.8 hereto, no Borrower, Guarantor or any of their Subsidiaries has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law where the violation would have a Material Adverse Effect, or violates any license, permit, certificate, approval or similar authorization issued to any Borrower, Guarantor or such Subsidiary thereunder where the violation thereof would have a Material Adverse Effect.  Except as set forth on Schedule 8.8 hereto, the operations of each Borrower, Guarantor and their Subsidiaries comply in all respects with all applicable Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder where the failure to comply therewith or the violation thereof would have a Material Adverse Effect.

(b)

Except as set forth on Schedule 8.8 hereto, (i) there is no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person pending or, to the best of the knowledge of any Borrower and Guarantor threatened, with respect to any non-compliance with or violation of the requirements of any applicable Environmental Law by any Borrower, Guarantor and their Subsidiaries which would have a Material Adverse Effect, (ii) there has not been any release, spill or discharge of any Hazardous Material on any properties of any Borrower, Guarantor or such Subsidiary, or to the best of the knowledge of any Borrower and Guarantor, releases, spills or discharges from any properties at which any Borrower, Guarantor or such Subsidiary has transported, stored or disposed of any Hazardous Materials which would have a Material Adverse Effect, and (iii) there has not been any generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental matter which affects any Borrower or Guarantor or its business, operations or assets in any manner which would have a Material Adverse Effect.

(c)

Except as set forth on Schedule 8.8 hereto, no Borrower, Guarantor or any of their Subsidiaries has any liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which would have a Material Adverse Effect.

(d)

Except as set forth on Schedule 8.8 hereto, each Borrower, Guarantor and their Subsidiaries has all licenses, certificates, approvals, similar authorizations and other Permits required to be obtained or filed in connection with the operations of such Borrower, Guarantor and Subsidiary under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations and other Permits are valid and in full force and effect in each case where the failure to obtain or maintain such licenses, permits, certificates, approvals or similar authorizations would have a Material Adverse Effect.

8.9

Employee Benefits.

(a)

No Borrower or Guarantor has engaged in any transaction in connection with which any Borrower or Guarantor or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to ERISA or a tax imposed by the Code, including any accumulated funding deficiency described in Section 8.9(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

(b)

Except for the payment of premium obligations in the ordinary course of business consistent with the current practices of Borrowers and Guarantors, no liability to the Pension Benefit Guaranty Corporation has been or is expected by any Borrower or Guarantor to be incurred with respect to any employee benefit plan of any Borrower or Guarantor or any of its ERISA Affiliates.  Except as set forth on Schedule 8.9 hereto, there has been no reportable event (within the meaning of ERISA) or any other event or condition with respect to any employee benefit plan of any Borrower or Guarantor or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

(c)

Full payment has been made of all amounts which any Borrower or Guarantor or any of its ERISA Affiliates is required under ERISA and the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in ERISA and the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.9(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

(d)

Except as set forth in Schedule 8.9 hereto, the current value of all vested accrued benefits under all employee pension benefit plans maintained by any Borrower or Guarantor that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.9(a) hereof and any accumulated funding deficiency described in Section 8.9(c) hereof.  The terms “current value” and “accrued benefit” have the meanings specified in ERISA.

(e)  With respect to any Canadian Pension Plan, if and to the extent that any such Canadian Pension Plan exists or has not been terminated, (i) the Canadian Pension Plans are duly registered under all applicable Federal and Provincial pension benefits legislation, (ii) all obligations of any Borrower or Guarantor (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans or the funding agreements therefor have been performed in a timely fashion and there are no outstanding disputes concerning the assets held pursuant to any such funding agreement, (iii) all contributions or premiums required to be made by any Borrower or Guarantor to the Canadian Pension Plans have been made in a timely fashion in accordance with the terms of the Canadian Pension Plans and applicable laws and regulations, (iv) all employee contributions to the Canadian Pension Plans required to be made by way of authorized payroll deduction have been properly withheld by any Borrower or Guarantor and fully paid into the Canadian Pension Plans in a timely fashion, (v) all reports and disclosures relating to the Canadian Pension Plans required by any applicable laws or regulations have been filed or distributed in a timely fashion, (vi) there have been no improper withdrawals, or applications of, the assets of any of the Pension Plans, (vii) no amount is owing by any of the Canadian Pension Plans under the Income Tax Act (Canada) or any provincial taxation statute, (viii) the Canadian Pension Plans are fully funded both on an ongoing basis and on a solvency basis (using actuarial assumptions and methods which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted actuarial principles) and (ix) to the best of the knowledge of each Borrower and Guarantor, none of the Canadian Pension Plans is the subject of an investigation, any other proceeding, an action or a claim and there exists no state of facts which after notice or lapse of time or both could reasonably be expected to give rise to any such proceeding, action or claim.

(f)

Except as set forth on Schedule 8.9 hereto, no Borrower, Guarantor or any of its ERISA Affiliates is or has ever been obligated to contribute to any “multiemployer plan” (as such term is defined in ERISA) that is subject to Title IV of ERISA.

8.10

Bank Accounts.  All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower or Guarantor maintained at any bank or other financial institution are set forth on Schedule 8.10 hereto, subject to the right of each Borrower and Guarantor to establish new accounts in accordance with Section 9.16 below.

8.11

Intellectual Property.  Except as set forth in Schedule 8.11 hereto, each Borrower and Guarantor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted.  As of the date hereof, each Borrower does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office, the Canadian Intellectual Property Office or any similar office or agency in the United States or Canada, any State or Province thereof, any political subdivision thereof or in any other country, other than those described in Schedule 8.11 hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.11 hereto.  No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights.  To the best of the knowledge of each Borrower and Guarantor, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by any Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting any Borrower contesting its right to sell or use any such Intellectual Property which, if adversely determined, could have a Material Adverse Effect.  Schedule 8.11 lists all of the agreements or other arrangements of each Borrower pursuant to which such Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of each Borrower as in effect on the date hereof.  As of the date hereof, all material license and other material rights are in full force and effect, no default or event of default exists with respect thereto and the Borrower party thereto is in compliance with the terms thereof in all material respects and no party thereto has sent any notice of termination or of its intention to terminate such license or rights, except as set forth on Schedule 8.11 hereto.  No trademark, servicemark or other Intellectual Property at any time used by any Borrower which is owned by another person, or owned by any Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Agent or Canadian Lender, is affixed to any Eligible Inventory, except to the extent permitted under the term of the license agreements listed on Schedule 8.11 hereto.

8.12

Financial Statements.

(a)

None of the financial statements, reports and other information furnished or to be furnished by any Borrower or Guarantor to Agent or any Lender with respect to Huffy and its Subsidiaries contain, as of their respective dates, any untrue statement of material fact or omit to state any material fact necessary to make the information therein not misleading.  Such financial statements and reports were and will be prepared in accordance with GAAP consistently applied (other than those unaudited financial statements and reports and other than consolidating financial statements provided to Agent which will be prepared consistent with the current practices of Huffy), and all financial statements shall fairly present the consolidated and consolidating financial condition and results of operations of the applicable Persons, as of the dates and for the periods indicated thereon.

(b)

The pro forma balance sheets and future cash flow projections attached as Schedule 8.12 for Huffy and its Subsidiaries (together with the summaries of assumptions and projected assumptions, based on historical performance with respect thereto) furnished by any Borrower or Guarantor to Agent or any Lender prior to the date of this Agreement represent the reasonable, good faith opinion of Borrowers and their management as to the subject matter thereof, provided, that, such projections exclude (i) certain non-recurring reorganization and restructuring charges as described therein, including refinancing charges and professional fees incurred in connection with the transactions contemplated hereunder to the extent not amortized as prepaid interest expenses and (ii) certain intercompany accounting entries affecting the intercompany balances and shareholders’ equity of Huffy Service and Huffy, but not Huffy’s shareholders’ equity on a consolidated basis.

8.13

Disclosure.

(a)

The information contained in the representations and warranties of each Borrower and Guarantor set forth in this Agreement, the other Financing Agreements, or in any other instrument, document, list, certificate, statement, schedule or exhibit heretofore delivered or to be delivered to Agent or any Lender, as contemplated in this Agreement or in the other Financing Agreements, does not contain and will not contain any untrue statement of a material fact and does not omit and will not omit to state a material fact necessary in order to make the information contained herein or therein not misleading.

(b)

After giving effect to the transactions contemplated by this Agreement, the other Financing Agreements, and the other instruments or documents delivered in connection herewith and therewith, there does not exist and there has not occurred any act, condition or event which constitutes an Event of Default or which, with notice or passage of time or both would constitute an Event of Default.

8.14

Governmental Authority.  No consent, approval or other action of, or filing with, or notice to any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement, the other Financing Agreements or any of the instruments or documents to be delivered pursuant hereto or thereto, except for those consents or approvals already obtained by Borrowers and Guarantor which are in full force and effect as of the date hereof, the filing of UCC or PPSA financing statements and the disclosures and filing required under applicable securities laws and by securities exchanges (which disclosures and filing have been done or shall be done in accordance with such laws).

8.15

Capitalization.  All of the issued and outstanding shares of Capital Stock of Huffy Brands, Hufco-Delaware, Huffy Sports, Royce, American and Gen-X are directly and beneficially owned and held by Huffy and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except in favor of Agent, for itself and the ratable benefit of Lenders, and as permitted hereunder.  All of the issued and outstanding shares of Gen-X Sports, Inc., an Ontario corporation, are directly and beneficially owned and held by Canadian Borrower and all such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except in favor of Canadian Lender and as permitted hereunder.  All of the issued and outstanding shares of Capital Stock of Huffy Service and HCAC are directly and beneficially owned and held by Huffy Brands and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind except in favor of Agent, for itself and the ratable benefit of Lenders and as permitted herein.  Ninety-nine and one-half (99 1/2%) percent of all of the issued and outstanding shares of Class A common stock of Huffy Risk Management, Inc. and one hundred (100%) percent of all of the issued and outstanding shares of McCalla Company are owned by Huffy Service, one-half (1/2%) percent of all of the issued and outstanding shares of the Class A common stock of Huffy Risk Management, Inc. are owned by Huffy and one hundred (100%) percent of all of the issued and outstanding shares of the Class B common stock of Huffy Risk Management, Inc. are owned by J.H. Marsh and McClennan.  All of the issued and outstanding shares of Capital Stock of Creative Retail Services, Inc. and Creative Retail Services (Canada), Inc. are directly and beneficially owned and held by McCalla Company and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except in favor of Agent, for itself and the ratable benefit of Lenders, and as permitted hereunder.  All of the issued and outstanding shares of Capital Stock of Canadian Borrower, Lehigh Avenue Property Holdings, Inc., Tommy Armour Golf Company, Lamar Snowboards Inc., Gen-X Sports Ltd. and First Team Sports, Inc. and 99% of the issued and outstanding shares of Capital Stock of Gen-X Sports Sarl are directly and beneficially owned and held by Gen-X and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except in favor of Agent, for itself and the ratable benefit of Lenders, and as permitted hereunder.  Except as may be required by Section 4.2 hereof, all of the issued and outstanding shares of Capital Stock of 1489055 Ontario Limited are directly and beneficially owned and held by Gen-X Sports, Inc. and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except in favor of Agent, for itself and the ratable benefit of Lenders, and as permitted hereunder.  All of the issued and outstanding shares of Capital Stock of Hespeler Hockey Holding, Inc. are directly and beneficially owned and held by First Team Sports, Inc. and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except in favor of Agent, for itself and the ratable benefit of Lenders, and as permitted hereunder.

8.16

Labor Disputes.

(a)

Set forth on Schedule 8.16 hereto is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to any Borrower or Guarantor and any union, labor organization or other bargaining agent in respect of the employees of any Borrower or Guarantor on the date hereof.

(b)

There is (i) no unfair labor practice complaint pending against any Borrower or Guarantor or, to the best of the knowledge of any Borrower or Guarantor, threatened against it, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against any Borrower or Guarantor or, to best of the knowledge of any Borrower or Guarantor, threatened against it where such complaint, grievance or arbitration would have a Material Adverse Effect, and (ii) no strike, labor dispute, slowdown or stoppage is pending against any Borrower or Guarantor or, to the best of the knowledge of any Borrower or Guarantor, threatened against any Borrower or Guarantor where such strike, labor dispute, slowdown or stoppage would have a Material Adverse Effect.

8.17

Corporate Name; Prior Transactions.  Each Borrower and Guarantor has not, during the past five (5) years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth on Schedule 8.17 hereto.

8.18

Restrictions on Subsidiaries.  Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of any Borrower or Guarantor permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on any Borrower or Guarantor or any of its respective Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between any Borrower or Guarantor and any of its respective Subsidiaries or (ii) between any Subsidiaries of any Borrower or Guarantor or (b) the ability of any Borrower or Guarantor or any of its respective Subsidiaries to incur Indebtedness or grant security interests to Agent or any Lender in the Collateral.

8.19

Accuracy and Completeness of Information.  All information furnished by or on behalf of any Borrower or Guarantor in writing to Agent or Lenders in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading.  No event or circumstance has occurred which has had or could reasonably be expected to have a Material Adverse Effect, which has not been fully and accurately disclosed to Agent or Lenders in writing.

8.20

Survival of Warranties; Cumulative.  All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Agent and Lenders on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Agent and Lenders regardless of any investigation made or information possessed by Agent and Lenders.  The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which any Borrower or Guarantor shall now or hereafter give, or cause to be given, to Agent and Lenders.

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

9.1

Maintenance of Existence.

(a)

Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all licenses, trademarks, tradenames, approvals, authorizations, leases, contracts and Permits necessary to carry on the business as presently or proposed to be conducted, where the failure to preserve, renew, or keep in full force and effect any of the foregoing would have a Material Adverse Effect.  Each Borrower and Guarantor shall, and shall cause any Subsidiary to, give Agent thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and each Borrower and Guarantor shall deliver to Agent a copy of the amendment to the Certificate of Incorporation of such Borrower, Guarantor or such Subsidiary providing for the name change certified by the Secretary of State or comparable authority of the jurisdiction of incorporation of such Borrower, Guarantor or such Subsidiary as soon as it is available.

(b)

Except as may be required by Section 4.2 hereof, no Borrower or Guarantor shall change its chief executive office or its mailing address, organizational identification number (or if it does not have one, shall not acquire one) or its jurisdiction of organization, unless Agent shall have received not less than thirty (30) days’ prior written notice from US Borrower of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith.  Except as may be required by Section 4.2 hereof, no Borrower or Guarantor shall change its type of organization, or legal structure.

9.2

New Collateral Locations.  Each Borrower and Guarantor may open any new location within the United States and such of its territories as may have adopted the Uniform Commercial Code, provided such Borrower or Guarantor (a) gives Agent ten (10) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect the interest of Agent, for itself and the ratable benefit of Lenders, including Canadian Lender, as applicable, in the Collateral at such location, including UCC financing statements with respect to the Collateral.

9.3

Compliance with Laws, Regulations, Etc.

(a)

Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, to comply in all respects with all laws, rules, regulations, licenses, approvals, orders and Permits applicable to it and duly observe all requirements of any Federal, State or local Governmental Authority (including the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws) in each case where the failure to so comply has or would have a Material Adverse Effect.

(b)

Each Borrower and Guarantor shall give both oral and written notice to Agent promptly after the receipt by any Borrower or Guarantor of any notice of, or any Borrower’s or Guarantor’s otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material in violation of any Environmental Law where such violation has or would have a Material Adverse Effect or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or Guarantor where such non-compliance or violation has or would have a Material Adverse Effect or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material where the release, spill or discharge thereof has or would have a Material Adverse Effect or (C) any other environmental, health or safety matter involving a violation of any Environmental Law where such violation has or would have a Material Adverse Effect.

(c)

Without limiting the generality of the foregoing, whenever Agent reasonably determines that there is any non-compliance, or any condition which requires any action by or on behalf of Borrower or Guarantor in order to avoid any non-compliance with any Environmental Law where such non-compliance has or would have a Material Adverse Effect, Borrowers and Guarantor shall, at Agent’s reasonable request and Borrowers’ expense: (i) cause an independent environmental engineer reasonably acceptable to such Agent to conduct such tests of the site where such Borrower’s or Guarantor’s non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Agent a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Agent a supplemental report of such engineer whenever the scope of such non-compliance, or such Borrower’s or Guarantor’s response thereto or the estimated costs thereof, shall change in any material respect.

(d)

Each Borrower and Guarantor shall indemnify and hold harmless Agent, Lenders, their directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and legal expenses) arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material on any of the Real Property, including the costs of any repair, cleanup or other remedial work required under any Environmental Law or by any governmental authority with respect to such property of such Borrower or Guarantor and the preparation and implementation of any closure, remedial or other required plans except for such losses, claims, damages, liabilities, costs or expenses as a result of the gross negligence or wilful misconduct of Agent or such Lender as determined pursuant to a final non-appealable order of a court of competent jurisdiction.  All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination of this Agreement.

9.4

Payment of Taxes and Claims.  Each Borrower and Guarantor shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books.  Each Borrower and Guarantor shall be liable for any tax or penalties imposed on Agent or any Lender as a result of the financing arrangements provided for herein and each Borrower and Guarantor agrees to indemnify and hold Agent and Lenders harmless with respect to the foregoing, and to repay to Agent and Lenders on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans.  The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

9.5

Insurance.  Each Borrower and Guarantor shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated.  Such policies of insurance shall be reasonably satisfactory to Agent as to form, amount and insurer.  Agent and Lenders acknowledge that the policies of insurance maintained by Borrowers and Guarantors as disclosed to Agent and listed on Schedule 9.5 hereto are satisfactory as of the date hereof based on the circumstances of Borrowers and Guarantors as of the date hereof.  If such policies are cancelled or expire, Borrowers and Guarantors may obtain new policies from different insurance companies so long as such policies and insurance company are comparable to the insurance policies and insurance company existing on the date hereof regarding form, amount and insurer.  Borrowers shall furnish certificates, policies or endorsements to Agent as Agent shall reasonably require as proof of such insurance, and, if any Borrower fails to do so, Agent is authorized, but not required after notice to Huffy, to obtain such insurance at the expense of Borrowers.  All policies shall provide for at least thirty (30) days prior written notice to Agent of any cancellation or reduction of coverage (other than as a result of the failure to pay premiums, and ten (10) days prior written notice to Agent of any cancellation or reduction of coverage as the result of the failure to pay premiums) and that Agent may act as attorney for each Borrower, Guarantors or such Subsidiary in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance.  Borrowers and Guarantors shall cause Agent or Canadian Lender, as applicable to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers and Guarantor shall obtain non-contributory lender’s loss payable endorsements to all insurance policies in form and substance satisfactory to Agent.  Such lender’s loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Agent, for the benefit of Lenders or Canadian Lender, as applicable, as its interests may appear and further specify that Agent shall be paid regardless of any act or omission by any Borrower, Guarantor or any of its Affiliates.  At its option, Agent may apply any insurance proceeds received by Agent at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Agent may determine or hold such proceeds as cash collateral for the Obligations.

9.6

Financial Statements and Other Information.

(a)

Each Borrower and Guarantor shall, and shall cause its Subsidiaries to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the businesses of Borrowers, Guarantors and their Subsidiaries (if any) in accordance with GAAP and Borrowers and Guarantors shall furnish or cause to be furnished to Agent:  (i) within thirty (30) days after the end of each fiscal month, monthly unaudited consolidated financial statements of Huffy and its Subsidiaries (including in each case, balance sheets, statements of income and loss, and statements of cash flow) and monthly unaudited consolidating financial statements of Huffy and its Subsidiaries (including in each case, balance sheets, statements of income and loss, and statements of cash flow), in each case, all in reasonable detail, fairly presenting the financial position and the results of the operations of Huffy and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Huffy, subject to normal year-end adjustments, and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Agent of the calculations used in determining, as of the end of such month, whether Borrowers were in compliance with the covenants set forth in Sections 9.22 of this Agreement for such month (provided, that, such monthly unaudited consolidating financial statements may not be prepared in accordance with GAAP, but shall in each case be prepared consistent with the current practices of Huffy and its Subsidiaries as of the date hereof), (ii) within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements of Huffy and its Subsidiaries (including in each case, balance sheets, statements of income and loss and statements of cash flow) and unaudited consolidating financial statements of Huffy and its Subsidiaries (including in each case, balance sheets, statements of income and loss and statements of cash flow), in each case all in reasonable detail, fairly presenting the financial position and the results of operations of Huffy and its Subsidiaries as of the end of and through such fiscal quarter (provided, that, such quarterly unaudited consolidating financial statements may not be prepared in accordance with GAAP, but shall in each case be prepared consistent with the current practices of Huffy and its Subsidiaries as of the date hereof), and (iii) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated financial statements of Huffy and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity), and the accompanying notes thereto, and unaudited consolidating financial statements of Huffy and its Subsidiaries (including in each case, balance sheets, statements of income and loss and statements of cash flow), in each case all in reasonable detail, fairly presenting the financial position and the results of the operations of Huffy and its Subsidiaries as of the end of and for such fiscal year (provided, that, such annual unaudited consolidating financial statements may not be prepared in accordance with GAAP, but shall in each case be prepared consistent with the current practices of Huffy and its Subsidiaries as of the date hereof), together with, as to the consolidated financial statements, the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Huffy and reasonably acceptable to Agent, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Huffy and its Subsidiaries as of the end of and for the fiscal year then ended.  Agent acknowledges that as of the date hereof KPMG Peat Marwick is an independent accounting firm acceptable to Agent for this purpose.

(b)

Borrowers and Guarantors shall promptly notify Agent in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral  having a value of $250,000 in any one case or $500,000 in the aggregate or which would have a Material Adverse Effect and (ii) the occurrence of any Event of Default or act, condition or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

(c)

Borrowers and Guarantors shall promptly after the sending or filing thereof furnish or cause to be furnished to Agent copies of all reports which any Borrower or Guarantor sends to its stockholders generally and copies of all reports and registration statements which any Borrower or Guarantor files with the Securities and Exchange Commission, any national or other securities exchange or the National Association of Securities Dealers, Inc.

(d)

Borrowers and Guarantors shall furnish or cause to be furnished to Agent such budgets, forecasts, projections and other information respecting the Collateral and the business of any Borrower or Guarantor, as Agent may, from time to time, reasonably request.  Agent and Lenders are hereby authorized to deliver a copy of any financial statement or any other information relating to the business of any Borrower or Guarantor to any court or other Governmental Authority requiring a copy or to any Participant or assignee or prospective Participant or assignee, subject to Section 11.4 hereof.  In the event that Borrowers or Guarantors shall fail to promptly deliver any copies of financial statements or any reports or management letters prepared by accountants and auditors on behalf of any Borrower, Agent may request such items directly from such accountants and auditors. Each Borrower and Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Agent, at Borrowers’ expense, copies of the financial statements of Borrowers and Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of any Borrower.  Any documents, schedules, invoices or other papers delivered to Agent may be destroyed or otherwise disposed of by such Agent one (1) year after the same are delivered to such Agent, except as otherwise designated by Borrower to such Agent in writing.

9.7

Sale of Assets, Consolidation, Merger, Dissolution, Etc.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly:

(a)

merge into or with or amalgamate or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it (except as may be required by Section 4.2 hereof), or

(b)

sell, assign, lease, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for:

(i)

sales of Inventory in the ordinary course of business;

(ii)

the disposition of worn-out or obsolete Equipment so long as (A) such sales do not involve Equipment having an aggregate fair market value in excess of $500,000 for all such Equipment disposed of in any fiscal year and (B) all proceeds are paid to Agent for application to the Obligations in such order and manner as Agent may determine;

(iii)

Asset Sales, except as otherwise provided herein, by any Borrower or Guarantor after the date hereof to the extent consented to in writing by Agent and Lenders;

(iv)

sales or other dispositions by Huffy of the Celina Property or the sale or other disposition by HCAC of the Harrisburg Property, provided, that, as to each and all such sales,

(A)

Agent shall have received not less than ten (10) Business Days prior written notice of such sale, which notice shall set forth in reasonable detail satisfactory to Agent, the parties to such sale or other disposition, the assets to be sold or otherwise disposed of, the purchase price and the manner of payment thereof and such other information with respect thereto as Agent may request,

(B)

as of the date of such sale or other disposition and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time would constitute an Event of Default, shall exist or have occurred,

(C)

such sale shall be on commercially reasonable prices and terms in a bona fide arm’s length transaction, and

(D)

any and all Net Available Proceeds payable or delivered to any Borrower or Guarantor in respect of such sale or other disposition shall be paid or delivered, or caused to be paid or delivered, to Agent for application to the Obligations in such order and manner as Agent may determine,

(v)

the issuance and sale by any Borrower or Guarantor of Capital Stock of such Borrower or Guarantor after the date hereof; provided, that, (A) Agent shall have received not less than three (3) Business Days prior written notice of such issuance and sale, which notice shall specify the party selling such Capital Stock, the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by such Borrower or Guarantor from such sale, (B) such Borrower or Guarantor shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, except that such Borrower or Guarantor may pay cash dividends in respect of such Capital Stock on terms and conditions and in amounts acceptable to Agent so long as Agent shall have received, in form and substance satisfactory to Agent, an agreement in writing from the holders of such shares of Capital Stock with respect to the rights to payment and other rights of the holder of such shares, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of any Borrower or Guarantor to request or receive Loans or Letter of Credit Accommodations or the right of any Borrower or Guarantor to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of any Borrower or Guarantor with Agent and Lenders or are more restrictive or burdensome to any Borrower or Guarantor than the terms of any Capital Stock of such Borrower or Guarantor in effect on the date hereof, and (D) as of the date of such issuance and sale and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred;

(vi)

the licensing by Huffy Brands and Gen-X Swiss of Intellectual Property owned by it to any Borrower, provided, that, as to any such license:  (A) any rights of such Borrower shall be subject to the rights of Agent and Lenders in such Intellectual Property (including the rights of Agent and Lenders to use such Intellectual Property as provided in Section 10.2 hereof), (B) such license shall not impair, hinder or otherwise adversely affect the rights of Agent and Lenders with respect to such Intellectual Property, (C) such license as to any Borrower shall be consistent with the reasonable requirements of such Borrower in the ordinary course of its business and on terms no less favorable to such Borrower then such Borrower would otherwise be able to obtain from any person which is not an Affiliate (assuming for this purpose that such other person were the owner of the Intellectual Property subject to such license), (D) no Borrower shall make or be required to make any payments in cash or other immediately available funds or other property to Huffy Brands or Gen-X Swiss pursuant to such license arrangements and (E) all Indebtedness and other obligations of any Borrower to Huffy Brands arising in connection with such licensing arrangements shall be subject and subordinate in right of payment to the prior indefeasible payment and satisfaction in full of the Obligation;

(vii)  the issuance of Capital Stock of any Borrower or Guarantor consisting of common stock pursuant to a stock option plan (including, without limitation, the Amended and Restated 1989 Employee Stock Option Purchase Plan which became effective as of January 1, 1999) or 401(k) plans of such Borrower or Guarantor for the benefit of its employees, directors and consultants, provided, that, in no event shall such Borrower or Guarantor be required to issue, or shall such Borrower or Guarantor issue, Capital Stock pursuant to such stock option plans or 401(k) plans which would result in a Change of Control or other Event of Default;

(viii)  the transfer by Huffy Brands of the Intellectual Property owned by Huffy Brands to the Borrower that licenses such Intellectual Property as of the date hereof from Huffy Brands on or about the date of a Business Unit Sale of the assets of such Borrower, so long as such Business Unit Sale has been consented to by Agent and the Intellectual Property so transferred shall remain subject to the security interest and lien of Agent (such that the security interest and lien of Agent shall continue in the Intellectual Property as so transferred and owned by such Borrower until such security interest and lien may be released pursuant to such Business Unit Sale subject to such terms and conditions as Agent may agree);

(c)

wind up, liquidate or dissolve; or

(d)

agree to do any of the foregoing.

9.8

Encumbrances.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except:

(a)

liens and security interests of Agent for itself and the benefit of Lenders and of Canadian Lender;

(b)

liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to any Borrower, Guarantor or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books;

(c)

non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of the business of any Borrower, Guarantor or such Subsidiary, as the case may be, to the extent: (i) such liens secure Indebtedness which is not overdue or (ii) such liens secure Indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Borrower, Guarantor or such Subsidiary, as the case may be, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

(d)

liens arising from (i) operating leases and the precautionary UCC and PPSA financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by a Borrower located on the premises of such Borrower (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Borrowers and the precautionary UCC and PPSA financing statement filings in respect thereof;

(e)

zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of any Borrower, Guarantor or such Subsidiary, as the case may be, as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

(f)

purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property arising after the date hereof to secure Indebtedness of any Borrower permitted under Section 9.9 hereof so long as such security interests and mortgages do not apply to any property of such Borrower other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

(g)

deposits of cash with the owner or lessor of premises leased and operated by any Borrower in the ordinary course of the business of such Borrower to secure the performance by such Borrower of its obligations under the terms of the lease for such premises; and

(h)

the liens and security interests set forth on Schedule 8.4 hereto.

9.9

Indebtedness.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any Indebtedness, except:

(a)

the Obligations;

(b)

Indebtedness arising in the ordinary course of the business of such Borrower, Guarantor or Subsidiary in connection with worker’s compensation, unemployment insurance or other types of social security benefits in each case consistent with the current practices of such Borrower, Guarantor or Subsidiary as of the date hereof;

(c)

Hedging Obligations of Borrowers consisting of interest rate protection obligations entered into by Borrowers in the ordinary course of the business of Borrowers consistent with the current practices of Borrowers as of the date hereof; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000, are not for speculative purposes and such Indebtedness shall be unsecured;

(d)

unsecured Indebtedness of any Borrower to any other Borrower on or arising after the date hereof pursuant to loans or advances by such Borrower to such other Borrower, provided, that, as to any such loan, (i) each month Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of any change in the outstanding amount of such loans from the amount set forth in the most recent report thereof previously provided to Agent under this clause (g)(i), (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, (iii) as of the date of the making of such loan and after giving effect thereto, the Borrower making such loan shall be Solvent; (iv) as of the date of each such loan and after giving effect thereto, no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred, and (v) as of the date of any such loan and after giving effect thereto, the Excess Availability of the Borrower making such loan shall be not less than $10,000,000 as to loans or advances made by Huffy, $1,500,000 as to loans or advances made by Royce, $1,000,000 as to loans or advances made by Huffy Service and $100,000 as to loans or advances made by American, $2,500,000 as to loans or advances made by Gen-X, and $7,500,000 as to loans or advances made by Canadian Borrower.

(e)

unsecured Indebtedness of any Borrower to any Guarantor or any Subsidiary of any Borrower or Guarantor (other than Borrowers) arising on or after the date hereof pursuant to loans by such Guarantor or Subsidiary thereof to such Borrower, provided, that, as to any such loan (i) the Indebtedness arising pursuant to such loan is subject to, and subordinate in right of payment to, the right of Agent and Lenders to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Agent,  (ii) Agent shall have received, in form and substance satisfactory to Agent, a subordination agreement providing for the terms of the subordination in right of payment of such Indebtedness of such Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Guarantor or Subsidiary (as the case may be) and Borrower, (iii) such Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness, (iv) each month Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of any change in the outstanding amount of such loans from the amount set forth in the most recent report thereof previously provided to Agent under this clause (h)(iv), and (v) such Indebtedness shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Agent to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require;

(f)

unsecured Indebtedness of any Guarantor to any other Guarantor arising on or after the date hereof pursuant to loans by such Guarantor to such other Guarantor, provided, that, as to any such loan, (i) each month Borrowers shall provide to Agent a report in form and substance satisfactory to Agent of any change in the outstanding amount of such loans from the amount set forth in the most recent report thereof previously provided to Agent,  (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is delivered to Agent or in the case of any Canadian Company, Canadian Lender, to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Agent may require, and (iii) as of the date of the making of such loan and after giving effect thereto, the Guarantor making such loan shall be Solvent;

(g)

Indebtedness of any Subsidiary of Huffy, other than Borrowers and Guarantors, provided, that, (i) as to any such Indebtedness Borrowers and Guarantors shall not be directly or indirectly liable (by virtue of such Borrower or Guarantor being the primary obligor on, guarantor of, or otherwise liable in any respect of such Indebtedness), (ii) the occurrence of a default with respect thereto shall not result in, or permit any holder of any Indebtedness of any Borrower or Guarantor to declare a default on Indebtedness of any Borrower or Guarantor or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (iii) the aggregate amount of all of such Indebtedness shall not exceed $250,000 at any time outstanding;

(h)

unsecured Indebtedness of any Borrower or Guarantor arising after the date hereof owing to any Person (other than any other Borrower or Guarantor); provided, that, as to any such Indebtedness, each of the following conditions is satisfied as determined by Agent:  (i) Agent shall have received not less than ten (10) Business Days prior written notice of the intention to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Agent, the amount of such Indebtedness, the person to whom such Indebtedness will be owed, the interest rate and fees, the schedule of repayments and maturity date with respect thereto and such other information with respect thereto as Agent may request, (ii) Agent shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereof, (iii) such Indebtedness shall be incurred by such Borrower or Guarantor at commercially reasonable rates and terms in a bona fide arm’s length transaction, (iv) such Indebtedness shall not be owed to any shareholder, officer, director, agent, employee or other Affiliate of any Borrower or Guarantor, unless such Indebtedness is subordinated in right of payment to the indefeasible payment and satisfaction in full of the Obligations and Agent shall have received a subordination agreement, in form and substance satisfactory to Agent, providing for such subordination and related matters, duly authorized, executed and delivered by the person to whom such Indebtedness is owed, such Borrower and Guarantor, (v) as of the date of incurring such Indebtedness, and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred, (vi) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $10,000,000, (vii) such Indebtedness shall not at any time include terms and conditions which in any manner adversely affect Agent or Lenders or any rights of Agent or Lenders as determined in good faith by Agent or which are more restrictive or burdensome than the terms or conditions of any other Indebtedness of any Borrower (taken as a whole) as in effect on the date hereof, (viii) Borrowers shall be in compliance with Section 9.22 hereof after giving effect to such Indebtedness on a pro forma basis, (ix) such Borrower or Guarantor may only make regularly scheduled payments of principal and interest in respect of such Indebtedness, (x) such Borrower or Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of the agreements with respect to such Indebtedness, except as consented to in writing by Agent, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (xi) Borrowers and Guarantor shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf promptly after the receipt thereof, or sent by any Borrower and Guarantor or on its behalf, concurrently with the sending thereof, as the case may be;

(i)

unsecured Indebtedness of any Borrower to any senior management employees of a Borrower arising pursuant to retention agreements (including the non-complete provisions thereof) of such Borrower with such employee and unsecured Indebtedness of any Borrower to any non-senior management employees of such Borrower arising pursuant to the severance policies of such Borrower, in each case in connection with a proposed Business Unit Sale, provided, that, (i) promptly upon Agent’s request, Borrowers shall provide to Agent a copy of such severance policies and retention agreements and non-compete agreements and the terms of such arrangements and other information with respect thereto as may be requested by Agent and (ii) the amounts which such Borrower is obligated to pay pursuant to such severance obligations and retention agreements and non-compete agreements shall only be payable to the employees upon the effectiveness of the Business Unit Sale;

(j)

Indebtedness existing as of the date hereof set forth on Schedule 9.9 hereto, provided, that, (i) the Borrower obligated in respect of such Indebtedness or Guarantor (as the case may be) may only make regularly scheduled payments or mandatory prepayments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, except, that, any Borrower or Guarantor may make payments or prepayments of principal or interest with respect thereto provided that, as of the date of any such payment or prepayment and after giving effect thereto (A) no Event of Default or act, event or condition which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing and (B) the aggregate Excess Availability of Borrowers shall be not less than $25,000,000, (ii) such Borrower or Guarantor shall not, directly or indirectly, amend, modify, alter or change the terms of the agreements, documents and instruments entered into in connection therewith, except, that, such Borrower or Guarantor may, after prior written notice to Agent, amend, modify, alter or change the terms thereof so as to extend the maturity thereof or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, (iii) such Borrower or Guarantor shall not, directly or indirectly redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose any Borrower or Guarantor, as the case may be, obligated with respect of any such Indebtedness may redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or invest sums for such purpose; except, that, any such Borrower or Guarantor may take any of the actions listed in this clause (iii), provided, that, as of the date thereof and after giving effect thereto (A) no Event of Default or act, event or condition which with notice or passage of time or both would constitute an Event of Default shall exist or have occurred and be continuing and (B) the aggregate Excess Availability of Borrowers shall be not less than $25,000,000 and (iv) such Borrowers and Guarantor shall furnish to Agent all notices or demands in connection with such Indebtedness either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be.

9.10

Loans, Investments, Guarantees, Etc.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly, make any loans or advance money or property to any Person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any Person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the Indebtedness, performance, obligations or dividends of any Person or hold any cash or Cash Equivalents. or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

(a)

guarantees by any Borrower or Guarantor of the Obligations in favor of Agent and Lenders or Canadian Lender;

(b)

the endorsement of instruments for collection or deposit in the ordinary course of business;

(c)

investments in cash or Cash Equivalents so long as there are no Loans outstanding and such investments are pledged and delivered to Agent upon Agent’s request; except that Borrowers shall not be required to pledge and deliver such investments to Agent at any time that all of the following conditions are satisfied: (i) the aggregate Excess Availability of Borrowers is not less than $25,000,000, and (ii) no Event of Default or act, condition or event which with notice or passage of time or both would constitute in Event of Default, shall exist or have occurred and be continuing;

(d)

the existing equity investments of each Borrower and Guarantor as of the date hereof in its respective Subsidiaries as of the date hereof;

(e)

stock or obligations issued to a Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to such Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Agent, upon Agent’s request, together with such stock power, assignment or endorsement by such Borrower as Agent may request;

(f)

obligations or account debtors to a Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to such Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by such Borrower, such promissory note shall be endorsed to the order of Agent, for itself and the ratable benefit of Lenders, by such Borrower and promptly delivered to Agent as so endorsed;

(g)

loans and advances by any Borrower, Guarantor or any Subsidiary to employees of such Borrower, Guarantor or Subsidiary not to exceed the principal amount of $1,000,000 in the aggregate at any time outstanding for:  (i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower, Guarantor or Subsidiary and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

(h)

loans by any Borrower to any other Borrower to the extent the Indebtedness of such Borrower arising pursuant to such loans are permitted under Section 9.9(d);

(i)

unsecured guarantees by any Borrower, Guarantor or any of their respective Subsidiaries of the obligations of any Borrower, Guarantor or other Subsidiary of any Borrower or Guarantor to any third party with respect to leases of real property or personal property in the ordinary course of business and other such unsecured guarantees, provided, that, (i) the aggregate amount of the liability of all Borrowers pursuant to such other unsecured guarantees shall not exceed $500,000 in the aggregate and (ii) as to all such guarantees, no Borrower shall guarantee any obligations of any Subsidiary of any Borrower or Guarantor which is not a Borrower or Guarantor;

(j)

loans by any Borrower to senior management employees of such Borrower in connection with a proposed Business Unit Sale of the assets or Capital Stock of such Borrower, provided, that, promptly upon Agent’s request, Borrowers shall provide to Agent a copy or the original of all agreements evidencing or relating to such arrangements, including the original of any note evidencing the Indebtedness arising pursuant to such loans, and such other information with respect thereto as Agent may request;

(k)

the existing loans, advances and guarantees by any Borrower and Guarantor outstanding as of the date hereof as set forth on Schedule 9.10 hereto; provided, that, as to such loans, advances and guarantees, (i) such Borrower and Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument related thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire such guarantee or set aside or otherwise deposit or invest any sums for such purpose and (ii) Borrowers and Guarantor shall furnish to Agent all notices or demands in connection with such loans, advances or guarantees either received by any Borrower or Guarantor or on its behalf, promptly after the receipt thereof, or sent by any Borrower or Guarantor or on its behalf, concurrently with the sending thereof, as the case may be; and

(l)

loans of money or property (other than Collateral) to any Person, or investment by capital contribution in any Person (other than as otherwise permitted above); provided, that, as to any such loans or investments, each of the following conditions is satisfied: (i) the Person receiving such loan or investment is engaged in a business related, ancillary or complimentary to the business of Borrowers and Guarantors as conducted on the date hereof, (ii) the total amount of any such loans or investments shall not exceed $10,000,000 in the aggregate, (iii) as of the date of any such loan or investment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute in Event of Default, shall exist or have occurred and be continuing, (iv) in the case of an investment by capital contribution, at Agent’s option, the original of any stock or other instrument evidencing such capital contribution shall be promptly delivered to Agent, for the benefit of Lenders, together with such stock power, assignment or endorsement as Agent may request, (v) in the case of loans of money or property, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Agent, for the benefit of Lenders, at Agent’s option, together with an appropriate endorsement and with full recourse to the payee thereof, (vi) as of the date of any loan or investment and after giving thereto, the aggregate Excess Availability of Borrowers shall be not less than $25,000,000, (vii) as of the date of any loan or investment and after giving effect thereto, the combined Net Worth of Borrowers shall be not less than $50,000,000 and (viii) Agent shall have received (A) not less than five (5) Business Days prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Agent may request.

9.11

Dividends and Redemptions.  Each Borrower and Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of any Capital Stock of such Borrower or Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except that:

(a)

any Subsidiary of a Borrower may pay dividends to such Borrower;

(b)

any Borrower or Guarantor may pay dividends to the extent permitted in Section 9.12 below;

(c) any Borrower, Guarantor or any of their respective Subsidiaries may repurchase Capital Stock consisting of common stock held by employees pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of such plan, provided, that, as to any such repurchase, each of the following conditions is satisfied: (i) as of the date of the payment for such repurchase and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing, (ii) such repurchase shall be paid with funds legally available therefor, (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound, and (iv) the aggregate amount of all payments for such repurchases in any calendar year shall not exceed $250,000; and

(d) any Borrower or Guarantor may declare and pay dividends in respect of any Capital Stock of such Borrower or Guarantor or redeem, retire, defease or repurchase or acquire any shares of Capital Stock of any Borrower or Guarantor; provided, that, as to any such payment, each of the following conditions is satisfied:  (i) in no event shall the aggregate amount of all of such payments in any fiscal year exceed $5,000,000, (ii) as of the date that such Borrower or Guarantor may and after giving effect thereto, the aggregate Excess Availability of Borrowers shall be not less than $25,000,000, (iii) as of the date that such Borrower or Guarantor may make such payment and after giving effect thereto, no Event of Default or act, condition or event which with notice or passage of time or both would constitute  an Event of Default, shall exist or have occurred and be continuing.

9.12

Transactions with Affiliates.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, directly or indirectly:

(a)

purchase, acquire or lease any property from, or sell, transfer or lease any property to, or render or obtain any services to or from, any officer, employee, shareholder, director, agent or any other Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower’s, Guarantor’s or Subsidiary’s (as the case may be) business and upon fair and reasonable terms no less favorable to such Borrower, Guarantor or Subsidiary than it would obtain in a comparable arm’s length transaction with a person who is not an Affiliate, it being acknowledged and agreed that Gen-X and Gen-X Canada may, in the ordinary course of their respective businesses, purchase from time to time Accounts from Gen-X Swiss in accordance with the requirements of this Section 9.12(a) and subject to the further requirement that all such purchases be made pursuant to an Absolute Assignment in substantially the form of Exhibit C hereto; or

(b)

make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any officer, employee, shareholder, director or any other Affiliate of any Borrower or Guarantor except (i) reasonable compensation to officers, employees and directors for services rendered to such Borrower, Guarantor or Subsidiary, as the case may be, in the ordinary course of business, (ii) payments by a Borrower to any other Borrower in respect of Indebtedness arising pursuant to loans made by such Borrower or Guarantor to the extent such Indebtedness permitted under Section 9.9 hereof, (iii) payments by a Borrower or Guarantor to Huffy or Canadian Borrower for administrative services performed by Huffy or Canadian Borrower on behalf of such Borrower or Guarantor upon fair and reasonable terms no less favorable than it would obtain in a comparable arm’s-length transaction with a person who is not an Affiliate, (iv) payments by a Borrower or Guarantor to Huffy for actual and necessary reasonable out-of-pocket legal and accounting, insurance, marketing, payroll and similar types of services paid for by Huffy on behalf of the other Borrowers or Guarantor in the ordinary course of their respective businesses or as the same may be directly attributable to the other Borrowers or Guarantors and (v) payments by a Borrower in respect of severance arrangements and retention agreements with senior management employees permitted under Section 9.9 hereof in connection with a proposed Business Unit Sale upon the effectiveness of the transfer of assets to such Business Unit Sale, subject to the limitation on the amount of such payments set forth in Section 9.9 hereof.

9.13

Changes in Business.  Each Borrower, Guarantor and their Subsidiaries shall not engage in any business other than the businesses of such Borrower, Guarantor or Subsidiary on the date hereof and any businesses reasonably related, ancillary or complimentary to the businesses in which such Borrower, Guarantor or Subsidiary are engaged on the date hereof.

9.14

Sale and Leasebacks.  Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby such Borrower, Guarantor or Subsidiary, as the case may be, shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (except to the extent of Capital Leases permitted under Section 9.9 hereof).

9.15

Compliance with ERISA.

(a)

Each Borrower and Guarantor shall not, and shall not permit any Subsidiary to, with respect to any “employee benefit plans” maintained by any Borrower or Guarantor or any of its ERISA Affiliates:  (i) terminate any of such employee pension plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created thereunder which would subject any Borrower, Guarantor or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under the Code or ERISA, (iii) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under ERISA, the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee benefit plan, (v) allow or suffer to exist any occurrence of a reportable event (except as disclosed in Schedule 8.9 hereof, but subject to the representation with respect thereto set forth in Section 8.9 hereof) or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or (vi) incur any withdrawal liability with respect to any multiemployer pension plan.

(b)

As used in this Section 9.15, the term “employee pension benefit plans,” “employee benefit plans”, “accumulated funding deficiency” and “reportable event” shall have the respective meanings assigned to them in ERISA, and the term “prohibited transaction” shall have the meaning assigned to it in the Code and ERISA.

(c)  Borrower and Guarantors shall cause the Canadian Pension Plan to be administered in accordance with the requirements of the applicable pension plan texts, funding agreements, the Income Tax Act (Canada) and applicable provincial pension benefits legislation.  Upon Agent’s request, Borrowers and Guarantors shall use their best efforts to deliver to Agent an undertaking of the funding agent for the Canadian Pension Plan stating that the funding agent will notify Agent within seven (7) days of the failure of any Borrower or Guarantor to make any required contribution to the Canadian Pension Plan.  Borrowers and Guarantors shall not accept payment of any amount from the Canadian Pension Plan without the prior written consent of Agent.  Without the prior written consent of Agent, Borrowers and Guarantors shall not terminate, or cause to be terminated, the Canadian Pension Plan, if such plan would have a solvency deficiency on termination.  Borrowers and Guarantors shall promptly provide Agent with any documentation relating to the Canadian Pension Plan as Agent may reasonably request.  Borrowers and Guarantors shall notify Agent within thirty (30) days of (i) a material increase in the liabilities of the Canadian Pension Plan, (ii) the establishment of a new registered pension plan, (iii) commencing payment of contributions to the Canadian Pension Plan to which any Borrower or Guarantor had not previously been contributing.

9.16

Additional Bank Accounts.  Each Borrower and Guarantor shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.10 hereto, except:  (a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Agent and subject to such conditions thereto as Agent may establish and (b) as to any accounts used by any Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Agent.

9.17

End of Fiscal Years; Fiscal Quarters.  Huffy shall, for financial reporting purposes, cause its, and each of its Subsidiaries’ (a) fiscal years to end on December 31 of each year and (b) fiscal quarters to end on or around March 31, June 30, September 30 and December 31 of each year.

9.18

Capital Expenditures.  Huffy and its Subsidiaries shall not, directly or indirectly, make any Capital Expenditures in excess of $10,000,000 in any fiscal year; provided, however, that Huffy and its Subsidiaries may make Capital Expenditures in excess of $10,000,000 in any fiscal year if, as of the date on which each such Capital Expenditure is made, and after giving effect thereto, the aggregate Excess Availability of Borrowers shall be not less than $25,000,000.

9.19  Applications under Insolvency Statutes.  Each Borrower and Guarantor acknowledges that its business and financial relationships with Agent and Lenders are unique from its relationship with any other of its creditors, and agrees that it shall not file any plan of arrangement under the Companies’ Creditors Arrangement Act (Canada) or make any proposal under the Bankruptcy and Insolvency Act (Canada) which provides for, or would permit directly or indirectly, Agent or any Lender to be classified with any other creditor for purposes of such plan or proposal or otherwise.

9.20

Costs and Expenses.  Each Borrower and Guarantor shall pay to Agent, for itself and the benefit of Lenders, all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, the rights of Agent and Lenders, in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including UCC and PPSA financing statement filing taxes and fees, documentary taxes and intangibles taxes, if applicable); (b) all insurance premiums, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Agent’s customary charges and fees with respect thereto; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent and of Canadian Lender, for the ratable benefit of Lenders, and Canadian Lender selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Agent and/or Lenders arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Agent or any Lender during the course of periodic field examinations of the Collateral and any Borrower’s or Guarantor’s operations, plus a per diem charge at the rate of $650 per person per day for Agent’s or any Lender’s examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Agent and Lenders in connection with any of the foregoing.

9.21

Further Assurances.  At the request of Agent or any Lender at any time and from time to time, each Borrower and Guarantor shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements.  Agent may at any time and from time to time request a certificate from an officer of Huffy representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied.  In the event of such a request, Agent and Lenders may, at the option of Agent, cease to make any further Loans or provide any further Letter of Credit Accommodations until Agent has received such certificate.  Where permitted by law, each Borrower hereby authorizes Agent to execute and file one or more UCC and PPSA financing statements signed only by Agent.

9.22

Net Worth.  Borrowers shall at all times maintain aggregate Net Worth of not less than $50,000,000; provided, that, Borrowers shall not be required to comply with the Net Worth covenant set forth in this Section 9.22 at any time that the aggregate Excess Availability of Borrowers is greater than $25,000,000.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

10.1

Events of Default.  The occurrence or existence of any one or more of the following events are referred to herein individually as an “Event of Default”, and collectively as “Events of Default”:

(a) (i) any Borrower or Guarantor fails to pay any of the Obligations within three (3) days after the due date thereof or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.3, 9.4, 9.6, 9.14, 9.15, 9.16, 9.17, 9.20 or 9.22 of this Agreement and such failure shall continue for ten (10) days; provided, that, such ten (10) day period shall not apply in the case of: (A) any failure to observe any such covenant which is not capable of being cured at all or within such ten (10) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or Obligor of any such covenant or (iii) any Borrower or Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i) and 10.1(a)(ii) above;

(b)

any representation, warranty or statement of fact made by Borrower or any Obligor to any Agent or Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

(c)

any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Agent or any Lender;

(d)

any final, non-appealable judgment for the payment of money is rendered against any Borrower or Obligor in excess of $3,000,000 in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against any Borrower or Obligor or any of the Collateral having a value in excess of $3,000,000;

(e)

any Borrower or Obligor dissolves or suspends or discontinues doing business;

(f)

any Borrower or Obligor makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors in connection with a moratorium or adjustment of the Indebtedness due to them;

(g)

a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada)) or any similar law now or hereafter in effect in any jurisdiction, or under any insolvency, arrangements, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or Obligor or all or any part of its properties and such petition or application is not dismissed within forty-five (45) days after the date of its filing or any Borrower or Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(h)

a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect, or a petition, case, application or proceeding under any bankruptcy or insolvency laws of Canada (including the Bankruptcy and Insolvency Act (Canada)) and the Companies’ Creditors Arrangement Act (Canada) or any similar law now or hereafter in effect in any jurisdiction, or under any insolvency, arrangements, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or Obligor or for all or any part of its property; or

(i)

any default by any Borrower or Obligor under any agreement, document or instrument relating to any Indebtedness for borrowed money owing to any person other than Agent or any Lender, or any Capital Leases, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Agent or any Lender, in any case in an amount in excess of $2,000,000, which default continues for more than the applicable cure period, if any, with respect thereto;

(j)

any Change of Control;

(k)

the indictment by any Governmental Authority, or as Agent may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of which any Borrower, Obligor or Agent or any Lender receives notice, of any Borrower or Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of (i) any of the Collateral or (ii) any other property of such Borrower or Obligor which is necessary or material to the conduct of its business;

(l)

there shall be an act, condition or event which has a Material Adverse Effect after the date hereof;

(m)

each of the conditions set forth in Sections 4.2(b), 4.2(c), 4.2(d), 4.2(e) and 4.2(f) shall not have been satisfied within three (3) Business Days following the date hereof;

(n)  a requirement from the Minister of National Revenue for payment pursuant to Section 224 or any successor section of the Income Tax Act (Canada) or Section 317, or any successor section in respect of any Borrower or Obligor of the Excise Tax Act (Canada) or any comparable provision of similar legislation shall have been received by Agent or any Lender or any other Person in respect of any Borrower or Obligor or otherwise issued in respect of any Borrower or Obligor involving an amount in excess of the US Dollar Equivalent of $5,000,000; or

(o)

there shall be an event of default under any of the other Financing Agreements.

10.2

Remedies.

(a)

At any time an Event of Default exists or has occurred and is continuing, Agent and Lenders shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code, the PPSA and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law.  All rights, remedies and powers granted to Agent and Lenders hereunder, under any of the other Financing Agreements, the Uniform Commercial Code, the PPSA or other applicable law, are cumulative, not exclusive and enforceable, in Agent’s discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower or Obligor of this Agreement or any of the other Financing Agreements.  Subject to Section 12 hereof, Agent shall, upon the direction of the Required Lenders, at any time or times an Event of Default exists or has occurred and is continuing, proceed directly against any Borrower or Obligor to collect the Obligations without prior recourse to the Collateral.

(b)

Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Agent may, and upon the direction of the Required Lenders Agent shall, enforce and cause Canadian Lender to enforce, (i) upon notice to Huffy, accelerate the payment of all Obligations and demand immediate payment thereof to Agent, for the ratable benefit of Lenders (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require any Borrower or Obligor, at Borrowers’ expense, to assemble and make available to Agent any part or all of the Collateral at any place and time designated by Agent, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent or any Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of any Borrower or Obligor, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) upon notice to Huffy, terminate this Agreement.  If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent, for the ratable benefit of Lenders.  If notice of disposition of Collateral is required by law, ten (10) days prior notice by Agent to Huffy designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and each Borrower waives any other notice.  In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower and Obligor and Obligor waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Agent’s request, Borrowers will either, as Agent shall specify, furnish cash collateral to the issuer to be used to secure and fund Agent’s reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Agent for the Letter of Credit Accommodations.  Such cash collateral shall be in the amount equal to one hundred ten (110%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the latest expiration date of such Letter of Credit Accommodations.

(c)

At any time or times that an Event of Default exists or has occurred and is continuing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall enforce, and cause Canadian Lender to enforce, the rights of any Borrower or Obligor against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables.  Without limiting the generality of the foregoing, Agent may, in its discretion, and upon the direction of the Required Lenders, Agent shall and shall cause Canadian Lender, as applicable, at such time or times, to (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Agent or Canadian Lender, as applicable and that Agent or Canadian Lender, as applicable has a security interest therein and Agent or Canadian Lender, as applicable, may direct any or all accounts debtors, secondary obligors and other obligors to make payment of Receivables directly to Agent or Canadian Lender, as applicable (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations,  (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Agent and Lenders shall not be liable for any failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Agent may deem necessary or desirable for the protection of its interests and the interests of Lenders.  At any time that an Event of Default exists or has occurred and is continuing, at Agent’s request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Agent and are payable directly and only to Agent and Borrowers and Obligors shall deliver to Agent such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Agent may require.  In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Agent’s request, hold the returned Inventory in trust for Agent or Canadian Lender, as applicable, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Agent’s instructions, and not issue any credits, discounts or allowances with respect thereto without Agent’s prior written consent.

(d)  To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Borrower and Guarantor acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (i) to fail to incur expenses reasonably deemed significant by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as any Borrower or Guarantor, for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Borrower and Guarantor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Borrower or Guarantor or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

(e)

For the purpose of enabling Agent and Lenders to exercise the rights and remedies hereunder, each Borrower and Obligor hereby grants to Agent and Canadian Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrowers or to any Obligor) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property now owned or hereafter acquired by any Borrower or Obligor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(f)

Agent may apply the cash proceeds of Collateral actually received by it from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as it may elect, whether or not then due.  Borrowers and Guarantors shall remain liable to Agent and Lenders for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys’ fees and legal expenses.

(g)

Without limiting the foregoing, upon the occurrence of an Event of Default or an act, condition or event which with notice or passage of time or both would constitute an Event of Default, Agent and Canadian Lender may and, upon the direction of the Required Lenders, Agent and Canadian Lender shall, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Agent or Lenders to Borrowers.

(h)

Agent or Canadian Lender may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or any employee or employees of Agent or Canadian Lender or not, to be a receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of any Collateral of Canadian Borrower (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her stead.  Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed the agent of the Canadian Borrower and not Agent or Canadian Lender, and neither Agent nor Canadian Lender shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants, agents or employees.  Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Canadian Borrower and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral.  To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Canadian Borrower, enter upon, use and occupy all premises owned or occupied by the Canadian Borrower wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on Canadian Borrower’s business or as security for loans or advances to enable the Receiver to carry on Canadian Borrower’s business or otherwise, as such Receiver shall, in its discretion, determine.  Except as may be otherwise directed by the Agent, all money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to the Agent.  Every such Receiver may, in the discretion of the Agent or Canadian Lender, as applicable, be vested with all or any of the rights and powers of the Agent or Canadian Lender, as applicable.  The Agent or Canadian Lender, as applicable, may, either directly or through its agents or nominees, exercise any or all powers and rights given to a Receiver by virtue of the foregoing provisions of this paragraph.

(i)

On and after an Event of Default and for so long as the same is continuing, Borrowers shall pay all costs, charges and expenses incurred by Agent, any Lender or any Receiver or any nominee or agent of Agent, whether directly or for services rendered (including, without limitation, solicitor’s costs on a solicitor and his own client basis, auditor’s costs, other legal expenses and Receiver remuneration) in enforcing this Agreement or any other Financing Agreement and in enforcing or collecting Obligations and all such expenses together with any money owing as a result of any borrowing permitted hereby shall be a charge on the proceeds of realization and shall be secured hereby.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS

AND CONSENTS; GOVERNING LAW

11.1

Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.

(a)

The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall (except as otherwise provided herein) be governed by the internal laws of the State of Illinois but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of Illinois unless otherwise expressly provided in a Financing Agreement, as to interpretation, enforcement, validity, construction, effect, choice of law, and in all other respects, including but not limited to the legality of the interest rate and other charges, but excluding the creation and perfection of security interests, hypothecs and liens which shall be governed and controlled by the laws of the relevant jurisdiction.

(b)

Borrowers, Guarantors, Agent and Lenders irrevocably consent and submit to the non-exclusive jurisdiction of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois and, in addition, Canadian Companies submit to the non-exclusive jurisdiction of the Ontario Superior Court of Justice, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Agent or any Lender shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Agent deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against such Borrower or its property).

(c)

Each Borrower and Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof, attention: Secretary and, in each case in which Huffy is not the addressee, with a copy to Huffy at the address of Huffy set forth on the signature pages hereof and service so made shall be deemed to be completed ten (10) days after the same shall have been so deposited in the U.S. mails, or, at Agent or any Lender’s option, by service upon such Borrower or Guarantor in any other manner provided under the rules of any such courts.  Within thirty (30) days after such service, such Borrower or Guarantor, as the case may be, shall appear in answer to such process, failing which such Borrower or Guarantor, as the case may be, shall be deemed in default and judgment may be entered by Agent or any Lender against such Borrower or Guarantor for the amount of the claim and other relief requested.

(d)

BORROWERS, GUARANTORS AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, GUARANTOR, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWERS, AGENT OR LENDERS MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e)

Agent and Lenders shall not have any liability to Borrowers or Guarantors (whether in tort, contract, equity or otherwise) for losses suffered by any Borrower or Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Agent and such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct.  In any such litigation, Agent and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

11.2

Waiver of Notices.  Each Borrower and Guarantor hereby expressly waives demand, presentment, notice of intent to accelerate, notice of acceleration, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein.  No notice to or demand on any Borrower or Guarantor which Agent may elect to give shall entitle any Borrower or Guarantor to any other or further notice or demand in the same, similar or other circumstances.

11.3

Amendments and Waivers.

(a)

Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed as provided in Section 11.3(b) hereof.  Agent and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its or their rights, powers and/or remedies unless such waiver shall be in writing and signed as provided in Section 11.3(b) hereof.  Any such waiver shall be enforceable only to the extent specifically set forth therein.  A waiver by Agent or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power/and or remedy which Agent or any Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

(b)

Neither this Agreement nor any other Financing Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Agent and the Required Lenders, and as to amendments to any of the Financing Agreements, by Borrowers; except, that, any change, waiver, discharge or termination with respect to the following shall require the consent of Agent and all Lenders:

(i)

the extension of the Final Maturity Date,

(ii)

reduction in the interest rate or any fees or the extension of the time of payment of interest or any fees or reduction in the principal amount of any Loan or Letter of Credit Accommodations,

(iii)

increase in the Commitment of any Lender over the amount thereof then in effect or provided hereunder (it being understood that a waiver of any Event of Default shall not constitute a change in the terms of any Commitment of any Lender),

(iv)

the release of any Collateral (except as expressly required by the Financing Agreements and except as permitted under Section 12.11(b) hereof),

(v)

the amendment, modification or waiver of:  (A) the terms of the following definitions or any provisions relating thereto:  Eligible Accounts, Eligible Inventory, Excess Availability, Final Maturity Date, Maximum Credit, or (B) any provision of this Section 11.3,

(vi)

the reduction of any percentage specified in the definition of Required Lenders,

(vii)  the consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, or

(viii)  the increase in the advance rates constituting part of the Borrowing Base.

(c)

Notwithstanding anything to the contrary contained in Section 11.3(b) above, in the event that any Borrower requests that this Agreement or any other Financing Agreements be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Required Lenders, then, with the consent of Borrower and the Required Lenders, Borrower and the Required Lenders may amend this Agreement without the consent of the Lender or Lenders which did not agree to such amendment or other modification (collectively, the “Minority Lenders”) to provide for (i) the termination of the Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other Lenders, or an increase in the Commitment of one or more of the Required Lenders, so that the Commitments, after giving effect to such amendment, shall be in the same aggregate amount as the Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Required Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iv) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as Borrowers and the Required Lenders may determine to be appropriate.

(d)

The consent of Agent shall be required for any amendment, waiver or consent affecting the rights or duties of Agent hereunder or under any of the other Financing Agreements, in addition to the consent of the Lenders otherwise required by this Section.

11.4

Confidentiality.

(a)

Each Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrowers and Guarantors pursuant to this Agreement which is marked as confidential at the time such information is furnished by Borrowers and Guarantors to such Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which such Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have been instructed to treat such information as confidential in accordance with this Section 11.4 and shall have acknowledged such instructions and agreed to comply therewith or (v) to counsel for Agent or any Lender or any participant or assignee (or prospective participant or assignee).  In the event that any Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, such Lender agrees (A) to the extent permitted by applicable law of if permitted by applicable law, statute, rule or regulation to the extent such Lender determines in good faith that it will not create any risk of liability to such Lender, that such Lender will promptly notify Huffy of such request so that Huffy may seek a protective order or other appropriate relief or remedy and (B) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrowers of such Lender’s reasonable expenses, cooperate with Borrowers and Guarantors in their efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrowers or Guarantors so designate, to the extent permitted by applicable law or if permitted by applicable law, to the extent such Lender determines in good faith that it will not create any risk of liability to such Lender.

(b)

In no event shall this Section 11.4 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by any Borrower or Guarantor or any third party without breach of this Section 11.4 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, or in violation of any other confidentiality agreement in favor of a Borrower or Guarantor to the extent Agent has actual knowledge of such agreement and the violation thereof at the time it receives such information, (ii) to apply to or restrict disclosure of information that was or becomes available to Agent or any Lender on a non-confidential basis from a person other than Borrowers and Guarantors other than in violation of a confidentiality agreement in favor of a Borrower or Guarantor by such person to the extent Agent has actual knowledge of such agreement and the violation thereof at the time it receives such information, (iii) require Agent or any Lender to return any materials furnished by Borrowers and Guarantors to Agent or any Lender or (iv) prevent Agent or any Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information.  The obligations of Agent and Lenders under this Section 11.4 shall supersede and replace the obligations of Agent and any Lender under any confidentiality letter signed prior to the date hereof.

11.5

Waiver of Counterclaims.  Each Borrower and Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.6

Indemnification.  Each Borrower and Guarantor shall indemnify and hold Agent and each Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any of the other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the reasonable fees and expenses of counsel, except for such losses, claims, damages, liabilities, costs or expenses resulting from the gross negligence or wilful misconduct of a Lender, its directors, agents, employees or counsel as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.  To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Agent and Lenders in satisfaction of indemnified matters under this Section.  The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

11.7

Currency Indemnity.  If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any of the other Financing Agreements, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any of the other Financing Agreements in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given.  For this purpose, “rate of exchange” means the rate at which Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice.  In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by Agent of the amount due, Borrowers and Guarantors will, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent and Lenders on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by Agent is the amount then due under this Agreement or such other of the Financing Agreements in the Currency Due.  If the amount of the Currency Due which Agent is able to purchase is less than the amount of the Currency Due originally due to it, Borrowers and Guarantors shall indemnify and save Agent and Lenders harmless from and against loss or damage arising as a result of such deficiency.  The indemnity contained herein shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Financing Agreements, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any of the other Financing Agreements or under any judgment or order.

SECTION 12.  THE AGENT

12.1

Appointment, Powers and Immunities.  Each Lender hereby irrevocably designates, appoints and authorizes Congress to act as Agent hereunder and under the other Financing Agreements with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Financing Agreements, together with such other powers as are reasonably incidental thereto.  Agent (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Financing Agreements, and shall not by reason of this Agreement or any other Financing Agreement be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Financing Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Financing Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Agreement or any other document referred to or provided for herein or therein or for any failure by any Borrower or Obligor or any other Person to perform any of its obligations hereunder or thereunder; and (c) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Financing Agreement or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  Agent may deem and treat the payee of any note as the holder thereof for all purposes hereof unless and until the assignment thereof pursuant to an agreement (if and to the extent permitted herein) in form and substance satisfactory to Agent shall have been delivered to and acknowledged by Agent.

12.2

Reliance by Agent.  Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent.  As to any matters not expressly provided for by this Agreement or any other Financing Agreement, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

12.3

Events of Default.

(a)

Agent shall not be deemed to have knowledge or notice of the occurrence of an Event of Default or other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, unless and until Agent has received written notice from a Lender, or any Borrower or Guarantor specifying such Event of Default or any unfulfilled condition precedent, and stating that such notice is a “Notice of Default or Failure of Condition”.  In the event that Agent receives such a Notice of Default or Failure of Condition, Agent shall give prompt notice thereof to the Lenders.  Agent shall (subject to Section 12.7) take such action with respect to any such Event of Default or failure of condition precedent as shall be directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event of Default or failure of condition precedent, as it shall deem advisable in the best interest of Lenders.  Without limiting the foregoing, and notwithstanding the existence or occurrence and continuance of an Event of Default or any other failure to satisfy any of the conditions precedent set forth in Section 4 of this Agreement to the contrary, Agent may, but shall have no obligation to, continue to make Loans and issue or cause to be issued Letter of Credit Accommodations for the ratable account and risk of Lenders from time to time if Agent believes making such Loans or issuing or causing to be issued such Letter of Credit Accommodations is in the best interests of Lenders.

(b)

Except with the prior written consent of Agent, no Lender may assert or exercise any enforcement right or remedy in respect of the Loans, Letter of Credit Accommodations or other Obligations, as against any Borrower or Obligor or any of the Collateral or other property of any Borrower or Obligor.

12.4

Congress in its Individual Capacity.  With respect to its Commitment and the Loans made and Letter of Credit Accommodations issued or caused to be issued by it (and any successor acting as Agent), so long as Congress shall be a Lender hereunder, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Congress in its individual capacity as Lender hereunder.  Congress (and any successor acting as Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with any Borrower and Guarantor (and any of their Subsidiaries or Affiliates) as if it were not acting as Agent, and Congress and its Affiliates may accept fees and other consideration from any Borrower and Guarantor for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

12.5

Indemnification.  Lenders agree to indemnify Agent (to the extent not reimbursed by Borrowers hereunder and without limiting the Obligations of Borrowers hereunder) ratably, in accordance with their Pro Rata Shares, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Financing Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided, that, no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction.

12.6

Non-Reliance on Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on Agent or other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of each Borrower and Guarantor and has made its own decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Financing Agreements.  Agent shall not be required to keep itself informed as to the performance or observance by any Borrower or Guarantor of any term or provision of this Agreement or any of the other Financing Agreements or any other document referred to or provided for herein or therein or to inspect the properties or books of any Borrower or Guarantor.  Agent will use reasonable efforts to provide Lenders with any information received by Agent from any Borrower or Guarantor which is required to be provided to Lenders hereunder and with a copy of any Notice of Default or Failure of Condition received by Agent from any Borrower or any Lender; provided, that, Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent’s own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction.  Except for notices, reports and other documents expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of any Borrower or Guarantor that may come into the possession of Agent.

12.7

Failure to Act.  Except for action expressly required of Agent hereunder and under the other Financing Agreements, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.5 hereof against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

12.8

Additional Loans.  Agent shall not make any Loans or provide any Letter of Credit Accommodations to a Borrower on behalf of Lenders intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations would cause the aggregate amount of the total outstanding Loans and Letter of Credit Accommodations to such Borrower to exceed the Borrowing Base of such Borrower, without the prior consent of all Lenders, except, that, Agent may make such additional Loans or provide such additional Letter of Credit Accommodations on behalf of Lenders, intentionally and with actual knowledge that such Loans or Letter of Credit Accommodations will cause the total outstanding Loans and Letter of Credit Accommodations to any Borrower exceed the Borrowing Base of such Borrower as such Agent may deem necessary or advisable in its discretion, provided, that:  (a) the total principal amount of the additional Loans or additional Letter of Credit Accommodations to such Borrower which Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Borrowing Base of such Borrower shall not exceed the amount equal to ten (10%) percent of the Borrowing Base of such Borrower at the time and shall not cause the total principal amount of the Loans and Letter of Credit Accommodations to exceed the Maximum Credit and (b) without the consent of all Lenders, Agent shall not make any such additional Loans or Letter of Credit Accommodations more than ninety (90) days from the date of the first such additional Loans or Letter of Credit Accommodations.  Each Lender shall be obligated to pay Agent the amount of its Pro Rata Share of any such additional Loans or Letter of Credit Accommodations provided that Agent is acting in accordance with the terms of this Section 12.8.

12.9

Concerning the Collateral and the Related Financing Agreements.  Each Lender authorizes and directs Agent to enter into this Agreement and the other Financing Agreements relating to the Collateral, for the ratable benefit of Lenders and Agent.  Each Lender agrees that any action taken by Agent or Required Lenders in accordance with the terms of this Agreement or the other Financing Agreements relating to the Collateral, and the exercise by Agent or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

12.10  Field Audit, Examination Reports and other Information; Disclaimer by Lenders.  By signing this Agreement, each Lender:

(a)

is deemed to have requested that Agent furnish Lender, promptly after it becomes available, a copy of each field audit or examination report and a weekly report with respect to the Borrowing Base prepared by Agent (each field audit or examination report and weekly report with respect to the Borrowing Base being referred to herein as a “Report” and collectively, “Reports”);

(b)

expressly agrees and acknowledges that Agent (A) does not make any representation or warranty as to the accuracy of any Report, or (B) shall not be liable for any information contained in any Report; provided, that, nothing contained in this Section 12.10 shall be construed to limit the liability of Agent under Section 12.1(c) hereof in the event of the gross negligence or wilful misconduct of Agent as determined pursuant to a final non-appealable order of a court of competent jurisdiction;

(c)

expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding any Borrower and Guarantor and will rely significantly upon Borrowers’ books and records, as well as on representations of Borrowers’ personnel; and

(d)

agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms of Section 11.4 hereof, and not to distribute or use any Report in any other manner.

12.11  Collateral Matters.

(a)

Agent may, at its option, from time to time, at any time on or after an Event of Default and for so long as the same is continuing or upon any other failure of a condition precedent to the Loans and Letter of Credit Accommodations hereunder, make such disbursements and advances (“Special Agent Advances”) which Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof (provided that in no event shall Special Agent Advances for such purpose exceed $5,000,000 in the aggregate outstanding at any time) or (ii) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement consisting of costs, fees and expenses and payments to any issuer of Letter of Credit Accommodations.  Special Agent Advances shall be repayable on demand and be secured by the Collateral.  Special Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder.  Agent shall notify each Lender and Huffy in writing of each such Special Agent Advance, which notice shall include a description of the purpose of such Special Agent Advance.  Without limitation of its obligations pursuant to Section 6.9, each Lender agrees that it shall make available to Agent, upon Agent’s demand, in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Special Agent Advance.  If such funds are not made available to Agent by such Lender, Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to Agent at the interest rate then payable by Borrowers in respect of the Loans as set forth in Section 3.1(a) hereof.

(b)

Lenders hereby irrevocably authorize Agent, at its option and in its discretion to release any security interest in, mortgage or lien upon, any of the Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations and delivery of cash collateral to the extent required under Section 13.1 below, or (ii) constituting property being sold or disposed of if Huffy certifies to Agent that the sale or disposition is made in compliance with Section 9.7 hereof (and Agent may rely conclusively on any such certificate, without further inquiry), or (iii) constituting property in which any Borrower or Guarantor did not own an interest at the time the security interest, mortgage or lien was granted or at any time thereafter, or (iv) having a value of less than $2,000,000, or (v) if approved, authorized or ratified in writing by all of Lenders.  Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Lenders (and any Lender may require that the proceeds from any sale or other disposition of the Collateral to be so released be applied to the Obligations in a manner satisfactory to such Lender).  Upon request by Agent at any time, Lenders will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)

Without any manner limiting Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender agrees to confirm in writing, upon request by Agent, the authority to release Collateral conferred upon Agent under this Section.  Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the security interest, mortgage or liens granted to Agent for itself and the benefit of the Lenders upon any Collateral to the extent set forth above; provided, that, (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any security interest, mortgage or lien upon (or obligations of Borrower in respect of) the Collateral retained by Borrower.

(d)

Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or Guarantor or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letter of Credit Accommodations hereunder, or whether any particular reserves are appropriate, or that the liens and security interests granted to Agent herein or pursuant hereto or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Financing Agreements, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent’s own interest in the Collateral as a Lender and that Agent shall have no duty or liability whatsoever to any other Lender.

12.12  Agency for Perfection.  Canadian Lender hereby appoints Agent as agent for purposes of perfecting the security interests and liens of Canadian Lender in the collateral constituting assets and properties of all Borrowers and Guarantors other than the Canadian Companies to secure all Obligations of all Borrowers and Guarantors other than the Canadian Companies to Canadian Lender arising pursuant to the guarantees by such Borrowers and Guarantors of the Obligations of Canadian Borrower to Canadian Lender or otherwise.  Without limiting the generality of the foregoing, Agent and each Lender hereby appoints each Lender as agent for the purpose of perfecting the security interests in and liens upon the Collateral of Agent and Canadian Lender for itself and the ratable benefit of Lenders in accordance herewith in assets which, in accordance with Article 9 of the UCC or the PPSA can be perfected only by possession.  Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

12.13 Successor Agent. Agent may resign as Agent upon thirty (30) days’ notice to Lenders and US Borrower. If Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for Lenders.  If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Lenders and US Borrower, a successor agent from among Lenders.  Upon the acceptance by the Lender so selected of its appointment as successor agent hereunder, such successor agent shall succeed to all of the rights, powers and duties of the retiring Agent and the term “Agent” as used herein and in the other Financing Agreements shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated.  After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted by it while it was Agent under this Agreement.  If no successor agent has accepted appointment as Agent by the date which is thirty (30) days after the date of a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nonetheless thereupon become effective and Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

SECTION 13.  TERM OF AGREEMENT; MISCELLANEOUS

13.1

Term.

(a)

This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Final Maturity Date, unless sooner terminated pursuant to the terms hereof.  Upon the effective date of termination of the Financing Agreements, Borrowers shall pay to Agent, for the ratable benefit of Lenders, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Agent, for the ratable benefit of Lenders, in such amounts as Agent determines are reasonably necessary to secure Agent and Lenders from loss, cost, damage or expense, including attorneys’ fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Agent and Lenders have not yet received final and indefeasible payment.  Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent, as Agent may, in its discretion, designate in writing to Huffy for such purpose.  Interest shall be due until and including the next business day, if the amounts so paid by Borrowers to the bank account designated by Agent are received in such bank account later than 12:00 noon, Chicago time.

(b)

In consideration of the payment herewith by Borrowers to Agent of the sum of $225,000, the Final Maturity Date has been extended to December 31, 2004.  In the event this Agreement is terminated prior to the Final Maturity Date for any reason, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent’s and Lenders’ lost profits as a result thereof, Borrowers agree to pay to Agent for the account of Lenders, upon the effective date of such termination, an early termination fee in the amount of:  (i) one (1%) percent if this Agreement is terminated on or before December 31, 2003 and (ii) one-quarter (1/4%) percent if this Agreement is terminated at any time from January 1, 2004 through and including December 30, 2004.

(c)

No termination of this Agreement or the other Financing Agreements shall relieve or discharge any Borrower or Guarantor of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and the continuing security interest of Agent, for itself and the ratable benefit of Lenders, in the Collateral and the rights and remedies of Agent and Lenders hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

13.2

Interpretative Provisions.

(a)

All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement.

(b)

All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

(c)

All references to any Borrower, Guarantor and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

(d)

The words “hereof”, “herein”, “hereunder”, “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(e)

The word “including” when used in this Agreement shall mean “including, without limitation”.

(f)

An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Agent, if such Event of Default is capable of being cured as determined by Agent.

(g)

Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Agent prior to the date hereof.

(h)

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.

(i)

Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(j)

The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(k)

This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters.  All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(l)

This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Agent and Lenders and the other parties, and are the products of all parties.  Accordingly, this Agreement and the other Financing Agreements shall not be construed against Agent or Lenders merely because of Agent’s or any Lender’s involvement in their preparation.

13.3

Notices.  All notices, requests and demands hereunder shall be in writing and (a) made to Agent and Lenders at their addresses set forth below and to any Borrower and Guarantor at their chief executive office set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, ten (10) days after mailing.

13.4

Partial Invalidity.  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

13.5

Successors.  This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lenders, Agent, Borrowers and Guarantor and their respective successors and assigns, except that Borrowers and Guarantor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Agent and Lenders.  No Lender may assign its rights and obligations under this Agreement (or any part thereof) without the prior written consent of all Lenders and Agent, except as permitted under Section 13.6 hereof.  Any purported assignment by a Lender without such prior express consent or compliance with Section 13.6 where applicable, shall be void.  The terms and provisions of this Agreement and the other Financing Agreements are for the purpose of defining the relative rights and obligations of any Borrower, Guarantor, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Financing Agreements.

13.6

Assignments; Participations.

(a)

Each Lender may (i) assign all or a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit Accommodations) and the other Financing Agreements; to its parent company and/or any Affiliate of such Lender which is at least fifty (50%) percent owned by such Lender or its parent company or to one or more Lenders or (ii) assign all, or if less than all a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such rights and obligations under this Agreement to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance; provided, that, (A) the consent of Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (ii) above, (B) if such Eligible Transferee is not a bank, Agent shall receive a representation in writing by such Eligible Transferee that either (1) no part of its acquisition of its Loans is made out of assets of any employee benefit plan, or (2) after consultation, in good faith, with Borrowers and provision by Borrowers of such information as may be reasonably requested by such Eligible Transferee, the acquisition and holding of such Commitments and Loans does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, or (3) such assignment is an “insurance company general account,” as such term is defined in the Department of Labor Prohibited Transaction Class Exemption 95.60 (issued July 12, 1995) (“PTCE 95-60), and, as of the date of the assignment, there is no “employee benefit plan” with respect to which the aggregate amount of such general account’s reserves and liabilities for the contracts held by or on behalf of such “employee benefit plan” and all other “employee benefit plans” maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds ten (10%) percent of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of such Eligible Transferee and (C) such transfer or assignment will not be effective until recorded by the Agent on the Register.  As used in this Section, the term “employee benefit plan” shall have the meaning assigned to it in Title I of ERISA and shall also include a “plan” as defined in Section 4975(e)(1) of the Code.

(b)

Agent shall maintain a register of the names and addresses of Lenders, their Commitments and the principal amount of their Loans (the “Register”).  Agent shall also maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall modify the Register to give effect to each Assignment and Acceptance.  Upon its receipt of each Assignment and Acceptance, Agent will give prompt notice thereof to Lenders and deliver to each of them a copy of the executed Assignment and Acceptance.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Guarantor, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by Borrowers, Guarantor and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and to the other Financing Agreements and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letter of Credit Accommodations) of a Lender hereunder and thereunder and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

(d)

By execution and delivery of an Assignment and Acceptance, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Financing Agreements or the execution, legality, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Financing Agreements furnished pursuant hereto, (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers, Guarantor or any of their Subsidiaries or the performance or observance by Borrowers or Guarantor of any of the Obligations; (iii) such assignee confirms that it has received a copy of this Agreement and the other Financing Agreements, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (iv) such assignee will, independently and without reliance upon the assigning Lender, Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Financing Agreements, (v) such assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Financing Agreements as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Financing Agreements are required to be performed by it as a Lender.  Agent and Lenders may furnish any information concerning Borrowers, Guarantor or their Subsidiaries in the possession of Agent or any Lender from time to time to assignees and Participants.

(e)

Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements (including, without limitation, all or a portion of its Commitments and the Loans owing to it and its participation in the Letter of Credit Accommodations, without the consent of Agent or the other Lenders); provided, that, (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment hereunder) and the other Financing Agreements shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrowers, Guarantor, Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Financing Agreements, (iii) the Participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by any Borrower or Obligor hereunder shall be determined as if such Lender had not sold such participation, and (iv) if such Participant is not a bank, represent that either (A) no part of its acquisition of its participation is made out of assets of any employee benefit plan, or (B) after consultation, in good faith, with Huffy and provision by Huffy of such information as may be reasonably requested by the Participant, the acquisition and holding of such participation does not constitute a non-exempt prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, or (C) such participation is an “insurance company general account, “ as such term is defined in the “PTCE 95-60”, and, as of the date of the transfer there is no “employee benefit plan” with respect to which the aggregate amount of such general account’s reserves and liabilities for the contracts held by or on behalf of such “employee benefit plan” and all other “employee benefit plans” maintained by the same employer (and affiliates thereof as defined in Section V(a)(1) of PTCE 95-60) or by the same employee organization (in each case determined in accordance with the provisions of PTCE 95-60) exceeds ten (10%) percent of the total reserves and liabilities of such general account (as determined under PTCE 95-60) (exclusive of separate account liabilities) plus surplus as set forth in the National Association of Insurance Commissioners Annual Statement filed with the state of domicile of the Participant.  As used in this Section, the term “employee benefit plan” shall have the meaning assigned to it in Title I of ERISA and shall also include a “plan” as defined in Section 4975(e)(1) of the Code.

(f)

Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lenders from such Federal Reserve Bank.

(g)

Borrowers shall assist Agent or any Lender permitted to sell assignments or participations under this Section 13.6 in whatever manner reasonably necessary in order to enable or effect any such assignment or participation, including (but not limited to) the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings and conference calls with, potential assignees or Participants. Borrowers shall certify the correctness, completeness and accuracy of all descriptions of each Borrower and its affairs provided, prepared or reviewed by Borrowers that are contained in any selling materials and all other information provided by it and included in such materials.

13.7

Participant’s Security Interests.  If a Participant shall at any time participate with any Lender in the Loans and Letter of Credit Accommodations, each Borrower hereby grants to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of such Borrower in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant’s participation in the Obligations, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct Lender.

13.8

Entire Agreement.  This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

SECTION 14.  ACKNOWLEDGMENT AND RESTATEMENT

14.1

Existing Obligations.  Each Borrower and Guarantor hereby acknowledges, confirms and agrees Borrowers are indebted to Agent and Lenders for Loans and advances to Borrowers under the Existing Agreement, as of the close of business on September 18, 2002, in the aggregate principal amount of $49,615.29 and the aggregate amount of $7,209,000.00 in respect of Letter of Credit Accommodations (as defined in the Existing Agreement), together with all interest accrued and accruing thereon (to the extent applicable), and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by Borrowers to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

14.2

Acknowledgment of Security Interests.

(a)

Each Borrower and Guarantor hereby acknowledges, confirms and agrees that Agent, for itself and the ratable benefit of Lenders, has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to Agent pursuant to the Existing Agreement to secure the Obligations, as well as any Collateral granted under this Agreement or under any of the other Financing Agreements or otherwise granted to or held by Agent or any Lender.

(b)

The liens and security interests of Agent, for itself and the ratable benefit of Lenders, in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Existing Agreement, this Agreement or any other Financing Agreements.

14.3

Existing Agreement.  Each Borrower and Guarantor hereby acknowledges, confirms and agrees that :  (a) the Existing Agreement has been duly executed and delivered by each Borrower and Guarantor and is in full force and effect as of the date hereof and (b) the agreements and obligations of each Borrower and Guarantor contained in the Existing Agreement constitute the legal, valid and binding obligations of each Borrower and Guarantor enforceable against it in accordance with their respect terms and each Borrower and Guarantor has no valid defense to the enforcement of such obligations and (c) Agent and Lenders are entitled to all of the rights and remedies provided for in the Existing Agreement.

14.4

Restatement.

(a)

Except as otherwise stated in Section 14.2 hereof and this Section 14.4, as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement and the other Financing Agreements, except that nothing herein or in the other Financing Agreements shall impair or adversely affect the continuation of the liability of any Borrower or Guarantor for the Obligations heretofore granted, pledge and/or assigned to Agent or any Lender.  The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Indebtedness and other obligations and liabilities of any Borrower or Guarantor evidenced by or arising under the Existing Agreement, and the liens and security interests securing such Indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released.

(b)

The principal amount of the Loans and Letters of Credit Accommodations outstanding as of the date hereof under the Existing Agreement shall be allocated to the Loans and Letter of Credit Accommodations hereunder in such manner and in such amounts as Agent shall determine.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

US BORROWERS

ROYCE UNION BICYCLE COMPANY

HUFFY CORPORATION

By: /s/Robert W. Lafferty

By:  /s/Robert W. Lafferty

Title: /s/Treasurer

Title:  Treasurer

Chief Executive Office:

Chief Executive Office:

400 Oser Avenue

225 Byers Road

Hauppauge, New York  11788

Miamisburg, Ohio  45342

HUFFY SERVICE FIRST, INC.

AMERICAN SPORTS DESIGN COMPANY

By:  /s/Robert W. Lafferty

By:  /s/Robert W. Lafferty

Title:  Treasurer

Title:  Treasurer

Chief Executive Office:

Chief Executive Office:

8521 Gander Creek Drive

901 Pleasant Valley Drive

Miamisburg, Ohio  45342

Springboro, Ohio  45066

HSGC, INC.

By:  /s/Robert W. Lafferty

Title:  Vice President - Treasurer

Chief Executive Office:

225 Byers Road

Miamisburg, Ohio 45342

CANADIAN BORROWER

HSGC CANADA INC.

By:  /s/Robert W. Lafferty

Title:  Treasurer

Chief Executive Office:

36 Dufflaw Road

Toronto, Ontario

M6A 2W1 Canada

GUARANTORS

HUFFY BRANDS COMPANY

HUFCO-DELAWARE COMPANY

By:  /s/Robert W. Lafferty

By:  /s/Robert W. Lafferty

Title:  Treasurer

Title:  Treasurer

Chief Executive Office:

Chief Executive Office:

225 Byers Road

225 Byers Road

Miamisburg, Ohio  45342

Miamisburg, Ohio  45342

HUFFY RISK MANAGEMENT, INC.

HUFFY SPORTS, INC.

By:  /s/Nancy A. Michaud

By:  /s/Robert W. Lafferty

Title:  Secretary

Title:  Treasurer

Chief Executive Office:

Chief Executive Office:

225 Byers Road

225 Byers Road

Miamisburg, Ohio  45342

Miamisburg, Ohio  45342

HCAC, INC.

McCALLA COMPANY

By:  /s/Robert W. Lafferty

By:  /s/Robert W. Lafferty

Title:  Treasurer

Title:  Treasurer

Chief Executive Office:

Chief Executive Office:

225 Byers Road

1225 Old Alpharetta

Miamisburg, Ohio  45342

Alpharetta, Georgia 30005

CREATIVE RETAIL SERVICES, INC.

TOMMY ARMOUR GOLF COMPANY

By:  /s/Robert W. Lafferty

By:  /s/Robert W. Lafferty

Title:  Treasurer

Title:  Treasurer

Chief Executive Office:

Chief Executive Office:

1225 Old Alpharetta

36 Dufflaw Road

Alpharetta, Georgia 30005

Toronto, Ontario

M6A 2W1 Canada

LAMAR SNOWBOARDS INC.

GEN-X SPORTS SARL

By:  /s/Robert W. Lafferty

By:  /s/Kenneth J. Finkelstein

Title:  Treasurer

Title:  Attorney in Fact for Franciscus

Josephus Groenereld, Administrator

Chief Executive Office:

Chief Executive Office:

36 Dufflaw Road

Samvaz Building

Toronto, Ontario

Route de Pra Plan 25

M6A 2W1 Canada

1618 Chatel-Saint-Denis

Switzerland

GEN-X SPORTS LTD.

FIRST TEAM SPORTS, INC.

By:  /s/Robert W. Lafferty

By:  /s/Robert W. Lafferty

Title:  Treasurer

Title:  Treasurer

Chief Executive Office:

Chief Executive Office:

36 Dufflaw Road

1201 Lund Boulevard

Toronto, Ontario

Anoka, Minnesota 55303

M6A 2W1 Canada

HESPELER HOCKEY HOLDING, INC.

LEHIGH AVENUE PROPERTY

HOLDINGS, INC.

By:  /s/Robert W. Lafferty

By:  /s/Robert W. Lafferty

Title:  Treasurer

Title:  Treasurer

Chief Executive Office:

Chief Executive Office:

1201 Lund Boulevard

36 Dufflaw Road

Anoka, Minnesota 55303

Toronto, Ontario

M6A 2W1 Canada

M6A 2W1 Canada

CREATIVE RETAIL SERVICES

1489055 ONTARIO LIMITED

(CANADA), INC.

By:  /s/Robert W. Lafferty

By:  /s/Robert W. Lafferty

Title:  Treasurer

Title:  Treasurer

Chief Executive Office:

Chief Executive Office:

11 Cidermill Avenue

36 Dufflaw Road

Vaughn, Ontario, Canada

Toronto, Ontario

M6A 2W1 Canada

GEN-X SPORTS, INC.

By:  /s/Robert W. Lafferty

Title:  Treasurer

Chief Executive Office:

36 Dufflaw Road

Toronto, Ontario

M6A 2W1 Canada

AGENT

CONGRESS FINANCIAL CORPORATION,

(CENTRAL), as Agent

By:  /s/Thomas C. Lannon

Title:  Vice President

Address:

150 South Wacker Drive

Chicago, Illinois 60606

US LENDER

CONGRESS FINANCIAL CORPORATION

(CENTRAL)

By:  /s/Thomas C. Lannon

Title:  Vice President

Address:

150 South Wacker Drive

Chicago, Illinois 60606

Commitment:  $50,000,000

CANADIAN LENDER

CONGRESS FINANCIAL CORPORATION

(CANADA)

By:  /s/Thomas C. Lannon

Title:  Vice President

Address:

141 Adelaide Street West

Suite 1500

Toronto, Ontario M5H 3L9

Canada

Commitment:  $25,000,000